As filed with the Securities and Exchange Commission on October 10, 2017

Registration No. 333-214130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

110 E. 59th Street

New York, NY 10022

(212) 938-5000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Rodin Global Property Advisors, LLC

Jason Emala

110 E. 59th Street

New York, NY 10022

(212) 938-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Judith D. Fryer, Esq. Joseph A. Herz, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 (212) 801-9200	Stephen M. Merkel Cantor Fitzgerald Investors, LLC 499 Park Avenue New York, NY 10022 (212) 938-5000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☒

The registrant hereby amends this post-effective amendment to the above referenced registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 consists of the following:

1.	Supplement No. 5, dated October 10, 2017, which supersedes and replaces all prior supplements;

2.	The Registrant’s Prospectus dated March 23, 2017;

3.	Part II; and

4.	Signatures.

RODIN GLOBAL PROPERTY TRUST, INC.

SUPPLEMENT NO. 5 DATED OCTOBER 10, 2017

TO THE PROSPECTUS DATED MARCH 23, 2017

This Supplement No. 5 supplements, and should be read in conjunction with, our prospectus dated March 23, 2017, and supersedes and replaces all prior supplements to our prospectus. Defined terms used in this Supplement shall have the meaning given to them in the prospectus unless the context otherwise requires. The purpose of this Supplement No. 5 is to disclose:

•	the status of our initial public offering;

•	the declaration of distributions;

•	our net asset value as of June 30, 2017 for our Class A Shares, Class T Shares and Class I Shares;

•	the new offering prices of our Class A Shares, Class T Shares and Class I Shares;

•	our engagement of an Independent Valuation Firm;

•	our acquisitions;

•	information regarding our borrowings;

•	an update to our suitability standards;

•	an update to the “Market Opportunity” section of our prospectus;

•	an update to the “Conflicts of Interest” section of our prospectus;

•	an update to the “Investment Objectives and Criteria” section of our prospectus;

•	an update to the “Description of Shares” section of our prospectus;

•	an update to our management compensation tables;

•	an update to the “Estimated Use of Proceeds” section of our prospectus; and

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.

Status of Our Initial Public Offering

We commenced our initial public offering of $1.25 billion in shares of common stock on March 23, 2017, of which up to $1.0 billion in Class A, Class T and Class I shares are being offered pursuant to our primary offering and up to $250 million in shares are being offered pursuant to our distribution reinvestment plan, or DRP. We refer to our primary offering and our DRP collectively as our offering. On May 18, 2017, we satisfied the minimum offering requirement as a result of the purchase of $2.0 million of Class I Shares by our sponsor and we commenced operations.

As of October 6, 2017, we had issued 394,217 shares of our common stock (consisting of 168,183 Class A Shares, 81,461 Class T Shares and 144,573 Class I Shares) in our offering for gross proceeds of approximately $10.0 million. As of October 6, 2017, $1.24 billion of shares remained available for sale pursuant to our offering. Our primary offering is expected to terminate on March 23, 2019, unless extended by our board of directors as permitted under applicable law and regulations.

Declaration of Distributions

Our board of directors authorized, and we declared, distributions for the period from August 2017 to November 14, 2017, in an amount equal to $0.004253787 per day. Distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. We expect to declare distributions for the period from November 15, 2017 to February 14, 2018 on November 14, 2017 in connection with the publication of our estimated net asset value.

Net Asset Value

On August 9, 2017 our board of directors approved an estimated net asset value as of June 30, 2017 of $24.64 per share for Class A Shares, Class T Shares and Class I Shares. The calculation of our estimated net asset value was performed by Robert A. Stanger & Co., Inc., our independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of our prospectus. Although our independent valuation firm performs the calculation of our estimated net asset value, our board of directors is solely responsible for the determination of our estimated net asset value.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	June 30, 2017
Cash and cash equivalents	$2,406,934
Stock subscriptions receivable	18,800
Due from related party	1,666
Distribution fee(1)	(36)
Other liabilities	(31,110)

Net Asset Value	$2,396,254

Number of outstanding shares	97,236

Note:

(1)	Distribution fee only relates to Class T Shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$263,021	$102,352	$2,062,027	$2,427,400
Distribution fees due and payable	—	(36)	—	(36)
Other liabilities	(3,371)	(1,312)	(26,427)	(31,110)

Quarterly NAV	$259,650	$101,004	$2,035,600	$2,396,254
Number of outstanding shares	10,536	4,100	82,600	97,236

NAV per share	$24.64	$24.64	$24.64	—

The following table reconciles stockholders’ equity per the Company’s unaudited consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	June 30, 2017
Stockholders’ equity under U.S. GAAP	$2,367,790
Adjustments:
Accrued distribution fee(1)	4,148
Organization and offering costs	24,316

NAV	$2,396,254

(1)	Accrued distribution fee only relates to Class T Shares.

The following details the adjustments to reconcile GAAP stockholders’ equity to the Company’s NAV:

•	Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class T shares. Under U.S. GAAP, the Company accrued the full cost of the distribution fee as an offering cost at the time it sells the Class T shares. For purposes of NAV, the Company recognizes the distribution fee as a reduction of NAV on a quarterly basis as such fee is paid.

•	The Advisor has agreed to pay the Initial O&O costs on the Company’s behalf through May 18, 2018, the Escrow Break Anniversary. Such costs will be reimbursed to the Advisor, ratably, by the Company, over 36 months beginning on May 19, 2018, subject to a maximum of 1% of gross offering proceeds. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the Initial O&O costs is recorded as Due to Related Party in the Company’s consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

Offering Prices

On August 9, 2017, our board of directors approved new offering prices for our Class A Shares, Class T Shares and Class I Shares. The offering prices in connection with our primary offering are equal to the estimated net asset value for such class of common stock plus applicable upfront selling commissions and dealer manager fees, less applicable support from our sponsor of a portion of selling commissions and dealer manager fees. The offering prices in connection with our DRP are equal to the estimated net asset value for such class of common stock. The offering prices became effective on August 21, 2017.

The offering prices in our primary offering are set forth below:

	Offering Price
Class A Shares	$25.94	*
Class T Shares	$25.14	*
Class I Shares	$24.64

*	These amounts have been rounded to the nearest whole cent and the actual per share offering price for the Class A Shares and Class T Shares are $25.9368 and $25.1429, respectively

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we engaged Robert A. Stanger & Co., Inc. to serve as our independent valuation firm with respect to the quarterly valuation of our assets and liabilities and the calculation of our estimated net asset value. As such all references in our prospectus to the term “Independent Valuation Firm” shall refer to Robert A. Stanger & Co., Inc. In addition, the following paragraph is added under the heading “Experts” in our prospectus:

“The statements included in our prospectus in the section titled “Net Asset Value Calculation and Valuation Procedures” relating to the role of our independent valuation firm, have been reviewed by Robert A. Stanger & Co., Inc., an independent valuation firm, and are included in our prospectus given the authority of such firm as experts in property valuations and appraisals.”

Acquisitions

CF Net Lease Portfolio IV DST Interests

On September 1, 2017, we began acquiring, through our operating partnership, beneficial interests, or the Interests, in CF Net Lease Portfolio IV DST, or the DST, a Delaware statutory trust. As of October 10, 2017, we have purchased Interests representing approximately 40.3% of the DST for an aggregate purchase price of $5,580,000. Prior to the acquisition of the Interests, the DST was an indirect wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC, or CFI. Each Interest represents a 0.0072214% ownership of the DST.

On November 15, 2016, the DST acquired the fee simple interest in seven retail properties, or the DST Properties, for a total purchase price of $36,317,830, including related acquisition expenses. The purchase price was comprised of $13,822,646 in equity and $22,495,184 in proceeds from the DST Loan (as defined below). The acquisition of the Interests by us has been structured such that the total purchase price for 100% of the Interests equals the equity portion of the purchase price paid by CFI and its affiliates to acquire the DST Properties plus $25,000 (reflecting the DST’s current cash reserves).

We acquired the Interests in a private placement. Cantor Fitzgerald & Co. acted as a broker dealer in connection with the private placement, but did not receive any compensation in connection therewith. The proceeds from the purchase of the Interests were paid by the DST to an affiliate of CFI. The acquisition of the Interests and the related transactions were unanimously approved by our board of directors, including our independent directors. We funded the acquisition of the Interests with cash from this offering. We intend, but are not obligated, to purchase 100% of the Interests.

DST Properties

The DST acquired the DST Properties from Walgreen Co., or Walgreens, a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ: WBA) in a sale-leaseback transaction.

The DST Properties are 100% leased to Walgreens. Walgreens is rated investment grade by Moody’s and Standard & Poor’s. In addition to base rent, the leases require the tenant to pay substantially all operating expenses, including repairs and maintenance as well as real estate taxes.

The lease for each DST Property has an initial term of 15 years commencing on November 15, 2016, and expiring on November 30, 2031. Each lease will automatically renew for 12 consecutive periods of five years each unless Walgreens notifies the lessor in writing on or before the date that is 12 months prior to the commencement of any such renewal term that Walgreens does not wish to renew the applicable lease. Separate and apart from the renewal options, for the initial term or any renewal term of each applicable lease, Walgreens may extend the term until the following January 31st by providing the lessor with written notice no later than four months prior to the end of the then-current term. Walgreens will pay fixed base rent for the first five lease years with 5.0% increases over the preceding lease year’s base rent at five year intervals for the first 35 lease years. Commencing on the 36th lease year and every five years thereafter, base rent will be set at fair market value rent.

The following table provides information about the DST Properties relating to their location, rentable square feet, and annualized rental income.

Location	Rentable Square Feet	Annualized Rental Income (first 5 lease years)
Allendale, Michigan	14,695	$343,175	($23.35/sq. ft.)
Cincinnati, Ohio	14,815	$317,138	($21.41/sq. ft.)
Edmond, Oklahoma	14,471	$291,424	($20.14/sq. ft.)
Lawton, Oklahoma	15,050	$304,095	($20.21/sq. ft.)
Marquette, Michigan	14,990	$333,116	($22.22/sq. ft.)
McAlester, Oklahoma	14,796	$288,528	($19.50/sq. ft.)
Russellville, Arkansas	14,720	$318,482	($21.64/sq. ft.)
Total	103,537	$2,195,958	($21.21/sq. ft.)

DST Loan

On November 15, 2016, in connection with the purchase of the DST Properties, the DST entered into a loan agreement, or the DST Loan, with Citigroup Global Markets Realty Corp. with an outstanding principal amount of $22,495,184. The DST Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.593% per annum (based on a 360-day year). The DST Loan matures on December 1, 2031 and may be prepaid (a) subject to customary yield maintenance provisions on or after January 2, 2019 and (b) without penalty on or after September 2, 2026; provided that in each case the DST Loan may be prepaid in whole, but not in part. The anticipated repayment date of the DST Loan is December 1, 2026, or the Anticipated Repayment Date. Commencing on September 1, 2026, excess cash flow generated by the DST Properties will be held as additional security for the DST Loan. To the extent the DST Loan has not been repaid by the Anticipated Repayment Date, excess cash flow from the DST Properties will be applied to the repayment of the outstanding principal and the DST Loan will bear interest at an increased rate of three percent per annum plus the greater of (a) 4.593% and (b) the ten year swap yield as of the first business day after the Anticipated Repayment Date. The DST Loan contains customary events of default. As is customary in such financings, if an event of default occurs under the DST Loan, the lender may accelerate the repayment of the outstanding principal amount and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. CF Real Estate Holdings, LLC, or the Guarantor, an affiliate of CFI, has guaranteed (x) any losses that the lender may incur as a result of the occurrence of certain bad acts of the borrower and (y) the repayment of the DST Loan upon the occurrence of certain other significant events, including bankruptcy. Additionally, the Guarantor has agreed to indemnify the lender against certain potential environmental liabilities.

Trust Manager

The DST is managed by its trust manager, CF Net Lease Portfolio Manager IV, LLC, or the Trust Manager, and owners of Interests have no voting rights with respect to the DST. In connection with our acquisition of the

Interests, CF DST Holdings, LLC, a wholly-owned subsidiary of CFI, intends to transfer all of the equity interests of the Trust Manager to us, pending lender approval. Following the transfer, we will manage the DST, subject to certain limited rights to be retained by CFI so long as it or its subsidiaries own any Interests and so long as the Guarantor is a guarantor with respect to the DST Loan.

Walgreens Store—Grand Rapids, Michigan

On July 11, 2017, we acquired, through a wholly-owned subsidiary of our operating partnership, the fee simple interest in a retail property, or the GR Property, located in Grand Rapids, MI at a contract purchase price of $7,936,508.00, exclusive of closing costs. We acquired the GR Property from Barnes Development Walker, LLC, an unaffiliated third party.

The GR Property is 100% leased to Walgreens, a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ: WBA). Walgreens is rated investment grade by Moody’s and Standards & Poor’s. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. As of the date of the acquisition of the GR Property, there were four pharmacies within a two mile radius of the GR Property, which is generally considered the primary trade area for a drug store retailer.

The following table provides information about the GR Property relating to the lease commencement and termination dates, rentable square feet, annualized rental income, rental escalations and tenant termination options.

Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Rental Income	Rental Escalations	Tenant Termination Options
July 30, 2007	July 31, 2082	14,552	$500,000 ($34.36 per square foot)	None	On July 31, 2032 and every 5 years thereafter

We funded the acquisition of the GR Property using proceeds from our offering and a loan from UBS AG described in the “Information Regarding our Borrowings” section of this Supplement.

The GR Property will be managed by RDN Property Management, LLC, an affiliate of our sponsor, pursuant to a property management agreement.

Real estate taxes assessed with respect to the GR Property for 2016 were approximately $46,676.11. Real estate taxes are reimbursed by the tenants under the terms of the lease. The federal tax basis of the property will approximate the purchase price. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 40 years and furniture, fixtures, equipment and site improvements for 5 to 20 years. We believe that the GR Property is adequately covered by insurance.

Information Regarding our Borrowings

UBS Loan

On July 11, 2017, in connection with the purchase of the GR Property, a wholly-owned subsidiary of our operating partnership entered into a loan agreement, or the GR Loan, with UBS AG with an outstanding principal amount of $4,500,000. The GR Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.1064% per annum. The GR Loan matures on June 30, 2032 and may be prepaid (a) subject to customary yield maintenance provisions on or after August 6, 2018 and (b) without penalty on or after April 6, 2027; provided that in each case the GR Loan may be prepaid in whole, but not in part. The anticipated repayment date of the GR Loan is July 6, 2027 (the “Anticipated Repayment Date”). Commencing on January 6, 2027, excess cash flow generated by the GR Property will be held as additional security for the GR Loan. To the extent the GR Loan has not been repaid by the Anticipated Repayment Date, excess cash flow from the GR Property will be applied to the repayment of the outstanding principal and the GR Loan will bear interest at an increased rate of three percent per annum plus the greater of (a) 4.1064% and (b) the ten year swap yield as of the first business day after the Anticipated Repayment Date. The GR Loan contains customary events of default. As is customary in such financings, if an event of default occurs under the GR Loan, the lender may accelerate the repayment of the outstanding principal amount and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. CF Real Estate Holdings, LLC, or the Guarantor, an affiliate of our sponsor, has guaranteed (x) any losses that the lender may incur as a result of the occurrence of certain bad acts of the borrower and (y) the repayment of the GR Loan upon the occurrence of certain other significant events, including bankruptcy. Additionally, the Guarantor has agreed to indemnify the lender against certain environmental liabilities.

Update to Suitability Standards

The following suitability standard is hereby supersedes and replaces the suitability standard for Massachusetts investors in the “Suitability Standards” section of our prospectus:

Massachusetts—Massachusetts investors may not invest more than 10% of their liquid net worth in this and other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Update to Market Opportunity

The following disclosure supersedes and replaces the disclosure under the heading “Market Opportunity” on page 123 of our prospectus:

MARKET OPPORTUNITY

Unless otherwise indicated, all information in this Market Opportunity section is comprised of the market study prepared by Rosen Consulting Group, or RCG, a national commercial real estate advisory company in April 2017. Forecasts prepared by RCG are based on data (including third-party data), models and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. There is no assurance any of the forecasts will be achieved. We believe the data utilized by RCG that is contained in this section is reliable, but we have not independently verified this information. The statements contained in this section are based on current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statements.

Current Market Conditions

The commercial real estate market has steadily recovered from the recent recession. The economic expansion of the past few years provided a boost to demand for most commercial real estate property sectors. While new construction accelerated, particularly for multifamily product, occupancy rates and achievable rents increased for commercial real estate in many markets across the country. RCG expects that the improved operating conditions will continue to drive commercial real estate investment activity.

The moderate level of job creation continued throughout the past several years. In 2016, national employment increased by more than 2.2 million jobs. In 2015, national employment expanded by more than 2.7 million jobs, an increase of more than 1.9%. From 2011 to 2016, nearly 14.5 million jobs were created across the country. The improved business climate drove corporate expansions and absorption of commercial real estate space, while improved job prospects led many households to unbundle from shared living situations and occupy rental apartments as evidenced by approximately 1.3 million new household formations in 2016, according to data from the Census Bureau and RCG.

U.S. Household Formation

Unemployment Rate by Country

Note: Credit rating in parentheses.

Economic conditions in Europe improved slightly, primarily in northern and western Europe. Monetary stimulus programs continued to provide capital liquidity to the European market, and the unemployment rate in several countries began to decrease in the past year.

Investment volume accelerated in recent years and should remain elevated through the near term. Aggregate commercial real estate transaction volume increased to $546.3 billion in 2015, an increase of 26.2% from the previous year, according to Real Capital Analytics. In 2016, economic volatility helped to moderate real estate acquisition activity to $493.7 billion. From 2012 to 2015, transaction volume increased at a steady pace, averaging approximately 24% per year. The initial recovery in investment volume focused on core assets in primary markets, but broadened in the past several quarters with increased activity in secondary and tertiary markets. RCG believes that commercial real estate investment activity should continue to improve through the near term as commercial real estate operating conditions remain favorable.

U.S. Commercial Real Estate Transaction Volume

Operating conditions continued to improve for most commercial real estate sectors. With tenants occupying additional space or apartment units, the average rent continued to increase. The average rent increased for most commercial property sectors since 2012, led by the apartment sector where the average rent began to recover in 2010. Tenant demand has steadily risen in cities throughout the country and the absorption of vacant space continues to drive moderate rent growth.

U.S. Change in Asking Rent

U.S. Cap Rates

The improving commercial real estate investment volume combined with strengthened operating conditions have positively impacted commercial real estate investment returns. In 2016, the National Council of Real Estate Investment Fiduciaries, or NCREIF, property index increased by 8.0% year-over-year. From 2010 through 2015, the NCREIF index returns averaged 12.3% per year. At the end of 2016, the value of publicly listed real estate in the United States was 10% below the previous peak. In Europe, real estate investment has yet to fully recover from the previous downturn. The value of publicly listed real estate in Europe remains approximately 48% below the previous peak.

NCREIF Index Returns

FTSE EPRA/NAREIT Index Performance

Net Lease Real Estate

Net lease real estate is a uniquely structured investment that minimizes involvement by the property owner for typical property management responsibilities. In net leased properties, tenants typically assume the majority or all of the expense of property taxes, insurance, maintenance, sometimes including capital expenditures, and utilities, in addition to paying rent. For operationally significant and other corporate locations, typical net leases can have initial terms of ten years, and sometimes longer, with multiple options to extend the lease.

Comparatively, multitenant commercial real estate properties under gross leases often have average lease terms between five and ten years with shorter or fewer options to extend. The long-term leases in net lease assets can eliminate or minimize costs associated with re-tenanting a property. The lengthy lease terms combined with rent structure can provide a stable net income to an owner and minimize the effects of inflation on operating expenses and economic downturns on property investments, but there can be no assurance that this will be the case.

Beyond the minimal operating expenses and potential for stable income stream, net lease real estate occupied by credit tenants is similar to a corporate bond. The tenant rent payments are contractually established in the lease, including escalations during the initial term and/or during subsequent renewal periods. The net lease real estate investor may also be better able to assess the risk of a particular tenant through a corporate credit history or rating, similar to the process in which a corporate bond investor may be able to assess the creditworthiness of the issuer. Furthermore, if the tenant relocates or permanently goes out of business, the real estate asset may hold some value, and possibly a substantial value depending upon the location and quality of the property. Finally, the tax benefits currently afforded real estate investors flows through to the owner of the property, and not the tenant, which further benefits the owner of net lease real estate.

Global Commercial Real Estate—$29 Trillion

Size of the Net Lease Market

Ownership of net lease real estate remains fragmented and the size of the market is constantly evolving. The universe of net lease properties changes as owner/occupiers sell or buy buildings and occupiers lease space. While the exact size of the net lease market is difficult to determine, as a proxy for the potential size of the net lease market, RCG estimates that real estate owned by corporate owner/occupiers ranges in value between $1.5 trillion and more than $2.0 trillion. Additionally, as corporate occupiers open new locations, including retail storefronts, distribution centers and corporate offices, the pool of net lease properties can expand. Highlighting this expansionary trend, in the most recent fiscal years, respectively, national pharmacies opened approximately 300 new stores, national auto parts retailers opened more than 500 locations, and national dollar stores opened nearly 1,300 new stores, each potentially increasing the pool of investable net lease properties. The large amount of property owned and occupied by corporate tenants, combined with the ability for these firms to monetize real assets to fund business operations, may indicate that there is a substantial investable pool of net lease properties.

North America, and primarily the United States, accounts for the majority share of the approximately $29 trillion global commercial real estate market, according to Savills. Europe accounts for 28% of the global value of commercial real estate. The United States and European Union comprise $34.2 trillion of global GDP, or 46%. Further highlighting the significant economic components in the United States and Europe, these two regions account for 266 of the Fortune Global 500. The large size of the real estate market in the United States and Europe, as well as the large share of global economic activity, highlight the deep pool of potential investment opportunities for operationally significant net lease assets in these regions.

Global GDP

Access to debt capital for corporate entities vary based on fluctuations in financial market activity. Following the recent recession, corporate access to debt was severely limited and corporate bond issuance fell by nearly two-thirds in 2008 from the prior three-year average, and remains 41% lower than the pre-recession peak. While some of the limitations on corporate financing have eased, access to capital may still be limited for some firms and a large share of companies continue to monetize owned real estate assets through sale-leaseback transactions. Even as interest rates are low currently, the regulatory environment for commercial bank lending and somewhat restrictive conditions for other forms of corporate finance may persist. These financing constraints for businesses should drive more firms to conduct sale-leasebacks of operationally significant facilities. As these firms monetize assets, the investable universe of net lease real estate may continue to expand, although there can be no assurance that this will be the case.

U.S. Corporate Bond Issuance

The contractual in-place rents of net lease real estate typically provide greater stability of rental income than multitenant real estate investments. During the recent recession, the average rent in net lease properties increased the greatest amount compared with other real estate sectors, reflecting the potential stability provided by net lease real estate investments.

U.S. Average Change in Rent

The unique characteristics of net lease real estate, namely the fixed rental income, extended lease terms and minimal property management requirements, may allow investors to minimize volatility and vacancy risk associated with other commercial real estate investments. The stability, when combined with high quality assets occupied by headquarters or operationally significant locations of credit quality tenants, can lead to attractive real estate investments through market cycles.

Similar to the difficulties in assessing the absolute size of the investable universe of net lease real estate, it is difficult to assess the aggregate volume of investment in net lease real estate assets. As a proxy, transaction volume of properties occupied by a single tenant can be a useful indicator of activity as a large share of these properties are net lease assets. In 2016, single tenant transaction volume reached more than $56 billion. In the previous two years, activity totaled more than $117.2 billion. The income stability combined with expected appreciation of underlying asset values continued to drive a high level of investment in the net lease real estate segment.

U.S. Single Tenant Transaction Volume

Relative to sovereign and corporate bond yields, the spread to single tenant cap rates remained relatively stable near or above the long-term average even as the average cap rate fell in recent years. By December 2016, the single tenant cap rate spread to BBB corporate bond yields narrowed to 205 basis points, wider than the average since 2001 of 173 basis points. Similarly, the cap rate spread to the 10-year Treasury yield narrowed to 391 basis points, compared to the long-term average since 2001 of 408 basis points. As single tenant cap rates are indicative of trends in the net lease segment, RCG believes that net lease properties may provide opportunities for more stable income than some corporate bonds while priced at higher spreads.

U.S. Single Tenant Cap Rate Spread to 10-Year Treasury Bond

U.S. Single Tenant Cap Rate Spread to BBB Corporate Bond

Update to Conflicts of Interest

The following disclosure shall be included under the section “Conflicts of Interest—Charter Provisions and Other Policies Relating to Conflicts of Interest” on page 102 of our prospectus:

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of the Cantor Companies or their respective affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person solely in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Update to Investment Objectives and Criteria

The following disclosure supersedes and replaces the seventh bullet under the section “Investment Objectives and Criteria—Charter-imposed Investment Limitations” on page 119 of our prospectus:

•	acquire equity securities unless a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity or (ii) the investment in wholly owned subsidiaries of ours;

Update to Description of Shares

The following disclosure supersedes and replaces the first paragraph under the section “Description of Shares—Meetings and Special Voting Requirements” on page 176 of our prospectus:

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within ten days after receipt of such request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Update to Management Compensation Tables

The following disclosure supersedes and replaces the second to last paragraph in the “Liquidation/Listing Stage—Special Units – Rodin Global Property Trust OP Holdings, LLC” section of the compensation table which appears in both the section titled “Prospectus Summary—Compensation to Our Advisor and its Affiliates” on page 14 and the section titled “Management Compensation” on page 96 of our prospectus:

In addition, prior to any such redemption, Rodin Global Property Trust OP Holdings, LLC as the holder of special units, may be entitled to receive distributions equal to 15% of our net cash flows, whether from the disposition of assets or refinancings, but only after (i) our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital and (ii) our sponsor or its affiliates have received reimbursement for the payment of certain selling commissions and dealer manager fees.

Update to Estimated Use of Proceeds

The following disclosure supersedes and replaces footnote number five of the table for the use of proceeds with respect to Class T Shares under the section “Estimated Use of Proceeds” on page 71 of our prospectus:

(5)	In addition to the selling commissions and dealer manager fees, we will pay our dealer manager distribution fees in an annual amount equal to 1.0% of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares) calculated on outstanding Class T Shares purchased in our primary offering. The distribution fee will accrue daily and be paid monthly in arrears. The distribution fees are ongoing fees that are not paid at the time of purchase. We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 1.0% of selling commissions and all of dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the 10% limit on a particular Class T Share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. See “Description of Shares.” If $1.0 billion in shares (consisting of $400 million in Class A Shares, at $26.32 per share, $500 million in Class T Shares, at $25.51 per share and $100 million in Class I Shares, at $25.00 per share) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $20 million, before the 10% underwriting compensation limit is reached. The distributions fees are not intended to be a use of offering proceeds, although there can be no assurance that this will be the case. Accordingly, distribution fees are not included in the above table.

Quarterly Reports

On August 11, 2017, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, a copy of which is attached to this Supplement as Annex A (without exhibits). On May 12, 2017, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, a copy of which is attached to this Supplement as Annex B (without exhibits).

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2017

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number: 333-214130

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-1310268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 938-5000

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

As of August 10, 2017, the registrant had 52,684 Class A shares, 144,418 Class I shares, and 13,478 Class T shares of $0.01 par value common stock outstanding.

RODIN GLOBAL PROPERTY TRUST, INC.

TABLE OF CONTENTS

Page
PART I - FINANCIAL INFORMATION
Item 1. Financial Statements (unaudited)

Consolidated Balance Sheets as of June 30, 2017 and December 31, 2016	4

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2017 and for the Three Months Ended June 30, 2016 and for the Period February 2, 2016 (date of initial capitalization) through June 30, 2016	5

Consolidated Statements of Changes in Equity for the Six Months Ended June 30, 2017 and for the Period February 2, 2016 (date of initial capitalization) through December 31, 2016	6

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2017 and for the Period February 2, 2016 (date of initial capitalization) through June 30, 2016	7

Notes to Consolidated Financial Statements	8

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.	18

Item 3. Quantitative and Qualitative Disclosures About Market Risk.	30

Item 4. Controls and Procedures.	30

PART II - OTHER INFORMATION	31

Item 1. Legal Proceedings.	31

Item 1A. Risk Factors.	31

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.	31

Item 3. Defaults Upon Senior Securities.	32

Item 4. Mine Safety Disclosures.	32

Item 5. Other Information.	32

Item 6. Exhibits.	32

Signatures	33

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$2,406,934	$201,001
Stock subscriptions receivable	18,800	—
Due from related party	1,666	—

Total assets	$2,427,400	$201,001

Liabilities and Equity
Liabilities
Accounts payable	$31,110	$—
Due to related parties	28,500	—

Total liabilities	59,610	—

Stockholders’ equity
Controlling interest
Preferred stock, $0.01 par value per share, 50,000,000 and 0 shares authorized, and 0 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Class A common stock, $0.01 par value per share, 160,000,000 and 300,000 shares authorized, and 10,536 and 8,180 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	106	82
Class T common stock, $0.01 par value per share, 200,000,000 and 0 shares authorized, and 4,100 and 0 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	41	—
Class I common stock, $0.01 par value per share, 40,000,000 and 0 shares authorized, and 82,600 and 0 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	826	—
Additional paid-in capital	2,397,695	199,919
Retained earnings (accumulated deficit)	(31,878)	—

Total controlling interest	2,366,790	200,001
Non-controlling interests in subsidiaries	1,000	1,000

Total stockholders’ equity	2,367,790	201,001

Total liabilities and stockholders’ equity	$2,427,400	$201,001

The accompanying notes are an integral part of these consolidated financial statements.

4

RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2017	For the Period February 2, 2016 (date of initial capitalization) through June 30, 2016
	2017	2016
Revenues
Rental revenues	$—	$—	$—	$—

Total revenues	—	—	—	—

Operating expenses:
General and administrative expenses	31,878	—	31,878	—

Total operating expenses	31,878	—	31,878	—

Net income (loss)	(31,878)	—	(31,878)	—
Net income (loss) attributable to non-controlling interest	—	—	—	—

Net income (loss) attributable to common stockholders	$(31,878)	$—	$(31,878)	$—

Weighted average shares outstanding	48,969	8,180	28,686	8,180

Net income (loss) per common share - basic and diluted	$(0.65)	$—	$(1.11)	$—

The accompanying notes are an integral part of these consolidated financial statements.

5

RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

	Stockholders’ Equity
	Common Stock						Additional Paid-In Capital
	Class A		Class T		Class I			Accumulated Deficit	Non-controlling interest	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of February 2, 2016	8,180	$82	—	$—	—	$—	$199,919	$—	$1,000	$201,001
Common stock issued	—	—	—	—	—	—	—	—	—	—
Offering costs	—	—	—	—	—	—	—	—	—	—
Net income (loss)	—	—	—	—	—	—	—	—	—	—

Balance as of December 31, 2016	8,180	$82	—	$—	—	$—	$199,919	$—	$1,000	$201,001

	Stockholders’ Equity
	Common Stock						Additional Paid-In Capital
	Class A		Class T		Class I			Accumulated Deficit	Non-controlling interest	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2017	8,180	$82	—	$—	—	$—	$199,919	$—	$1,000	$201,001
Common stock issued	2,356	24	4,100	41	82,600	826	2,230,700	—	—	2,231,591
Offering costs	—	—	—	—	—	—	(32,924)	—	—	(32,924)
Net income (loss)	—	—	—	—	—	—	—	(31,878)	—	(31,878)

Balance as of June 30, 2017	10,536	$106	4,100	$41	82,600	$826	$2,397,695	$(31,878)	$1,000	$2,367,790

The accompanying notes are an integral part of these consolidated financial statements.

6

RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30, 2017	For the Period February 2, 2016 (date of initial capitalization) through June 30, 2016
Cash flows from operating activities:
Net income (loss)	$(31,878)	$—
Changes in assets and liabilities:
Increase in accounts payable	31,110	—
Increase in due to related parties	768

Net cash provided by operating activities	—	—

Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,205,933	—

Net cash provided by financing activities	2,205,933	—

Increase in cash and cash equivalents	2,205,933	—
Cash and cash equivalents, at beginning of period	$201,001	$201,001

Cash and cash equivalents, at end of period	$2,406,934	$201,001

The accompanying notes are an integral part of these consolidated financial statements.

7

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Organization and Business Purpose

Rodin Global Property Trust, Inc. (the “Company”) was formed on February 2, 2016 as a Maryland corporation with the expectation to qualify as a real estate investment trust (“REIT”) for United States (“U.S.”) federal income tax purposes. The Company’s consolidated financial statements include Rodin Global Property Trust Operating Partnership, L.P. (the “Operating Partnership”). Substantially all of the Company’s business is expected to be conducted through the Operating Partnership, a Delaware partnership formed on February 11, 2016. The Company is the sole general and limited partner of the Operating Partnership. Unless the context otherwise requires, the “Company” refers to the Company and the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $200,001 investment by Cantor Fitzgerald Investors, LLC (the “Sponsor”) through the purchase of 8,180 Class A shares of common stock. In addition, a wholly owned subsidiary of the Sponsor, Rodin Global Property Trust OP Holdings, LLC (the “Special Unit Holder”), has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units (“Special Units”), which is recorded as a non-controlling interest on the consolidated balance sheet as of June 30, 2017. On May 18, 2017, the Company satisfied the minimum offering requirement for the Offering (the “Minimum Offering Requirement”) as a result of the Sponsor’s purchase of $2.0 million in Class I shares.

The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties located in the U.S., United Kingdom and other European countries.

As of June 30, 2017, the Company had not acquired any properties or other assets.

The Company is externally managed by Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly owned subsidiary of the Sponsor. The Sponsor is a wholly owned subsidiary of CFIM Holdings, LLC, which is a wholly owned subsidiary of Cantor Fitzgerald, L.P. (“CFLP”).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with U.S. GAAP.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet. Management believes that the estimates utilized in preparing the consolidated balance sheets are reasonable. As such, actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its consolidated subsidiaries. The Company consolidates variable interest entities, or VIEs, where it is the primary

8

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

Stock Subscriptions Receivable

Stock subscriptions receivable represent the purchase of stock for which the Company has not yet received payment from the purchaser. As of June 30, 2017 and December 31, 2016, the amount of stock subscriptions receivable was $18,800 and $0, respectively. The amount outstanding was received by the Company on July 6, 2017.

Due from Related Party

Due from related party represents amounts owed to the Company by the Sponsor for the reimbursement of selling commissions and marketing fees, which at June 30, 2017 and December 31, 2016 was $1,666 and $0, respectively.

Due to Related Parties

Due to related parties is comprised of amounts contractually owed by the Company to certain related parties under the terms of such related party agreements, which at June 30, 2017 and December 31, 2016 was $28,500 and $0, respectively. The amounts represent $24,316 relating to the reimbursement of organizational and offering costs to the Advisor and $4,184 relating to the distribution fees payable to Cantor Fitzgerald & Co. (the “Dealer Manager”), respectively.

Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all organizational and offering costs (including legal, accounting, and other costs attributable to the Company’s organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) (“Initial O&O Costs”) through the first anniversary of the date on which the Company satisfies the Minimum Offering Requirement (the “Escrow Break Anniversary”). Following the Escrow Break Anniversary, the Company will reimburse the Advisor for payment of the organization and offering costs ratably over a 36-month period; provided, however, that the Company shall not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross offering proceeds of the Offering as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement liability for a subsequent period.

9

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of June 30, 2017 and December 31, 2016, the Advisor has incurred Initial O&O Costs on the Company’s behalf of $2,389,254 and $1,376,618, respectively. As of June 30, 2017 and December 31, 2016, the Company is obligated to reimburse the Advisor for Initial O&O costs in the amount of $24,316 and $0, respectively, which is included within Due to Related Parties in the accompanying consolidated balance sheets. As of June 30, 2017 and December 31, 2016, organizational costs of $768 and $0 were expensed and offering costs of $23,548 and $0 were charged to stockholders’ equity. The Company’s reimbursement liability for these amounts will be paid ratably over 36-months beginning in May, 2018.

Income Taxes

The Company intends to elect to be taxed as a REIT and to comply with the related provisions under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2017. Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, local and franchise taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders.

Earnings Per Share

Basic net income (loss) per share of common stock is determined by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. All classes of common stock are allocated net income (loss) at the same rate per share.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers (Topic 606).” Beginning January 1, 2018, companies will be required to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also includes additional disclosure requirements. The new standard can be adopted either retrospectively to prior reporting periods presented or as a cumulative effect adjustment as of the date of adoption. The Company is currently evaluating the overall impact that ASU 2014-09 will have on the Company’s financial statements, as well as the method of adoption. Based on the Company’s preliminary assessment, the adoption of the new revenue recognition standard may accelerate the timing of revenue recognition where future contingencies exist.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require organizations that lease assets to recognize the assets and liabilities for the rights and obligations created by those leases on their balance sheet. Additional disclosure regarding a company’s leasing activities will also be expanded under the new guidance. For public entities, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and requires a modified retrospective transition. The Company is currently evaluating the overall impact of this pronouncement on its consolidated financial statements from both a lessor and lessee standpoint.

In January 2017, the FASB issued ASU 2017-01, “Clarifying the Definition of a Business,” which addresses the definition of a business and provides a framework to determine if an asset or group of assets to be acquired is not

10

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

a business. The standard clarifies that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, but early adoption is permitted. The Company has elected to early adopt this pronouncement.

Note 3 – Stockholders’ Equity

Initial Public Offering

On October 17, 2016, the Company filed a registration statement with the SEC on Form S-11 in connection with the initial public offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in its primary offering and up to $250 million in shares pursuant to is distribution reinvestment plan (the “Offering”). The registration statement was subsequently declared effective on March 23, 2017. On May 18, 2017, the Company satisfied the Minimum Offering Requirement for the Offering as a result of the Sponsor’s purchase of $2.0 million in Class I shares.

The Company determines its net asset value (“NAV”) as of the end of each quarter; commencing with the quarter ended June 30, 2017, as the Minimum Offering Requirement of $2.0 million had been satisfied. NAV, as defined, is consistent with the Company’s prospectus and excludes any Initial O&O costs, with such costs to be reflected in the Company’s NAV when the Company reimburses the Advisor for these costs. Prior to determining its NAV, the per share purchase price for shares of common stock in the Company’s primary offering was $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. The price for each class of shares of common stock in the Company’s distribution reinvestment plan is $25.00. The Company’s board of directors adjusts the offering prices of each class of shares such that the purchase price per share for each class equals the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable support from the Sponsor of a portion of selling commissions and dealer manager fees.

The Company’s shares of common stock consist of Class A shares, Class T shares and Class I shares, all of which are collectively referred to herein as shares of common stock. As of June 30, 2017, the Company’s total number of authorized common shares was 400,000,000 consisting of 160,000,000 of Class A authorized common shares, 200,000,000 of Class T authorized common shares and 40,000,000 of Class I authorized common shares. The Company has the right to reallocate the shares of common stock offered between the Company’s primary offering and the Company’s distribution reinvestment plan. The Class A shares, Class T shares and Class I shares have identical rights and privileges, including identical voting rights, but have different upfront selling commissions and dealer manager fees and the Class T shares have an ongoing distribution fee. The per share amount of distributions on Class T shares is lower than the per share amount of distributions on Class A shares and Class I shares because of the on-going distribution fee that is payable with respect to Class T shares sold in the primary Offering.

The Sponsor pays a portion of selling commissions and all of the dealer manager fees (“Sponsor Support”), up to a total of 4.0% of gross offering proceeds from the sale of Class A shares, Class T shares and Class I shares, incurred in connection with the Offering. Selling commissions and dealer manager fees are presented net of Sponsor Support on the Company’s consolidated statements of equity. The Company will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by the Company or by the Advisor. In each such case, the Company will only

11

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

reimburse the Sponsor after the Company has fully invested the proceeds from the Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital.

The Company also has 50 million shares of preferred stock, $0.01 par value, authorized. No shares of preferred stock are issued or outstanding.

The Dealer Manager, a related party, provides dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the Offering, but will use its best efforts to sell the shares of common stock. The Offering is a continuous offering that will end no later than two years after the effective date of the Offering, or March 23, 2019, unless extended by the Company’s board of directors for up to an additional one year or beyond, as permitted by the Securities and Exchange Commission. The Company may continue to offer shares through the reinvestment plan after the primary offering terminates until the Company has sold $250 million in shares through the distribution reinvestment plan.

As of June 30, 2017, the Company had sold 97,236 shares of its common stock (consisting of 10,536 Class A shares, 4,100 Class T shares and 82,600 Class I shares) in the Offering for aggregate net proceeds of $2,426,400. As of December 31, 2016, the Company had sold 8,180 shares of its common stock (consisting of 8,180 Class A shares, 0 Class T shares and 0 Class I shares) in the Offering for aggregate net proceeds of $200,001.

Distributions

On June 15, 2017, the Company’s board of directors authorized, and the Company declared, distributions for July 2017, based on an amount equal to $0.004253787 per day per share of Class A common stock, Class I common stock and Class T common stock, less, for holders of the shares of Class T common stock, the distribution fees that are payable with respect to shares of Class T common stock. The distributions begin to accrue on July 11, 2017. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distribution payable to the Company stockholders will be determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Offering, the Company and Sponsor entered into a distribution support agreement. The terms of the agreement provide that in the event that cash distributions exceed modified funds from operations (“MFFO”), defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through March 23, 2019, the Sponsor shall purchase Class I shares from the Company in an amount equal to the distribution shortfall, up to $5,000,000 (less the amount from any shares purchased by the Sponsor in order to satisfy the Minimum Offering Requirement).

Redemptions

The Company has not redeemed any shares of its common stock as of June 30, 2017.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

After stockholders have held their shares for at least one year, stockholders may be able to have their shares repurchased by the Company pursuant to the share repurchase program. The Company will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased subject to certain holding period requirements which effect the repurchase price as a percentage of NAV.

The share repurchase program includes numerous restrictions that limit stockholders’ ability to have their shares repurchased. Unless the Company’s board of directors determines otherwise, the funds available for repurchases in each quarter will be limited to the funds received from the distribution reinvestment plan in the prior quarter. The board of directors has complete discretion to determine whether all of such funds from the prior quarter’s distribution reinvestment plan will be applied to repurchases in the following quarter, whether such funds are needed for other purposes or whether additional funds from other sources may be used for repurchases. Further, during any calendar year, the Company may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. The Company also has no obligation to repurchase shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. The Company may amend, suspend or terminate the program for any reason upon 10 business days’ notice.

Non-controlling Interest

The Special Unit Holder has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units as part of the overall consideration for the services to be provided by the advisor. This investment has been recorded as non-controlling interest on the consolidated balance sheets as of June 30, 2017 and December 31, 2016, respectively.

Note 4 – Related Party Transactions

Pursuant to the advisory agreement between the Company and the Advisor, and subject to certain restrictions and limitations, the Advisor will be responsible for managing the Company’s affairs on a day-to-day basis and for identifying, originating, acquiring and managing investments on behalf of the Company. For providing such services, the Advisor will receive fees and reimbursements from the Company. The following summarizes these fees and reimbursements.

Organization and Offering Expenses. The Company will reimburse the Advisor and its affiliates for organization and offering costs it incurs on the Company’s behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If the Company raises the maximum offering amount in the primary Offering and under the distribution reinvestment plan, the Company estimates organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions, dealer manager fees and distribution fees) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the transfer agent, charges of the Advisor for administrative services related to the issuance of shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of the Advisor for costs in connection with preparing supplemental sales materials. The Advisor has agreed to advance all of the organization and offering expenses on the Company’s behalf (other than selling commissions, dealer manager fees and distribution fees) through the Escrow Break Anniversary. The Company will reimburse the Advisor for such costs ratably over the 36 months following the Escrow Break Anniversary; provided that the Company will not be obligated to pay any amounts that as a result of such

13

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

payment would cause the aggregate payments for organization and offering costs paid by the Advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating the NAV, the organization and offering costs paid by the Advisor through the Escrow Break Anniversary will not be reflected in the NAV until the Company reimburses the Advisor for these costs. As of June 30, 2017 and December 31, 2016, the Advisor had incurred $2,389,254 and $1,376,618, respectively, of organization and offering costs (other than selling commissions, dealer manager fees and distribution fees) on behalf of the Company. The amount the Company is liable for is limited to 1% of gross offering proceeds of the Offering, which at June 30, 2017 and December 31, 2016 is $24,316 and $0, respectively, and is included within Due to Related Parties in the accompanying consolidated balance sheet at June 30, 2017.

Acquisition Expenses. The Company does not intend to pay the Advisor any acquisition fees in connection with making investments. The Company will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that the Company does not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to the Company), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of the Company’s investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Advisor or its affiliates.

Distribution Fees. Distribution fees are payable to the Dealer Manager with respect to the Company’s Class T shares only, all or a portion of which may be reallowed by the Dealer Manager to participating broker dealers. The distribution fees accrue daily and are calculated on outstanding Class T shares issued in the primary Offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class T share in the primary Offering, or (ii) if the Company is no longer offering shares in a public offering, the most recently published per share NAV of Class T shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

The Company will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares, Class T shares and Class I shares would be in excess of 10.0% of the gross proceeds of the primary Offering; or (iv) the end of the month in which the transfer agent, on the Company’s behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions and distribution fees, would be in excess of 10.0% of the total gross offering price at the time of the investment in the primary Class T shares held in such account.

The Company will not pay any distribution fees on shares sold pursuant to the Company’s distribution reinvestment plan. The amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary Offering such that all Class T shares will receive the same per share distributions. As of June 30, 2017, the amount of distribution fees accrued by the Company is $4,184 and is included within Due to Related Parties in the accompanying consolidated balance sheet at June 30, 2017.

Asset Management Fees. Asset management fees consist of monthly fees equal to one-twelfth of 1.25% of the cost of the Company’s investments at the end of each month. In the case of investments made through joint

14

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

ventures, the asset management fee will be determined based on the Company’s proportionate share of the underlying investment.

Other Operating Expenses. The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company generally will not reimburse the Advisor for any amount by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets (as defined in the advisory agreement) and (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which the total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if the Company’s independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of shares of the Company’s common stock within 60 days. If the independent directors do not determine such excess expenses are justified, the Advisor is required to reimburse the Company, at the end of the four preceding fiscal quarters, by the amount that the Company’s aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation. As of June 30, 2017, no operating expenses have been reimbursed by the Company to the Advisor.

Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for (a) personnel costs in connection with the services for which the Advisor earns disposition fees, or (b) the salaries and benefits of the Company’s named executive officers.

Property Management and Oversight Fees. If the Advisor or an affiliate is a property manager with respect to a particular property, the Company will pay property management fees of 1.5% of gross revenues received for management of the Company’s properties located in the U.S. and 2.0% of gross revenues received for management of the Company’s properties located outside of the U.S. For services in overseeing property management services provided by any person or entity that is not an affiliate of the Advisor, the Company will pay the Advisor or an affiliate an oversight fee equal to 1.0% of the gross revenues of the property managed. Neither the Advisor nor its affiliates will be paid an oversight fee if the Company contracts with a third party to provide property management services for fees greater than (i) 1.5% of gross revenues received for management of the Company’s properties located in the U.S. or (ii) 2.0% of gross revenues received for management of the Company’s properties located outside of the U.S.

Leasing Commissions. If the Advisor or an affiliate is the Company’s primary leasing agent, then the Company will pay customary leasing fees in amount that is usual and customary in that geographic area for that type of property.

Refinancing Coordination Fee. If the Advisor provides services in connection with the refinancing of any debt that the Company obtains and uses to finance properties or other permitted investments, or refinancing of any debt that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, the Company will pay the Advisor a refinancing coordination fee equal to 0.75% of the amount available or outstanding under such refinancing or assumed debt. Refinancing shall also include restructuring, workouts or other recapitalization of any debt.

Disposition Fees. For substantial assistance in connection with the sale of investments and based on the services provided, as determined by the independent directors, the Company will pay a disposition fee in an amount equal to 2.0% of the contract sales price of each real property or other investment sold; provided, however, in no event may the disposition fee paid to the Advisor or its affiliates, when added to the real estate commissions paid to

15

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

unaffiliated third parties, exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sales price. If the Company takes ownership of a property as a result of a workout or foreclosure of a debt investment, the Company will pay a disposition fee upon the sale of such property.

The Company will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction.

Cantor Fitzgerald & Co. serves as the Dealer Manager for the Offering. The Dealer Manager is a registered broker-dealer affiliated with the Sponsor. The Company entered into an agreement with the Dealer Manager and is obligated to pay various commissions and fees with respect to the Class A, Class T and Class I shares distributed in the Offering.

For providing such services, the Dealer Manager will receive fees. The following summarizes these fees:

Selling Commissions. Selling commissions payable to the Dealer Manager consist of (i) up to 1.0% of gross offering proceeds paid by the Sponsor for Class A shares and Class T shares and (ii) up to 5.0% and 2.0% of gross offering proceeds from the sale of Class A shares and Class T shares, respectively, in the primary Offering. All or a portion of such selling commissions may be re-allowed to participating broker dealers. No selling commissions will be payable with respect to Class I Shares. During the periods ended June 30, 2017 and December 31, 2016, the Company incurred $6,858 and $0 of selling commissions, respectively. The Company has received the sponsor support payment due in the amount of $1,666 related to the period ended June 30, 2017.

Dealer Manager Fees. Dealer manager fees payable to the Dealer Manager consist of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares sold in the primary Offering and up to 1.5% of gross offering proceeds from the sale of Class I shares sold in the primary Offering, all of which will be paid by the Sponsor. A portion of such dealer manager fees may be re-allowed to participating broker dealers as a marketing fee. During the six months ended June 30, 2017 and 2016, the Company incurred $4,998 and $0 of dealer manager fees, respectively, of which $4,998 has been reimbursed by the Sponsor.

The Sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4.0% of gross offering proceeds from the sale of Class A shares, Class T shares and Class I shares, incurred in connection with the Offering. The Company will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by the Company or by the Advisor. In each such case, the Company only will reimburse the Sponsor after the Company has fully invested the proceeds from the Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. As of June 30, 2017 and December 31, 2016, the amount owed to the Company by the Sponsor for such fees is $1,666 and $0, respectively, and is included within Due from Related Party in the accompanying consolidated balance sheet.

Note 5 – Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of capital stock, acquisition and disposition decisions and certain

16

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

other responsibilities. In the event that the Advisor is unable or unwilling to provide such services, the Company would be required to find alternative service providers.

Note 6 – Commitments and Contingencies

As of June 30, 2017 and December 31, 2016, the Company was not subject to litigation nor was the Company aware of any material litigation pending against it.

Note 7 – Subsequent Events

Real Estate Acquisition

On July 11, 2017, the Company, through a wholly-owned subsidiary of its Operating Partnership, acquired the fee simple interest in a retail property (the “Property”) located in Grand Rapids, MI at a contract purchase price of $7,936,508, exclusive of closing costs. The Company acquired the Property from Barnes Development Walker, LLC (the “Seller”). Seller is a third party and not affiliated with the Company.

The Property is 100% leased to Walgreen Co. (“Walgreens”), a subsidiary of Walgreens Boots Alliance Inc. (NASDAQ: WBA). Walgreens is rated investment grade by Moody’s and Standards & Poor’s. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent.

On July 11, 2017, in connection with the purchase of the Property, a wholly-owned subsidiary of the Operating Partnership entered into a loan agreement (the “Loan”) with UBS AG with an outstanding principal amount of $4,500,000. The Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.1064% per annum through the anticipated repayment date July 6, 2027 and thereafter at a revised interest rate of 3.0% per annum plus the greater of the initial interest rate or the 10 year swap yield through the maturity date June 30, 2032.

Status of the Offering

As of August 10, 2017, the Company had sold an aggregate of 210,580 shares of its common stock (consisting of 52,684 Class A shares, 13,478 Class T shares, and 144,418 Class I shares) in the Offering resulting in net proceeds of $5,259,794 to the Company as payment for such shares.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. In addition to historical data, this discussion contains forward-looking statements about Rodin Global Property Trust, Inc.’s (the “Company”) business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed under “Risk Factors” in the Company’s Registration Statement on Form S-11 (File No. 333-214130) (the “Registration Statement”) and elsewhere in this Quarterly Report on Form 10-Q. The Company does not undertake to revise or update any forward-looking statements.

Forward-Looking Statements

This Form 10-Q contains forward-looking statements about the Company’s business, including, in particular, statements about the Company’s plans, strategies and objectives. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “may” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Company’s plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Company’s control. Although the Company believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Company’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by the Company or any other person that the Company’s objectives and plans, which the Company considers to be reasonable, will be achieved.

Factors that could cause the Company’s results to be materially different include, but are not limited to the following:

•	the Company’s ability to successfully raise capital in the initial public offering (the “Offering”);

•	the Company’s dependence on the resources and personnel of Rodin Global Property Advisors, LLC (the “Advisor”), Cantor Fitzgerald Investors, LLC (the “Sponsor”) and their affiliates, including the Advisor’s ability to source and close on attractive investment opportunities on the Company’s behalf;

•	the performance of the Advisor and the Sponsor;

•	the Company’s ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with target asset classes;

•	the Company’s ability to access financing for its investments;

•	the Company’s liquidity;

•	the Company’s ability to make distributions to its stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for the Company’s shares;

•	the impact of economic conditions on the tenants, borrowers and others who the Company depends on to make payments to it;

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•	the Advisor’s ability to attract and retain sufficient personnel to support growth and operations;

•	the Company’s limited operating history;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in the Company’s business or investment strategy;

•	environmental compliance costs and liabilities;

•	any failure in the Advisor’s due diligence to identify all relevant facts in the Company’s underwriting process or otherwise;

•	the impact of market and other conditions influencing the availability of equity versus debt investments and performance of the Company’s investments relative to its expectations and the impact on the actual return on invested equity, as well as the cash provided by these investments;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the degree and nature of the Company’s competition;

•	risks associated with using debt to fund the Company’s business activities, including re-financing and interest rate risks;

•	illiquidity of investments in the Company’s portfolio;

•	the Company’s ability to finance its transactions;

•	the effectiveness of the Company’s risk management systems;

•	availability of opportunities, including the Advisor’s ability to source and close on income-producing commercial properties and other real estate-related assets;

•	the Company’s ability to realize current and expected returns over the life of its investments;

•	the Company’s ability to maintain effective internal controls;

•	regulatory requirements with respect to the Company’s business, as well as the related cost of compliance;

•	the Company’s ability to qualify and maintain its qualification as a REIT for federal income tax purposes and limitations imposed on the Company’s business by its status as a REIT;

•	changes in laws or regulations governing various aspects of the Company’s business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor or FINRA and changes to laws governing the taxation of REITs;

•	the Company’s ability to maintain its exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against the Company and its affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among the Company and the Sponsor and its affiliates;

•	the adequacy of the Company’s cash reserves and working capital;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	the timing of cash flows, if any, from the Company’s investments; and

•	other risks associated with investing in the Company’s targeted investments.

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The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in “Risk Factors” section of the Company’s Registration Statement on Form S-11 (File No. 333-214130). The factors set forth in the Risk Factors section could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this report.

Overview

Rodin Global Property Trust, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2017. The Company is externally managed by Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s sponsor, Cantor Fitzgerald Investors, LLC (the “Sponsor”). The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States (“U.S.”), United Kingdom and other European countries.

The Company was incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, the Company changed its name to Rodin Global Property Trust, Inc.

The Company plans to own substantially all of its assets and conduct its operations through Rodin Global Property Trust Operating Partnership, LP (the “Operating Partnership”). The Company is the sole general partner and limited partner of the Operating Partnership and the Sponsor’s wholly owned subsidiary, Rodin Global Property Trust OP Holdings, LLC (the “Special Unit Holder”), is the sole special unit holder of the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $201,001 investment by the Sponsor. The Company has registered with the Securities and Exchange Commission (“SEC”) an offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in the Company’s primary offering and up to $250 million in shares pursuant to its distribution reinvestment plan (the “Offering”). The Company’s Registration Statement was declared effective by the SEC on March 23, 2017. As of May 18, 2017, the Company satisfied the Minimum Offering Requirement as a result of the purchase of $2.0 million in Class I Shares by the Sponsor and the Company’s board of directors authorized the release of $2.0 million in proceeds from escrow. As of August 10, 2017, the Company had sold 210,580 shares of its common stock in the Offering for aggregate net proceeds of $5,259,794.

The Company determines its NAV as of the end of each quarter commencing with the quarter ended June 30, 2017. Prior to the Company determining its NAV, the Company sold its shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. The board of directors adjusts the offering prices of each class of shares such that the purchase price per share for each class equals the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable Sponsor Support. The Company intends to publish any adjustment to the NAV and the corresponding adjustments to the offering prices of its shares ordinarily within 45 days after the end of the applicable fiscal quarter. As of June 30, 2017, the Company’s NAV was $24.64 per Class A Share, $24.64 per Class T Share and $24.64 per Class I Share. Accordingly, effective August 21, 2017, the new offering price will be $24.64 per Class A Share, $24.64 per Class T Share and $24.64 per Class I Share. For further discussion of the Company’s NAV calculation, please see “Net Asset Value”.

The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties. The Company may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities. All properties will be acquired by the Company and managed by the

20

Advisor. As of June 30, 2017, the Company had not acquired any properties or real estate related securities. The number and type of properties or real estate-related securities that the Company acquires will depend upon real estate market conditions, the amount of proceeds the Company raises in its offerings and other circumstances existing at the time the Company is acquiring such assets.

The Company has no direct employees and has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor’s responsibilities include, but are not limited to, providing real estate-related services, including services related to originating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. The Advisor is a wholly owned subsidiary of the Sponsor and therefore, the Advisor and Sponsor are related parties. The Advisor and its affiliates receive, as applicable, compensation, fees and expense reimbursements for services related to the investment and management of the Company’s assets. Such entities receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages.

The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in the Registration Statement.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes are critical to the Company’s principal operations. The Company considers these policies critical because they involve significant judgments and assumptions, and they require estimates about matters that are inherently uncertain and they are important for understanding and evaluating the Company’s reported financial results. The accounting policies have been established to conform with generally accepted accounting principles in the United States (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in the Company’s financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of the Company’s results of operations to those of companies in similar businesses.

Reimbursement of Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all organizational and offering costs (including legal, accounting, and other costs attributable to the Company’s organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) (“Initial O&O Costs”) through the Escrow Break Anniversary. The Company is not required to reimburse the Advisor for payment of the Initial O&O Costs prior to the Escrow Break Anniversary. Following the Escrow Break Anniversary, the Company will reimburse the Advisor for payment of the Initial O&O Costs ratably over a 36-month period; provided, however, that the Company shall not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for Initial O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross offering proceeds of the Offering as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement for a subsequent period.

Variable Interest Entities

A Variable Interest Entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling

21

financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases the qualitative analysis on the Company’s review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. The Company will reassess the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company will determine whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the Company’s business activities and other interests. The Company will reassess the determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIE’s and general market conditions.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company will not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party. The Company will perform on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Accounting for Investments

Operating Real Estate

Operating real estate will be carried at historical cost less accumulated depreciation. The Company will follow the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset will be capitalized and depreciated over their useful life. Ordinary repairs and maintenance will be expensed as incurred. Operating real estate will be depreciated using the straight-line method over the estimated useful lives of the assets.

Real Estate Debt Investments

Real estate debt investments will be generally intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate. Real estate debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff will be classified as held for sale and recorded at the lower of cost or estimated value.

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Real Estate Securities

The Company will classify its real estate securities investments as available for sale on the acquisition date, which will be carried at fair value. Unrealized gains (losses) will be recorded as a component of accumulated other comprehensive income, or OCI. However, the Company may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains (losses) on such securities are recorded in earnings.

Investments in Unconsolidated Ventures

Non-controlling, unconsolidated ownership interests in an entity may be accounted for using the equity method, at fair value or the cost method. Under the equity method, the investment will be adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities will be recorded in accordance with the terms of the governing documents. An allocation of net income (loss) may differ from the stated ownership percentage interest in such entity as a result of preferred returns and allocation formulas, if any, as described in such governing documents. Equity method investments will be recognized using a cost accumulation model in which the investment will be recognized based on the cost to the investor, which includes acquisition expenses. Acquisition expenses incurred directly in connection with the investment in a joint venture will be capitalized and amortized using the straight-line method over the estimated useful life of the underlying joint venture assets. The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The company will record the change in fair value for its share of the projected future cash flow of such investments from one period to another in earnings. Any change in fair value attributed to market related assumptions will be considered unrealized gain (loss). The Company may account for an investment that does not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment is insignificant to the unconsolidated entity. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Fair Value Option

The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, it may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

Fair Value Measurement

The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Financial assets and liabilities recorded at fair value on the Company’s consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1.	Quoted prices for identical assets or liabilities in an active market.

Level 2.	Financial assets and liabilities whose values are based on the following:

a)	Quoted prices for similar assets or liabilities in active markets.

b)	Quoted prices for identical or similar assets or liabilities in non-active markets.

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c)	Pricing models whose inputs are observable for substantially the full term of the asset or liability.

d)	Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3.	Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Financial assets and liabilities recorded at fair value on a recurring or non-recurring basis will be classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management will determine that prices are representative of fair value and assign the appropriate level in the fair value hierarchy through a review of available data, including observable and unobservable inputs, recent transactions, as well as its knowledge and experience of the market.

Revenue Recognition

Operating Real Estate

Rental and other income from operating real estate will be derived from leasing of space to various types of tenants. The leases will be for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases will be recognized on a straight-line basis over the term of the respective leases.

Real Estate Debt Investments

Interest income will be recognized on an accrual basis and any related premium, discount, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in earnings. The amortization of a premium or accretion of a discount will be discontinued if such loan is reclassified to held for sale.

Credit Losses and Impairment on Investments

Operating Real Estate

The Company’s real estate portfolio will be reviewed on a periodic basis, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if management’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, management will consider global macroeconomic factors, real estate sector conditions and asset specific and other factors including the tenant’s financial well being. To the extent an impairment has occurred, the loss will be measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the Company’s consolidated statements of operations. An allowance for a doubtful account for a tenant receivable will be established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants to make required rent and other payments contractually due. Additionally, the Company will establish, on a current basis, an allowance for future tenant credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

Loans will be considered impaired when, based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company will assess the credit quality of the portfolio and adequacy of loan loss reserves on a periodic basis. Significant judgment of management will be required in this analysis. The Company will consider the estimated

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net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and tenants and the competitive situation of the area where the underlying collateral is located. Because this determination will be based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve will be recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan will be maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition will be suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments will be applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest will be recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and/or legally discharged.

Real Estate Securities

Real estate securities for which the fair value option is elected will not be evaluated for other-than-temporary impairment, or OTTI, as any change in fair value will be recorded in earnings.

Real estate securities for which the fair value option is not elected will be evaluated for OTTI periodically. Impairment of a security will be considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in earnings. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses will be recognized in earnings. The remaining OTTI related to the valuation adjustment will be recognized as a component of accumulated OCI. Once the OTTI is recorded, this will become the new amortized cost basis, and the difference between the expected cash flows and the new amortized cost basis will be accreted through interest income.

Real estate securities which are not high-credit quality will be considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI will then be bifurcated as discussed above.

Income Taxes

As a REIT, the Company is not subject to U.S. federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows it to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The Company will monitor the business and transactions that may potentially impact the Company’s REIT status. If the Company were to fail to meet these requirements, it could be subject to U.S. federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company would also be disqualified for the four taxable years following the year during which qualification was lost unless the Company was entitled to relief under specific statutory provisions.

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Emerging Growth Company

The Company is and will remain an “Emerging Growth Company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which the Company’s total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the initial public offering; (iii) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which the Company is deemed a large accelerated filer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Additionally, the Company is eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has chosen to “opt out” of that extended transition period and as a result the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, the Company has not yet made a decision whether to take advantage of any or all of the exemptions available to it under the JOBS Act.

Results of Operations

During the six months ended June 30, 2017, the Company commenced its principal operations upon successfully meeting its Minimum Offering Requirement on May 18, 2017. The Company is dependent upon the proceeds from the Offering in order to conduct its investment activities and intends to make investments with the capital received from the Offering. As of June 30, 2017, the Company has not acquired any properties or other assets.

The Company incurred general and administrative expenses of $31,878 during the six months ended June 30, 2017. Such costs consist of board of director fees, related board meeting expenses and audit fees.

From February 2, 2016 (date of the Company’s initial capitalization) through June 30, 2016, the Company had not commenced its principal operations and was focused on its formation and the registration of the Offering.

Net Asset Value

On August 9, 2017 the Company’s board of directors approved an estimated net asset value as of June 30, 2017 of $24.64 per share for Class A , Class I or Class T shares. The calculation of the Company’s estimated net asset value was performed by Robert A. Stanger & Co., Inc., its independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. Although the independent valuation firm performs the calculation of the Company’s estimated NAV, the Company’s board of directors is solely responsible for the determination of the Company’s estimated NAV.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

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The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	June 30, 2017
Cash and cash equivalents	$2,406,934
Stock subscriptions receivable	18,800
Due from related party	1,666
Distribution fee(1)	(36)
Other liabilities	(31,110)

Net Asset Value	$2,396,254

Number of outstanding shares	97,236

Note:

(1)	Distribution fee only relates to Class T Shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$263,021	$102,352	$2,062,027	$2,427,400
Distribution fees due and payable	—	(36)	—	(36)
Other liabilities	(3,371)	(1,312)	(26,427)	(31,110)

Quarterly NAV	$259,650	$101,004	$2,035,600	$2,396,254
Number of outstanding shares	10,536	4,100	82,600	97,236

NAV per share	$24.64	$24.64	$24.64	—

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	June 30, 2017
Stockholders’ equity under U.S. GAAP	$2,367,790
Adjustments:
Accrued distribution fee(1)	4,148
Organization and offering costs	24,316

NAV	$2,396,254

Note:

(1)	Accrued distribution fee only relates to Class T Shares.

The following details the adjustments to reconcile GAAP stockholders’ equity to the Company’s NAV:

•	Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class T shares. Under U.S. GAAP, the Company accrued the full cost of the distribution fee as an offering cost at the time it sells the Class T shares. For purposes of NAV, the Company recognizes the distribution fee as a reduction of NAV on a quarterly basis as such fee is paid.

•	The Advisor has agreed to pay the Initial O&O costs on the Company’s behalf through May 18, 2018, the Escrow Break Anniversary. Such costs will be reimbursed to the Advisor, ratably, by the Company, over 36 months beginning on May 19, 2018, subject to a maximum of 1% of gross offering proceeds. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the Initial O&O costs is recorded as Due to Related Party in the Company’s consolidated balance sheet. For NAV, such costs will be recognized as a reduction in NAV as they are reimbursed.

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Liquidity and Capital Resources

The Company is dependent upon the net proceeds from the Offering to conduct its principal operations. The Company will obtain the capital required to purchase real estate and real estate-related investments and conduct its operations from the proceeds of the Offering, any future offerings, from secured or unsecured financings from banks and other lenders and from any undistributed funds from its operations.

If the Company is unable to raise substantial funds in the Offering, it will make fewer investments resulting in less diversification in terms of the type, number and size of investments it makes and the value of an investment in the Company will fluctuate with the performance of the limited assets it acquires. Further, the Company will have certain fixed operating expenses, including certain expenses as a REIT, regardless of whether it is able to raise substantial funds in the Offering. The Company’s inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, reducing its net income and limiting its ability to make distributions.

The Company expects to use debt financing as a source of capital. The Company’s charter limits the Company from incurring debt if the Company’s borrowings exceed 300% of the cost of the Company’s net assets, which is estimated to approximate 75% of the cost of its tangible assets (before deducting depreciation or other non-cash reserves), though the Company may exceed this limit under certain circumstances. Once the Company has fully deployed the proceeds of the Offering, the Company expects its debt financing and other liabilities may likely be approximately 50% of the cost of its tangible assets (before adjusting for depreciation or other non-cash reserves), although it may exceed this level during the offering stage. As of June 30, 2017, the Company does not have any outstanding debt.

In addition to making investments in accordance with its investment objectives, the Company uses its capital resources to make certain payments to the Advisor and Cantor Fitzgerald & Co. (the “Dealer Manager”). During the organization and offering stage, payments are made to the Dealer Manager for selling commissions, dealer manager fees, and distribution fee payments and to the Advisor for reimbursement of certain organization and offering costs. With regards to the total organization and offering costs, including selling commissions, dealer manager fees, distribution fees and reimbursement of other organization and offering costs, will not exceed 15% of the gross proceeds of the Offering, including proceeds from sales of shares under the Company’s distribution reinvestment plan. Additionally, the Company expects to make payments to the Advisor in connection with the management of its assets and costs incurred by the Advisor in providing services to the Company.

The Company anticipates that over time adequate cash will be generated from operations to fund its operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, the Company’s ability to finance its operations is subject to some uncertainties. The Company’s ability to generate working capital is dependent on its ability to attract and retain tenants, investments that generate cash flow, and the economic and business environments of the various markets in which the Company’s properties will be located. The Company’s ability to sell its assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, the Company policy is to pay distributions from cash flow from operations but should operations not be sufficient to fund cash distributions, the Company has entered into a distribution support agreement with the Sponsor to purchase up to $5 million in Class I shares from the Company (less the amount of any shares purchased by the Sponsor in order to satisfy the Minimum Offering Requirement, through March 23, 2019, to provide additional cash support distributions (the “Distribution Support Agreement”). However, if the Company has not generated sufficient cash flow from its operations and other sources, such as from the Distribution Support Agreement, advances from the Advisor, or the Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, the Company may use the proceeds from the Offering for such purposes. Moreover, the Company’s board of directors may change its policy to generally pay distributions from cash flow from operations, in its sole discretion, at any time.

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Cash Flows

The following table provides a breakdown of the net change in the Company’s cash and cash equivalents:

Six Months Ended June 30, 2017
Cash flows provided by operating activities	$—
Cash flows provided by financing activities	2,205,933

Increase in cash and cash equivalents	$2,205,933

Cash flows provided by operating activities were $0 during the six months ended June 30, 2017.

Cash flows provided by financing activities were $2,205,933 during the six months ended June 30, 2017 resulting from the net proceeds received from the Offering of $2,226,399 reduced by the subscription and sponsor support receivables of $18,800 and $1,666, respectively.

From February 2, 2016 (date of the Company’s initial capitalization) through June 30, 2016, the Company had not commenced its principal operations and as such, comparative results have not been analyzed.

Distributions

On June 15, 2017, the Company’s board of directors authorized, and the Company declared, distributions for July of 2017, based on an amount equal to $0.004253787 per day per share of Class A common stock, Class I common stock and Class T common stock, less, for holders of the shares of Class T common stock, the distribution fees that are payable with respect to shares of Class T common stock. The distributions begin to accrue on July 11, 2017. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distributions payable to the Company’s stockholders will be determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company board of directors may reduce the amount of distributions paid or suspend distribution payments at any time, and therefore distribution payments are not assured.

Under the terms of the Distribution Support Agreement, if the cash distributions the Company pays for any calendar quarter exceed the Company’s modified funds from operations (“MFFO”) for such quarter, the Sponsor will purchase Class I shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed the MFFO for such quarter. In such instance, the Company may be paying distributions from proceeds of the shares purchased by the Sponsor or its affiliates, not from cash flow from operations. Class I shares purchased by the Sponsor pursuant to the Distribution Support Agreement will be eligible to receive all distributions payable by the Company with respect to Class I shares.

Election as a REIT

The Company intends to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code, effective for the Company’s taxable year ending December 31, 2017. The Company believes that it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. The Company intends to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, the Company must distribute annually at least 90% of the Company’s REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, as well as federal income and excise taxes on its undistributed income.

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Inflation

Some of the Company’s leases with tenants may contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the term of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). The Company may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. However, the Company’s net leases will generally require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce the Company’s exposure to increases in costs and operating expenses resulting from inflation.

Off-Balance Sheet Arrangements

As of June 30, 2017, the Company had no off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on the Company’s financial condition, revenue and expenses, results of operations, liquidity, capital expenditures, or capital resources.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

The Company’s primary market risk exposure will be interest rate risk with respect to its indebtedness, credit risk and market risk with respect to use of derivative financial instruments for hedging purposes and foreign currency risk relating to investments made outside of the United States. As of June 30, 2017, the Company has made no investments, incurred no indebtedness, and has not used any derivative financial instruments.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of the Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of the Company’s management, including its Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, the CEO and CFO have concluded that the disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to the Company’s management, including its CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

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PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of the end of the period covered by this Quarterly Report on Form 10-Q, the Company is not a party to any material pending legal proceedings.

Item 1A.	Risk Factors.

The Company has disclosed under the heading “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-214130), filed with the SEC, risk factors which materially affect its business, financial condition or results of operations. There have been no material changes from the risk factors previously disclosed. You should carefully consider the risk factors set forth in the Registration Statement and the other information set forth elsewhere in this Quarterly Report on Form 10-Q. You should be aware that these risk factors and other information may not describe every risk facing the Company. Additional risks and uncertainties not currently known to the Company or that management currently deems to be immaterial also may materially adversely affect the Company’s business, financial condition and/or operating results.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.

Unregistered Sales of Equity Securities

None.

Use of Proceeds

On March 23, 2017, the Company’s Registrations Statement on Form S-11 (File No. 333-214310), was declared effective by the SEC. On May 18, 2017, the Company satisfied the Minimum Offering Requirement as a result of the Sponsor purchasing $2.0 million in Class I Shares at $25.00 per share. As of June 30, 2017, the initial offering price of each class of the Company’s common stock was $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share, plus applicable selling commissions and dealer manager fees. Effective August 21, 2017, the new offering price will be $24.64 per Class A Share, $24.64 per Class T Share and $24.64 per Class I Share.

As of June 30, 2017, the Company issued the following shares of common stock and raised the following gross proceeds in connection with the Offering:

	Shares sold	Gross offering proceeds
Primary Offering	97,236	$2,431,592

For the period from the commencement of the Offering through June 30, 2017, the Company issued 97,236 shares of common stock generating total gross proceeds of $2,431,592.

During this time, the Company also incurred $5,192 in selling commissions net of Sponsor Support in connection with the issuance and distribution of our registered securities.

The net proceeds received from the Offering, after deducting the total expenses incurred as described above, were $2,426,400. Consequently, as of June 30, 2017 the ending cash and cash equivalents balance increased by $2,405,934, and the Company recorded an increase in receivables and non-controlling interest of $20,466 and $1,000 respectively.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers.

During the six months ended June 30, 2017, the Company did not repurchase any shares of common stock.

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Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not applicable.

Item 5.	Other Information.

None.

Item 6.	Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

By:	/s/ Howard W. Lutnick
Howard W. Lutnick Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Steve Bisgay
Steve Bisgay Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Dated: August 11, 2017

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EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101*	XBRL (eXtensible Business Reporting Language). As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

*	Filed herewith

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Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2017

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number: 333-214130

Rodin Global Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	81-1310268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 938-5000

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

As of May 12, 2017, the registrant had 8,180 Class A shares, $0.01 par value common stock outstanding.

RODIN GLOBAL PROPERTY TRUST, INC.

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements.

RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$201,001	$201,001

Total assets	$201,001	$201,001

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value per share, 50,000,000 and 0 shares authorized at March 31, 2017 and December 31, 2016, respectively, and none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 160,000,000 and 300,000 shares authorized at March 31, 2017 and December 31, 2016, respectively, and 8,180 issued and outstanding	82	82
Class T common stock, $0.01 par value per share, 200,000,000 and 0 shares authorized at March 31, 2017 and December 31, 2016, respectively, and none issued and outstanding	—	—
Class I common stock, $0.01 par value per share, 40,000,000 and 0 shares authorized at March 31, 2017 and December 31, 2016, respectively, and none issued and outstanding	—	—
Additional paid-in capital	199,919	199,919

Total Stockholders’ Equity	200,001	200,001
Non-controlling interest	1,000	1,000

Total stockholders’ equity	$201,001	$201,001

The accompanying notes are an integral part of these consolidated financial statements.

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RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

For the Three Months Ended March 31,
	2017	2016
Revenues
Rental revenues	$—	$—

Total revenues	—	—

Operating expenses:	—	—
General and administrative expenses	—	—

Total operating expenses	—	—

Net income (loss)	—	—
Net income (loss) attributable to noncontrolling interests	—	—

Net income (loss) attributable to common stockholders	$—	$—

Weighted average shares outstanding	8,180	8,180

Net Income (loss) per common share — basic and diluted	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

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RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENT OF EQUITY

(Unaudited)

	Stockholder’s Equity
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Noncontrolling Interest	Total Equity
	Shares	Amount
Balance as of December 31, 2016	8,180	$82	$199,919	$—	$1,000	$201,001
Net income (loss)	—	—	—	—	—	—

Balance as of March 31, 2017	8,180	$82	$199,919	$—	$1,000	$201,001

The accompanying notes are an integral part of these consolidated financial statements.

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RODIN GLOBAL PROPERTY TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Operating activities:
Net income (loss)	$—	$—

Net cash provided by (used in) operating activities	—	—

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, at beginning of period	201,001	201,001

Cash and cash equivalents, at end of period	$201,001	$201,001

The accompanying notes are an integral part of these consolidated financial statements.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Organization and Business Purpose

Rodin Global Property Trust, Inc. (the “Company”)(1) was formed on February 2, 2016 as a Maryland corporation with the expectation to qualify as a real estate investment trust (“REIT”) for United States (“U.S.”) federal income tax purposes. The Company is currently 100% owned by Cantor Fitzgerald Investors, LLC (the “Sponsor”). The Company’s consolidated financial statements include Rodin Global Property Trust Operating Partnership, L.P. (the “Operating Partnership”). Substantially all of the Company’s business is expected to be conducted through the Operating Partnership, a Delaware partnership formed on February 11, 2016. The Company is the sole general and limited partner of the Operating Partnership. Unless the context otherwise requires, the “Company” refers to the Company and the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $200,001 investment by the Sponsor through the purchase of 8,180 Class A shares of common stock. In addition, a wholly owned subsidiary of the Sponsor, Rodin Global Property Trust OP Holdings, LLC (the “OP”), has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units (“Special Units”), which is recorded as a non-controlling interest on the consolidated balance sheet as of March 31, 2017.

As of March 31, 2017, the Company had not commenced its principal operations and has neither acquired nor contracted to acquire any properties or other assets.

The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties located in the U.S., United Kingdom and other European countries.

The Company is externally managed by Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly owned subsidiary of the Sponsor. The Sponsor is a wholly owned subsidiary of CFIM Holdings, LLC. CFIM Holdings, LLC is a wholly owned subsidiary of Cantor Fitzgerald, L.P. (“CFLP”).

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with U.S. GAAP.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet. Management believes that the estimates utilized in preparing the consolidated balance sheets are reasonable. As such, actual results could differ from those estimates.

Note (1):	The Company was originally formed and initially filed its registration statement with the SEC on Form S-11 as Rodin Global Access Property Trust, Inc., its former name.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its consolidated subsidiaries. The Company consolidates variable interest entities, or VIEs, where it is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all organizational and offering costs (including legal, accounting, and other costs attributable to the Company’s organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) (“Initial O&O Costs”) through the first anniversary of the date (the “Escrow Break Anniversary”) on which the Company satisfies the minimum offering requirement (as defined in Note 3 below). The Company shall not be required to reimburse the Advisor for payment of the Initial O&O Costs prior to the Escrow Break Anniversary. Following the Escrow Break Anniversary, the Company will reimburse the Advisor for payment of the organization and offering costs ratably over a 36-month period; provided, however, that the Company shall not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross offering proceeds of the Offering as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement liability for a subsequent period.

As of March 31, 2017 and December 31, 2016, the Advisor has incurred Initial O&O Costs on the Company’s behalf of $2,347,670 and $1,376,618, respectively. As of March 31, 2017, the Company is not legally obligated to reimburse the Advisor for the Initial O&O Costs. When recorded by the Company, the organizational costs will be expensed as incurred, and offering costs will be charged to stockholders’ equity and such amounts will be reimbursed to the Advisor by the Company.

Income Taxes

The Company intends to elect to be taxed as a REIT and to comply with the related provisions under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31 of the year in which the Company satisfies the minimum offering requirement. Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

taxable income to its stockholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, local and franchise taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers (Topic 606).” Beginning January 1, 2018, companies will be required to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also includes additional disclosure requirements. The new standard can be adopted either retrospectively to prior reporting periods presented or as a cumulative effect adjustment as of the date of adoption. The Company is currently evaluating the overall impact that ASU 2014-09 will have on the Company’s financial statements, as well as the method of adoption. Based on the Company’s preliminary assessment, the adoption of the new revenue recognition standard may accelerate the timing of revenue recognition where future contingencies exist. The Company is continuing to assess the impact the adoption of this guidance will have on its financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require organizations that lease assets to recognize the assets and liabilities for the rights and obligations created by those leases on their balance sheet. Additional disclosure regarding a company’s leasing activities will also be expanded under the new guidance. For public entities, ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and requires a modified retrospective transition. The Company is currently evaluating the overall impact of this pronouncement on its consolidated financial statements from both a lessor and lessee standpoint.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash.” ASU 2016-18 is intended to clarify how entities present restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash and cash equivalents and restricted cash in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows. When cash and cash equivalents and restricted cash are presented in more than one line item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. The reconciliation can be presented either on the face of the statement of cash flows or in the notes to the financial statements. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017, but early adoption is permitted. The Company is currently evaluating the overall impact of this pronouncement on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Clarifying the Definition of a Business,” which addresses the definition of a business and provides a framework to determine if an asset or group of assets to be acquired is not a business. The standard clarifies that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business. ASU 2017-01 is effective for fiscal years beginning after December 15, 2017, but early adoption is permitted. The Company is currently evaluating the overall impact of this pronouncement on its consolidated financial statements.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 3 — Stockholder’s Equity

Initial Public Offering

On October 17, 2016, the Company filed a registration statement with the SEC on Form S-11 in connection with the initial public offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in its primary offering and up to $250 million in shares pursuant to is distribution reinvestment plan (the “Offering”). The registration statement was subsequently declared effective on March 23, 2017.

The Company will determine its net asset value (“NAV”) as of the end of each quarter commencing with the first quarter during which the minimum offering requirement is satisfied. Until the Company commences valuations, the per share purchase price for shares of common stock in the Company’s primary offering will be $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share and the price for each class of shares of common stock in the Company’s distribution reinvestment plan will be $25.00. Thereafter, the Company’s board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable support from our sponsor of a portion of selling commissions and dealer manager fees.

The Company has the right to reallocate the shares of common stock offered between the Company’s primary offering and the Company’s distribution reinvestment plan. The Class A shares, Class T shares and Class I shares have identical rights and privileges, including identical voting rights, but have different upfront selling commissions and dealer manager fees and the Class T shares have an ongoing distribution fee. The per share amount of distributions on Class T shares will be lower than the per share amount of distributions on Class A shares and Class I shares because of the on-going distribution fee that is payable with respect to Class T shares sold in the primary Offering. The Company’s shares of common stock consist of Class A shares, Class T shares and Class I shares, all of which are collectively referred to herein as shares of common stock. As of March 31, 2017, the Company’s total number of authorized common shares was 400,000,000 consisting of 160,000,000 of Class A authorized common shares, 200,000,000 of Class T authorized common shares and 40,000,000 of Class I authorized common shares. The Company will not sell any shares unless it has raised gross offering proceeds of $2 million by March 23, 2018, the date that is one year from the date the Offering became effective (the “minimum offering requirement”).

The Sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4.0% of gross offering proceeds from the sale of Class A shares, Class T shares and Class I shares, incurred in connection with the Offering. The Company will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by the Company or by the Advisor. In each such case, the Company only will reimburse the Sponsor after the Company has fully invested the proceeds from the Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital.

The Company also authorized 50 million shares of preferred stock, $0.01 par value, which is not part of the Offering and no shares are issued or outstanding.

Cantor Fitzgerald & Co. (the “Dealer Manager”), a related party, provides dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to

11

RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

sell any specific number or dollar amount of shares of common stock in the Offering, but will use its best efforts to sell the shares of common stock. The Offering is a continuous offering that will end no later than two years after the effective date of the Offering, or March 23, 2019, unless extended by the Company’s board of directors for up to an additional one year or beyond, as permitted by the Securities and Exchange Commission. The Company may continue to offer shares through the reinvestment plan after the primary offering terminates until the Company has sold $250 million in shares through the reinvestment of distributions.

As of March 31, 2017, the Company had not sold any shares of its common stock in the Offering.

Distributions

The Company has not declared or paid any distributions as of March 31, 2017.

The amount of distribution payable to the Company stockholders will be determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Offering, the Company and Sponsor entered into a distribution support agreement. The terms of the agreement provide that in the event that cash distributions exceed modified funds from operation “MFFO”, defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through March 23, 2019, the Sponsor shall purchase Class I shares from the Company in an amount equal to the distribution shortfall, limited to $5,000,000 (less the amount of any shares purchased by the Sponsor in order to satisfy the minimum offering requirement).

Redemptions

The Company has not redeemed any shares of its common stock as of March 31, 2017.

After stockholders have held their shares for at least one year, stockholders may be able to have their shares repurchased by the Company pursuant to the share repurchase program. The Company will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased subject to certain holding period requirements which effect the repurchase price as a percentage of NAV.

The share repurchase program includes numerous restrictions that limit stockholders’ ability to have their shares repurchased. Unless the Company’s board of directors determines otherwise, the funds available for repurchases in each quarter will be limited to the funds received from the distribution reinvestment plan in the prior quarter. The board of directors has complete discretion to determine whether all of such funds from the prior quarter’s distribution reinvestment plan will be applied to repurchases in the following quarter, whether such funds are needed for other purposes or whether additional funds from other sources may be used for repurchases. Further, during any calendar year, the Company may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. The Company also have no obligation to repurchase shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. The Company may amend, suspend or terminate the program for any reason upon 10 business days’ notice.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Non-controlling Interest

The OP has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units as part of the overall consideration for the services to be provided by the advisor. This investment has been recorded as non-controlling interest on the consolidated balance sheets as of March 31, 2017 and December 31, 2016, respectively.

Note 4 — Related Party Transactions

Pursuant to the advisory agreement between the Company and the Advisor, and subject to certain restrictions and limitations, the Advisor will be responsible for managing the Company’s affairs on a day-to-day basis and for identifying, originating, acquiring and managing investments on behalf of the Company. For providing such services, the Advisor will receive fees and reimbursements from the Company. The following summarizes these fees and reimbursements:

Organization and Offering Expenses. The Company will reimburse the Advisor and its affiliates for organization and offering costs it incurs on the Company’s behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If the Company raises the maximum offering amount in the primary offering and under the distribution reinvestment plan, the Company estimates organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions, dealer manager fees and distribution fees) to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the transfer agent, charges of the Advisor for administrative services related to the issuance of shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of the Advisor for costs in connection with preparing supplemental sales materials. The Advisor has agreed to advance all of the organization and offering expenses on the Company’s behalf (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which the minimum offering requirement is satisfied. The Company will reimburse the Advisor for such costs ratably over the 36 months following the first anniversary of the date on which the Company satisfies the minimum offering requirement; provided that the Company will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the Advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating the NAV, the organization and offering costs paid by the Advisor through the first anniversary of the date on which the Company satisfies the minimum offering requirement will not be reflected in the NAV until the Company reimburses the Advisor for these costs.

Acquisition Expenses. The Company does not intend to pay the Advisor any acquisition fees in connection with making investments. The Company will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that the Company does not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to the Company), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of the Company’s investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Advisor or its affiliates.

Distribution Fees. Distribution fees are payable to the Dealer Manager with respect to the Company’s Class T shares only, all or a portion of which may be reallowed by the Dealer Manager to participating broker dealers.

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The distribution fees accrue daily and are calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class T share in the primary Offering, or (ii) if the Company is no longer offering shares in a public offering, the most recently published per share NAV of Class T shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

The Company will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares, Class T shares and Class I shares would be in excess of 10.0% of the gross proceeds of the primary offering; or (iv) the end of the month in which the transfer agent, on the Company’s behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions and distribution fees, would be in excess of 10.0% of the total gross offering price at the time of the investment in the primary Class T shares held in such account.

The Company will not pay any distribution fees on shares sold pursuant to the Company’s distribution reinvestment plan. The amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary offering such that all Class T shares will receive the same per share distributions.

Asset Management Fees. Asset management fees consist of monthly fees equal to one-twelfth of 1.25% of the cost of the Company’s investments at the end of each month. In the case of investments made through joint ventures, the asset management fee will be determined based on the Company’s proportionate share of the underlying investment.

Other Operating Expenses. The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company generally will not reimburse the Advisor for any amount by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets (as defined in the advisory agreement) and (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which the total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if the Company’s independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of shares of the Company’s common stock within 60 days. If the independent directors do not determine such excess expenses are justified, the Advisor is required to reimburse the Company, at the end of the four preceding fiscal quarters, by the amount that the Company’s aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for (a) personnel costs in connection with the services for which the Advisor earns disposition fees, or (b) the salaries and benefits of the Company’s named executive officers.

Property Management and Oversight Fees. If the Advisor or an affiliate is a property manager with respect to a particular property, the Company will pay property management fees of 1.5% of gross revenues received for

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

management of the Company’s properties located in the U.S. and 2.0% of gross revenues received for management of the Company’s properties located outside of the U.S. For services in overseeing property management services provided by any person or entity that is not an affiliate of the Advisor, the Company will pay the Advisor or an affiliate an oversight fee equal to 1.0% of the gross revenues of the property managed. Neither the Advisor nor its affiliates will be paid an oversight fee if the Company contracts with a third party to provide property management services for fees greater than (i) 1.5% of gross revenues received for management of the Company’s properties located in the U.S. or (ii) 2.0% of gross revenues received for management of the Company’s properties located outside of the U.S.

Leasing Commissions. If the Advisor or an affiliate is the Company’s primary leasing agent, then the Company will pay customary leasing fees in amount that is usual and customary in that geographic area for that type of property.

Refinancing Coordination Fee. If the Advisor provides services in connection with the refinancing of any debt that the Company obtains and uses to finance properties or other permitted investments, or refinancing of any debt that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, the Company will pay the Advisor a refinancing coordination fee equal to 0.75% of the amount available or outstanding under such refinancing or assumed debt. Refinancing shall also include restructuring, workouts or other recapitalization of any debt.

Disposition Fees. For substantial assistance in connection with the sale of investments and based on the services provided, as determined by the independent directors, the Company will pay a disposition fee in an amount equal to 2.0% of the contract sales price of each real property or other investment sold; provided, however, in no event may the disposition fee paid to the Advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sales price. If the Company takes ownership of a property as a result of a workout or foreclosure of a debt investment, the Company will pay a disposition fee upon the sale of such property.

The Company will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction.

In addition to the compensation paid to the Advisor outlined in the advisory agreement, the Advisor has agreed to pay, on behalf of the Company, all Initial O&O Costs (less selling commissions, dealer manager and distribution fees) through the Escrow Break Anniversary. The Company shall not be required to reimburse the Advisor for payment of the Initial O&O Costs prior to the Escrow Break Anniversary. Following the Escrow Break Anniversary, the Company will reimburse the Advisor for payment of the organization and offering costs ratably over a 36-month period; provided, however, that the Company shall not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross offering proceeds of the Offering as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement for a subsequent period.

In addition, Cantor Fitzgerald & Co. (the “Dealer Manager”), will serve as the Dealer Manager for the Offering. The Dealer Manager is a registered broker-dealer affiliated with the Sponsor. The Company entered into an agreement with the Dealer Manager (the “Dealer Manager Agreement”) and is obligated to pay various commissions and fees with respect to the Class A, Class T and Class I shares distributed in the Offering and shall

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RODIN GLOBAL PROPERTY TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

continue until such shares are no longer outstanding. For providing such services, the Dealer Manager will receive fees from the Advisor. The following summarizes these fees:

Selling Commissions. Selling commissions payable to the Dealer Manager consist of (i) up to 1.0% of gross offering proceeds paid by the Sponsor for Class A shares and Class T shares and (ii) up to 5.0% and 2.0% of gross offering proceeds from the sale of Class A shares and Class T shares, respectively, in the primary offering. All or a portion of such selling commissions may be reallowed to participating broker dealers. No selling commissions will be payable with respect to Class I Shares.

Dealer Manager Fees. Dealer manager fees payable to the Dealer Manager consist of up to 3.0% of gross offering proceeds from the sale of Class A shares and Class T shares sold in the primary offering and up to 1.5% of gross offering proceeds from the sale of Class I shares sold in the primary offering, all of which will be paid by the Sponsor. A portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Offering, the Company and Sponsor entered into a distribution support agreement. The terms of the agreement provide that in the event that cash distributions exceed modified funds from operation “MFFO”, defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through March 23, 2019, the Sponsor shall purchase Class I shares from the Company in an amount equal to the distribution shortfall, limited to $5,000,000 (less the amount of any shares purchased by the Sponsor in order to satisfy the minimum offering requirement).

The Sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4.0% of gross offering proceeds from the sale of Class A shares, Class T shares and Class I shares, incurred in connection with the Offering. The Company will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by the Company or by the Advisor. In each such case, the Company only will reimburse the Sponsor after the Company has fully invested the proceeds from the Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital.

As of March 31, 2017, no amounts were incurred or paid under the agreements outlined above.

Note 5 — Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of capital stock, acquisition and disposition decisions and certain other responsibilities. In the event that the Advisor is unable or unwilling to provide such services, the Company would be required to find alternative service providers.

Note 6 — Commitments and Contingencies

As of March 31, 2017 and December 31, 2016, the Company was not subject to litigation nor was the Company aware of any material litigation pending against it.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. In addition to historical data, this discussion contains forward-looking statements about Rodin Global Property Trust, Inc.’s (the “Company”) business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed under “Risk Factors” in the Company’s Registration Statement on Form S-11 (File No. 333-214130) (the “Registration Statement”) and elsewhere in this Quarterly Report on Form 10-Q. The Company does not undertake to revise or update any forward-looking statements.

Forward-Looking Statements

This Form 10-Q contains forward-looking statements about the Company’s business, including, in particular, statements about the Company’s plans, strategies and objectives. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “may” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Company’s plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Company’s control. Although the Company believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Company’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by the Company or any other person that the Company’s objectives and plans, which the Company considers to be reasonable, will be achieved.

Factors that could cause the Company’s results to be materially different include, but are not limited to the following:

•	the Company’s ability to successfully raise capital in the Offering;

•	the Company’s dependence on the resources and personnel of the Advisor, the Sponsor and their affiliates, including the Advisor’s ability to source and close on attractive investment opportunities on the Company’s behalf;

•	the performance of the Advisor and the Sponsor;

•	the Company’s ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with target asset classes;

•	the Company’s ability to access financing for its investments;

•	the Company’s liquidity;

•	the Company’s ability to make distributions to its stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for the Company’s shares;

•	the impact of economic conditions on the tenants, borrowers and others who the Company depends on to make payments to it;

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•	the Advisor’s ability to attract and retain sufficient personnel to support growth and operations;

•	the Company’s limited operating history;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in the Company’s business or investment strategy;

•	environmental compliance costs and liabilities;

•	any failure in the Advisor’s due diligence to identify all relevant facts in the Company’s underwriting process or otherwise;

•	the impact of market and other conditions influencing the availability of equity versus debt investments and performance of the Company’s investments relative to its expectations and the impact on the actual return on invested equity, as well as the cash provided by these investments;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the degree and nature of the Company’s competition;

•	risks associated with using debt to fund the Company’s business activities, including re-financing and interest rate risks;

•	illiquidity of investments in the Company’s portfolio;

•	the Company’s ability to finance its transactions;

•	the effectiveness of the Company’s risk management systems;

•	availability of opportunities, including the Advisor’s ability to source and close on income-producing commercial properties and other real estate-related assets;

•	the Company’s ability to realize current and expected returns over the life of its investments;

•	the Company’s ability to maintain effective internal controls;

•	regulatory requirements with respect to the Company’s business, as well as the related cost of compliance;

•	the Company’s ability to qualify and maintain its qualification as a REIT for federal income tax purposes and limitations imposed on the Company’s business by its status as a REIT;

•	changes in laws or regulations governing various aspects of the Company’s business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor or FINRA and changes to laws governing the taxation of REITs;

•	the Company’s ability to maintain its exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against the Company and its affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among the Company and the Sponsor and its affiliates;

•	the adequacy of the Company’s cash reserves and working capital;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	the timing of cash flows, if any, from the Company’s investments; and

•	other risks associated with investing in the Company’s targeted investments.

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The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in “Risk Factors” section of the Company’s Registration Statement on Form S-11 (File No. 333-214130). The factors set forth in the Risk Factors section could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this report.

Overview

Rodin Global Property Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2017. The Company is externally managed by Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s sponsor, Cantor Fitzgerald Investors, LLC (the “Sponsor”). The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States (“U.S.”), United Kingdom and other European countries.

The Company was incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, the Company changed its name to Rodin Global Property Trust, Inc.

The Company plans to own substantially all of its assets and conduct its operations through Rodin Global Property Trust Operating Partnership, LP (the “Operating Partnership”). The Company is the sole general partner and limited partner of the Operating Partnership and the Company’s sponsor’s wholly owned subsidiary, Rodin Global Property Trust OP Holdings, LLC (the “OP”), is the sole special unit holder of the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $201,001 investment by the Sponsor. As of March 31, 2017, the Company had neither engaged in any principal operations nor generated any revenues or incurred any expenses, and its primary activity since inception through March 31, 2017 was to prepare for the proposed fundraising through its proposed stock offering. The Company has registered with the Securities and Exchange Commission (“SEC”) an offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in the Company’s primary offering and up to $250 million in shares pursuant to its distribution reinvestment plan (the “Offering”). The Company’s Registration Statement was declared effective by the SEC on March 23, 2017.

The Company will determine its net asset value (“NAV”) as of the end of each quarter commencing with the first quarter during which the minimum offering requirement is satisfied. Until the Company commences quarterly valuations of its assets and liabilities, the Company will sell its shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, the board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. The Company expects that it will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of its shares ordinarily within 45 days after the end of the applicable fiscal quarter.

The Company intends to invest primarily in the acquisition of single-tenant net leased commercial properties. The Company may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities. All properties will be acquired by the Company and operated by the Advisor. As of March 31, 2017, the Company had not commenced principal operations and had not entered into any arrangements to acquire any properties or real estate-related securities. The number and type of properties or real estate-related securities that the Company acquires will depend upon real estate market conditions, the

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amount of proceeds the Company raises in its offerings and other circumstances existing at the time the Company is acquiring such assets.

The Company has no direct employees and has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor’s responsibilities include, but are not limited to, providing real estate-related services, including services related to originating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. The Advisor is a wholly owned subsidiary of the Sponsor and therefore, the Advisor and Sponsor are related parties. The Advisor will receive, as applicable, compensation, fees and expense reimbursements for services related to the investment and management of the Company’s assets. Such entities will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages.

The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in the Registration Statement.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once the Company commences principal operations. The Company considers these policies critical because they involve significant judgments and assumptions, and they require estimates about matters that are inherently uncertain and they are important for understanding and evaluating the Company’s reported financial results. The accounting policies have been established to conform with generally accepted accounting principles in the United States (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to use judgments in the application of such policies. These judgments will affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in the Company’s financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of the Company’s results of operations to those of companies in similar businesses.

Reimbursement of Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all organizational and offering costs (including legal, accounting, and other costs attributable to the Company’s organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) (“Initial O&O Costs”) through the first anniversary of the date on which the Company satisfies the minimum Offering requirement (the “Escrow Break Anniversary”). The Company shall not be required to reimburse the Advisor for payment of the Initial O&O Costs prior to the Escrow Break Anniversary. Following the Escrow Break Anniversary, the Company will reimburse the Advisor for payment of the Initial O&O Costs ratably over a 36-month period; provided, however, that the Company shall not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for Initial O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross offering proceeds of the Offering as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement for a subsequent period.

Variable Interest Entities

A Variable Interest Entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional

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subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases the qualitative analysis on the Company’s review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. The Company will reassess the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company will determine whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the Company’s business activities and other interests. The Company will reassess the determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIE’s and general market conditions.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company will not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party. The Company will perform on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Accounting for Investments

Operating Real Estate

Operating real estate will be carried at historical cost less accumulated depreciation. The Company will follow the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset will be capitalized and depreciated over their useful life. Ordinary repairs and maintenance will be expensed as incurred. Operating real estate will be depreciated using the straight-line method over the estimated useful lives of the assets. Costs directly related to an acquisition deemed to be a business combination will be expensed in earnings.

Real Estate Debt Investments

Real estate debt investments will be generally intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate. Real estate debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff will be classified as held for sale and recorded at the lower of cost or estimated value.

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Real Estate Securities

The Company will classify its real estate securities investments as available for sale on the acquisition date, which will be carried at fair value. Unrealized gains (losses) will be recorded as a component of accumulated other comprehensive income, or OCI. However, the Company may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains (losses) on such securities are recorded in earnings.

Investments in Unconsolidated Ventures

Non-controlling, unconsolidated ownership interests in an entity may be accounted for using the equity method, at fair value or the cost method. Under the equity method, the investment will be adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities will be recorded in accordance with the terms of the governing documents. An allocation of net income (loss) may differ from the stated ownership percentage interest in such entity as a result of preferred returns and allocation formulas, if any, as described in such governing documents. Equity method investments will be recognized using a cost accumulation model in which the investment will be recognized based on the cost to the investor, which includes acquisition expenses. Acquisition expenses incurred directly in connection with the investment in a joint venture will be capitalized and amortized using the straight-line method over the estimated useful life of the underlying joint venture assets. The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The company will record the change in fair value for its share of the projected future cash flow of such investments from one period to another in earnings. Any change in fair value attributed to market related assumptions will be considered unrealized gain (loss). The Company may account for an investment that does not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment is insignificant to the unconsolidated entity. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Fair Value Option

The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, it may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

Fair Value Measurement

The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Financial assets and liabilities recorded at fair value on the Company’s consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1.	Quoted prices for identical assets or liabilities in an active market.

Level 2.	Financial assets and liabilities whose values are based on the following:

a)	Quoted prices for similar assets or liabilities in active markets.

b)	Quoted prices for identical or similar assets or liabilities in non-active markets.

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c)	Pricing models whose inputs are observable for substantially the full term of the asset or liability.

d)	Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3.	Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Financial assets and liabilities recorded at fair value on a recurring or non-recurring basis will be classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management will determine that prices are representative of fair value and assign the appropriate level in the fair value hierarchy through a review of available data, including observable and unobservable inputs, recent transactions, as well as its knowledge and experience of the market.

Revenue Recognition

Operating Real Estate

Rental and other income from operating real estate will be derived from leasing of space to various types of tenants. The leases will be for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases will be recognized on a straight-line basis over the term of the respective leases.

Real Estate Debt Investments

Interest income will be recognized on an accrual basis and any related premium, discount, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in earnings. The amortization of a premium or accretion of a discount will be discontinued if such loan is reclassified to held for sale.

Credit Losses and Impairment on Investments

Operating Real Estate

The Company’s real estate portfolio will be reviewed on a periodic basis, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if management’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, management will consider global macroeconomic factors, real estate sector conditions and asset specific and other factors including the tenant’s financial well being. To the extent an impairment has occurred, the loss will be measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the Company’s consolidated statements of operations. An allowance for a doubtful account for a tenant receivable will be established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants to make required rent and other payments contractually due. Additionally, the Company will establish, on a current basis, an allowance for future tenant credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

Loans will be considered impaired when, based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company will assess the credit quality of the portfolio and adequacy of loan loss reserves on a periodic basis. Significant judgment of management will be required in this analysis. The Company will consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any

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collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and tenants and the competitive situation of the area where the underlying collateral is located. Because this determination will be based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve will be recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan will be maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition will be suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments will be applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest will be recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and/or legally discharged.

Real Estate Securities

Real estate securities for which the fair value option is elected will not be evaluated for other-than-temporary impairment, or OTTI, as any change in fair value will be recorded in earnings.

Real estate securities for which the fair value option is not elected will be evaluated for OTTI periodically. Impairment of a security will be considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in earnings. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses will be recognized in earnings. The remaining OTTI related to the valuation adjustment will be recognized as a component of accumulated OCI. Once the OTTI is recorded, this will become the new amortized cost basis, and the difference between the expected cash flows and the new amortized cost basis will be accreted through interest income.

Real estate securities which are not high-credit quality will be considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI will then be bifurcated as discussed above.

Income Taxes

As a REIT, the Company will not be subject to U.S. federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows it to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The Company will monitor the business and transactions that may potentially impact the Company’s REIT status. If the Company were to fail to meet these requirements, it could be subject to U.S. federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company would also be disqualified for the four taxable years following the year during which qualification was lost unless the Company was entitled to relief under specific statutory provisions.

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Emerging Growth Company

The Company is and will remain an “Emerging Growth Company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which the Company’s total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the initial public offering; (iii) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which the Company is deemed a large accelerated filer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Additionally, the Company is eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has chosen to “opt out” of that extended transition period and as a result the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, the Company has not yet made a decision whether to take advantage of any or all of the exemptions available to it under the JOBS Act.

Results of Operations

As of March 31, 2017, the Company has not commenced its principal operations. The Company is dependent upon the proceeds from the Offering in order to conduct its investment activities and intends to make investments with the capital received from the Offering. As of March 31, 2017, the Company has not acquired any properties or other assets.

Liquidity and Capital Resources

The Company is dependent upon the net proceeds from the Offering to conduct its principal operations. The Company will obtain the capital required to purchase real estate and real estate-related investments and conduct its operations from the proceeds of the Offering, any future offerings, from secured or unsecured financings from banks and other lenders and from any undistributed funds from its operations.

If the Company is unable to raise substantial funds in the Offering, it will make fewer investments resulting in less diversification in terms of the type, number and size of investments it makes and the value of an investment in the Company will fluctuate with the performance of the limited assets it acquires. Further, the Company will have certain fixed operating expenses, including certain expenses as a REIT, regardless of whether it is able to raise substantial funds in the Offering. The Company’s inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, reducing its net income and limiting its ability to make distributions.

The Company expects to use debt financing as a source of capital. The Company’s charter limits the Company from incurring debt if the Company’s borrowings exceed 300% of the cost of the Company’s net assets, which is estimated to approximate 75% of the cost of its tangible assets (before deducting depreciation or other non-cash reserves), though the Company may exceed this limit under certain circumstances. Once the Company has fully deployed the proceeds of the Offering, the Company expects its debt financing and other liabilities may likely be approximately 50% of the cost of its tangible assets (before adjusting for depreciation or other non-cash reserves), although it may exceed this level during the offering stage. As of March 31, 2017, the Company does not have any outstanding debt.

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In addition to making investments in accordance with its investment objectives, the Company expects to use its capital resources to make certain payments to the Advisor and Cantor Fitzgerald & Co. (the “Dealer Manager’). During the organization and offering stage, the payments will include payments to the Dealer Manager for selling commissions, dealer manager fees, and distribution fee payments and to the Advisor for reimbursement of certain organization and offering costs. With regards to the total organization and offering costs, including selling commissions, dealer manager fees, distribution fees and reimbursement of other organization and offering costs, will not exceed 15% of the gross proceeds of the Offering, including proceeds from sales of shares under the Company’s distribution reinvestment plan. Additionally, the Company expects to make payments to the Advisor in connection with the management of its assets and costs incurred by the Advisor in providing services to the Company.

The Company anticipates that over time adequate cash will be generated from operations to fund its operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, the Company’s ability to finance its operations is subject to some uncertainties. The Company’s ability to generate working capital is dependent on its ability to attract and retain tenants, investments that generate cash flow, and the economic and business environments of the various markets in which the Company’s properties will be located. The Company’s ability to sell its assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, the Company policy is to pay distributions from cash flow from operations but should operations not be sufficient to fund cash distributions, the Company has entered into a distribution support agreement with the Sponsor to purchase up to $5 million in Class I shares from the Company (less the amount of any shares purchased by the Sponsor in order to satisfy the minimum offering requirement), through March 23, 2019, to provide additional cash to support distributions (the “Distribution Support Agreement”). However, if the Company has not generated sufficient cash flow from its operations and other sources, such as from the Distribution Support Agreement advances from the Advisor, or the Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, the Company may use the proceeds from the Offering for such purposes. Moreover, the Company’s board of directors may change its policy to generally pay distributions from cash flow from operations, in its sole discretion, at any time.

Distributions

The Company has not declared or paid any distributions as of March 31, 2017.

The amount of distributions payable to the Company’s stockholders will be determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company board of directors may reduce the amount of distributions paid or suspend distribution payments at any time, and therefore distribution payments are not assured.

Under the terms of the Distribution Support Agreement, if the cash distributions the Company pays for any calendar quarter exceed the Company’s modified funds from operations (“MFFO”) for such quarter, the Sponsor will purchase Class I shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed the MFFO for such quarter. In such instance, the Company may be paying distributions from proceeds of the shares purchased by the Sponsor or its affiliates, not from cash flow from operations. Class I shares purchased by the Sponsor pursuant to the Distribution Support Agreement will be eligible to receive all distributions payable by the Company with respect to Class I shares.

Election as a REIT

The Company intends to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code, effective for the Company’s taxable year ending December 31, 2017 or the first year of material operations. The

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Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code. The Company intends to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, the Company must distribute annually at least 90% of the Company’s REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, as well as federal income and excise taxes on its undistributed income.

Inflation

Some of the Company’s leases with tenants may contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the term of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). The Company may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. However, the Company’s net leases will generally require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce the Company’s exposure to increases in costs and operating expenses resulting from inflation.

Off-Balance Sheet Arrangements

As of March 31, 2017, the Company had no off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on the Company’s financial condition, revenue and expenses, results of operations, liquidity, capital expenditures, or capital resources.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

The Company had no principal operations as of March 31, 2017. When the Company commences its principal operations, management expects that the Company’s primary market risk exposure will be interest rate risk with respect to its indebtedness, credit risk and market risk with respect to use of derivative financial instruments for hedging purposes and foreign currency risk relating to investments made outside of the United States. As of March 31, 2017, the Company had made no investments, incurred no indebtedness and has not used any derivative financial instruments.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

An evaluation of the effectiveness of the design and operation of the Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of the Company’s management, including its Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, the CEO and CFO have concluded that the disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to the Company’s management, including its CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls over Financial Reporting

There have been no changes in the Company’s “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that occurred during the period covered by this Quarterly Report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

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PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of the end of the period covered by this Quarterly Report on Form 10-Q, the Company is not a party to any material pending legal proceedings.

Item 1A.	Risk Factors.

The Company has disclosed under the heading “Risk Factors” in its Registration Statement on Form S-11 (File No. 333-214130), filed with the SEC, risk factors which materially affect its business, financial condition or results of operations. There have been no material changes from the risk factors previously disclosed. You should carefully consider the risk factors set forth in the Registration Statement and the other information set forth elsewhere in this Quarterly Report on Form 10-Q. You should be aware that these risk factors and other information may not describe every risk facing the Company. Additional risks and uncertainties not currently known to the Company or that management currently deems to be immaterial also may materially adversely affect the Company’s business, financial condition and/or operating results.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds of Registered Securities.

Unregistered Sales of Equity Securities

None.

Use of Proceeds

On March 23, 2017, the Company’s Registration Statement on Form S-11 (File No. 333-214310), was declared effective by the SEC. As of March 31, 2017, the Company had not received any subscriptions for its common stock sufficient to allow it to break escrow and, therefore, the Company had not received any proceeds from the Offering.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not applicable.

Item 5.	Other Information.

Charter and Bylaws

On May 4, 2017, the board of directors of the Company approved the Second Articles of Amendment and Restatement of the Company (the “Amended Charter”) and the Second Amended and Restated Bylaws of the Company (the “Amended Bylaws”) and submitted the Amended Charter for consideration and approval by the Company’s sole stockholder. On May 10, 2017, Cantor Fitzgerald Investors, LLC, the Company’s sole stockholder, acted by written consent to approve the Amended Charter. On May 11, 2017, the Company adopted the Amended Bylaws and filed the amended Charter with the Maryland State Department of Assessments and Taxation on May 12, 2017.

Election of Directors

On May 10, 2017, Cantor Fitzgerald Investors, LLC, the Company’s sole stockholder, executed a written consent in lieu of an annual stockholder meeting for 2017 to reelect the Company’s directors to serve until the 2018 Annual Meeting and until their successors have been duly elected and qualified.

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Long-Term Incentive Plan

On May 10, 2017, Cantor Fitzgerald Investors, LLC, the Company’s sole stockholder, acted by written consent to approve the Company’s Long Term Incentive Plan.

Item 6.	Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Steve Bisgay
Steve Bisgay
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: May 12, 2017

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EXHIBITS INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description

1.1	Dealer Manager Agreement among Rodin Global Property Trust, Inc., Cantor Fitzgerald Investors, LLC and Cantor Fitzgerald & Co. dated March 23, 2017

3.1	Second Articles of Amendment and Restatement of Rodin Global Property Trust, Inc.

3.2	Second Amended and Restated Bylaws of Rodin Global Property Trust, Inc.

4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

10.1	Escrow Agreement among Rodin Global Property Trust, Inc., UMB Bank, N.A., and Cantor Fitzgerald & Co. dated March 23, 2017

10.2	Advisory Agreement by and among Rodin Global Property Trust, Inc., Rodin Global Property Trust Operating Partnership, L.P. and Rodin Global Property Advisors, LLC

10.3	Agreement of Limited Partnership of Rodin Global Property Trust Operating Partnership, L.P. dated March 23, 2017

10.4	Distribution Support Agreement between Cantor Fitzgerald Investors, LLC and Rodin Global Property Trust, Inc. dated March 23, 2017

10.5	Reimbursement Agreement among Rodin Global Property Trust, Inc., Cantor Fitzgerald Investors, LLC and Rodin Global Property Trust OP Holdings, LLC dated March 23, 2017

10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

10.7	Rodin Global Property Trust, Inc. Long-Term Incentive Plan

31.1	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101	XBRL (eXtensible Business Reporting Language). As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act and Section 18 of the Exchange Act

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Rodin Global Property Trust, Inc.

$1,250,000,000 Maximum Offering

$2,000,000 Minimum Offering

Rodin Global Property Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2017. We are externally managed by our advisor, Rodin Global Property Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC. Our advisor and our sponsor are affiliated with Cantor Fitzgerald, L.P. (“Cantor”), a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities.

We are offering up to $1,000,000,000 in shares of common stock to the public in our primary offering. We are offering shares of three classes of our common stock: Class A, Class T and Class I common stock, which we refer to individually as Class A Shares, Class T Shares and Class I Shares, and collectively as our common stock. Class A Shares, Class T Shares and Class I Shares have different upfront selling commissions and dealer manager fees, and Class T Shares have an ongoing distribution fee. We will determine our net asset value (“NAV”) as of the end of each quarter commencing with the first quarter during which the minimum offering requirement is satisfied. Until we commence valuations, the per share purchase price for shares of our common stock in our primary offering will be $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable support from our sponsor of a portion of selling commissions and dealer manager fees. The new offering price for each share class will be effective five business days after such share price is disclosed by us. We are also offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares we are offering among the classes of common stock and between the primary offering and our distribution reinvestment plan. See “Description of Shares.” We currently expect to offer shares of common stock in our primary offering for two years from the date of this prospectus unless extended by our board of directors.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 23 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no operating history and very limited assets. This is a “blind pool” offering and we have not identified any specific investments to acquire.
•	After the first quarterly valuation of our assets is undertaken, the purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. There can be no assurance that either NAV or the offering price will be an accurate reflection of the fair market value of our assets and liabilities and, following the purchase of properties or other assets, likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.
•	Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds. If we pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and sales of assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.
•	No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Unless and until there is a public market for our shares you will have difficulty selling your shares. If you are able to sell your shares, you would likely have to sell them at a substantial loss.
•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment in us.
•	We are not required to pursue or effect a liquidity event within a specified time period or at all.
•	We will pay substantial fees to and reimburse expenses of our advisor and its affiliates. These fees increase your risk of loss.
•	All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers and key professionals of our advisor, our dealer manager or other entities affiliated with Cantor, which we refer to as the Cantor Companies. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Cantor-advised programs and investors.
•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of income-producing commercial properties and other real estate-related assets.
•	We depend on our advisor to select our investments and conduct our operations. Our advisor is a newly-formed entity with no operating history. Therefore, there is no assurance our advisor will be successful.
•	Disruptions in the financial markets and stagnate economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.
•	Our investments will be subject to the risks typically associated with real estate.
•	We expect to make foreign investments and will be susceptible to changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

We will not sell any shares unless we raise gross offering proceeds of $2,000,000 by March 23, 2018. Persons affiliated with us may purchase our shares in order to satisfy the minimum offering requirements. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for our subscribers’ benefit, pending release to us. If we do not satisfy the minimum offering requirement, we will promptly return all funds in the escrow account (including interest) and we will stop offering shares. In the event we satisfy the minimum offering requirements, all interest will be paid to us.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

			Less		Plus
	Price to Public(1)		Selling Commissions(2)	Dealer Manager Fee(2)	Sponsor Support(2)(4)	Net Proceeds(3)
Primary Offering
Per Share of Class A Common Stock	$26.32	(5)	$1.58	$0.79	$1.05	$25.00
Per Share of Class T Common Stock	$25.51	(5)	$0.77	$0.77	$1.02	$25.00
Per Share of Class I Common Stock	$25.00		$—	$0.38	$0.38	$25.00

Total Minimum	$2,000,000		$78,000	$57,000	$75,000	$1,940,000
Total Maximum	$1,000,000,000		$39,000,000	$28,500,000	$37,500,000	$970,000,000

Distribution Reinvestment Plan
Total Maximum	$250,000,000		$—	$—	$—	$250,000,000

Total Maximum Offering	$1,250,000,000		$39,000,000	$28,500,000	$37,500,000	$1,220,000,000

(1)	We reserve the right to reallocate the shares of common stock being offered between the primary offering and our distribution reinvestment plan. See “Description of Shares.” The price per share shown will apply until we commence valuations. Thereafter, shares of each class will be issued at a price per share generally equal to the prior quarter’s NAV per share for such class of shares, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.
(2)	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price. “Total Maximum” amounts assume that 40%, 50% and 10% of the shares sold are Class A Shares, Class T Shares and Class I Shares, respectively. In addition, these amounts do not include the 1.0% annual distribution fee payable on Class T Shares purchased in the primary offering, which constitutes underwriting compensation. The total amount of all items of underwriting compensation, from whatever source, payable to underwriters, broker dealers, or affiliates thereof will not exceed an amount equal to 10% of the gross proceeds raised in the primary offering. See “Plan of Distribution.”
(3)	Net proceeds are calculated before deducting issuer costs other than selling commissions and dealer manager fees. These issuer costs are expected to consist of, among others, expenses of our organization, legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.
(4)	Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fee in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement. See “Management Compensation.”
(5)	These amounts have been rounded to the nearest whole cent throughout this prospectus and the actual per share offering price for the Class A Shares and Class T Shares are $26.3158 and $25.5102, respectively.

Our dealer manager, Cantor Fitzgerald & Co., which is affiliated with our sponsor and our advisor, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500. We currently expect to offer shares of common stock in our primary offering two years from the date of this prospectus, unless extended by our board of directors for up to an additional one year or beyond, as permitted by the Securities and Exchange Commission. If we decide to extend the primary offering period, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

The date of this prospectus is March 23, 2017.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

PENNSYLVANIA INVESTORS: Because the minimum offering amount is less than $100,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $50,000,000 have been received from all sources.

The states listed below have established suitability requirements that are in addition to ours and are different from that which we have outlined above, and investors in these states are directed to the following special suitability standards:

•	Alabama—Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and our affiliates.

•	California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor’s net worth.

•	Idaho—Investors who reside in the state of Idaho must have either: (i) a liquid net worth of $85,000 and annual income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho’s investor’s total investment in us shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined for purposes of this investment as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

•	Iowa—In addition to our suitability requirements, an Iowa investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an investor’s total investment in our shares or any of our affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing investment concentration limit.

•	Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

•	Kentucky—Kentucky investors may not invest more than 10% of their liquid net worth in us or our affiliates.

•

Maine— The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

i

For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Massachusetts— Massachusetts investors may not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Missouri—A Missouri investor’s aggregate investment in our offering may not exceed 10% of the investor’s liquid net worth.

•	Nebraska — Nebraska investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) limit their investment in us and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth (exclusive of home, home furnishings, and automobiles). Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing investment concentration limit.

•	Nevada—A Nevada investor’s aggregate investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).

•	New Jersey—New Jersey investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico—A New Mexico investor’s aggregate investment in our offering, the offerings of our affiliates and the offerings of other non-traded REITs may not exceed 10% of the investor’s liquid net worth.

•	North Dakota—North Dakota residents must represent that, in addition to the suitability standards listed above, they have a net worth of at least ten times their investment in us.

•	Ohio—Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oregon—An Oregon investor’s aggregate investment in us may not exceed 10% of the investor’s liquid net worth.

•	Pennsylvania—A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth

•	Tennessee—In addition to our suitability requirements, Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth (excluding the value of an investor’s home, furnishings and automobiles).

•	Vermont—In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution” for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Each subscription agreement includes representations covering, among other things, suitability.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Initially, your check should be made payable to “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust, Inc.,” or “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust.” After we meet the minimum offering requirements, your check should be made payable to “Rodin Global Property Trust, Inc.” or “Rodin Global Property Trust.” If you are a resident of Pennsylvania, your check should be made payable, or wire transfer directed, to “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust, Inc.” or “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust,” until we have received aggregate gross proceeds from this offering of $50,000,000, after which time it may be made payable, or directed, to “Rodin Global Property Trust, Inc.” or “Rodin Global Property Trust.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected, or as soon thereafter as practicable. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Securities and Exchange Commission, which we refer to as the “SEC,” as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Until we commence quarterly valuations of our assets, we will sell our shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. If you have not received notification of acceptance of your purchase request before the 45th day following each completed fiscal quarter you should check whether your purchase request has been accepted by us by contacting the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. If your subscription agreement has not been accepted by us prior to our publication of the new offering prices, you may withdraw your purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by you will be equal to the price that is in effect on the date that your completed subscription agreement has been accepted by us. We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker dealer to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

v

The market data and information included in this prospectus in the section titled “Market Opportunity” is comprised of the market study prepared for us by Rosen Consulting Group, or RCG, a national commercial real estate advisory company in September 2016. We have paid RCG a fee for such services. Such information is included herein in reliance on RCG’s authority as an expert on such matters. See “Experts.” The company believes the data prepared by RCG is reliable, but it has not independently verified this information. Any forecasts prepared by RCG are based on data (including third party data), models and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. There is no assurance that any of the forecasts will be achieved.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

What is Rodin Global Property Trust, Inc.?

Rodin Global Property Trust, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year ending December 31, 2017. We are externally managed by Rodin Global Property Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of our sponsor, Cantor Fitzgerald Investors, LLC. We are a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities.

We were incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, we changed our name to Rodin Global Property Trust, Inc. We have not yet made any investments. Because we have not yet identified any specific assets to originate or acquire, we are considered to be a blind pool.

We plan to own substantially all of our assets and conduct our operations through Rodin Global Property Trust Operating Partnership, LP, which we refer to as our operating partnership in this prospectus. We are the sole general partner and limited partner of the operating partnership and our sponsor’s wholly owned subsidiary, Rodin Global Property Trust OP Holdings, LLC, is the sole special unit holder of the operating partnership. Except where the context suggests otherwise, the terms “we,” “us,” “our” and “our company” refer to Rodin Global Property Trust, Inc., together with its subsidiaries, including the operating partnership and its subsidiaries, and all assets held through such subsidiaries.

Our external advisor, Rodin Global Property Advisors, LLC, which we refer to as our advisor in this prospectus, will conduct our operations and manage our portfolio of investments. We have no employees. Our advisor is affiliated with Cantor, a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We believe that our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark Grubb Knight Frank (“Newmark”) will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors. Newmark offers a range of services, including leasing and corporate advisory, property management and investment sales to real estate tenants, owners, investors and developers.

Our office is located at 110 E. 59th Street, New York, NY 10022. Our telephone number is (212) 938-5000, and our web site address is www.rodinglobalpropertytrust.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate and real estate-related investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate-related investments;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year in which we fail to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income. We are not currently qualified as a REIT. However, we intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2017.

What is an “UPREIT”?

We plan to own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called Rodin Global Property Trust Operating Partnership, LP, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner and limited partner of the operating partnership and our sponsor’s wholly owned subsidiary, Rodin Global Property Trust OP Holdings, LLC, is the sole special unit holder of the operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

What kind of offering is this?

We are offering up to $1,250,000,000 in shares of common stock on a “best efforts” basis. We are offering $1,000,000,000 in shares in our primary offering. We will not sell any shares unless we have raised gross offering proceeds of $2,000,000 by the date that is one year from the date of this prospectus. We refer to this threshold as the minimum offering requirement. Commencing with the first quarter during which the minimum offering requirement is satisfied, our board of directors will determine our NAV for each class of our shares as of the end of each such quarter. We expect such determination ordinarily will be made within 45 days after each such completed fiscal quarter. Until we commence quarterly valuations of our assets, we will sell our shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us. Volume discounts are available to investors who purchase in a single transaction more than (i) $500,000 in Class A Shares or (ii) $1.0 million in Class T Shares. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at an initial purchase price equal to $25.00 per Class A, Class T and Class I Share and the then current NAV per share of such class of shares once we commence valuations. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan.

How will your NAV per share be calculated?

Our NAV will be calculated quarterly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any liabilities. With the approval of our board of directors, including a majority of our independent directors, we will engage an independent valuation firm (the “Independent Valuation Firm”) to serve as our independent valuation firm with respect to the quarterly valuation of our assets and liabilities and to calculate our NAV. Periodic real property appraisals will serve as the foundation of the Independent Valuation Firm’s valuation. The valuations of our properties will be updated quarterly, based on the most recent annual third-party appraisals and current market data and other relevant information, with review and confirmation for reasonableness by our advisor. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. The advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by the Independent Valuation Firm.

See “Net Asset Value Calculation and Valuation Procedures” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related securities will be valued.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than the all of the shares that we are offering.

What is the difference between the Class A, Class T and Class I Shares Being Offered?

We are offering to the public three classes of shares of our common stock, Class A Shares, Class T Shares and Class I Shares. The differences between each class relate to the offering price per share, upfront commissions and other underwriting compensation payable in respect of such class as further described below:

•	Class A Shares have higher front-end fees in the form of selling commissions compared to Class T Shares. These fees are paid at the time of the purchase of the Class A Shares in the primary offering. There are no distribution fees paid on Class A Shares.

•	Class T Shares have lower front-end fees paid at the time of the purchase of the Class T Shares in the primary offering compared to Class A Shares. Subject to, among other things, the 10% limit on underwriting compensation, we also will pay an ongoing distribution fee in an amount equal to 1.0% per annum of the then current primary offering price per Class T Share (or, in certain cases, the amount of our NAV per share) payable on a monthly basis. This fee is not paid on Class A Shares and will result in the per share distributions on Class T Shares being less than the per share distributions on Class A Shares or Class I Shares. There is no assurance that we will pay distributions in any particular amount, if at all.

•	Class I Shares have the lowest front-end fees with no selling commissions, a lower dealer manager fee than Class A Shares and Class T Shares in the amount of 1.5% and no distribution fee.

Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by the Financial Industry Regulatory Authority, or FINRA, Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus.

If you are eligible to purchase any of the classes of shares, then in most cases you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares or Class T Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. See “Description of Shares” and “Plan of Distribution” for a discussion of the differences between our Class A, Class T and Class I Shares.

The following summarizes the differences in fees and selling commissions among the classes of our common stock.

	Class A	Class T		Class I
Initial Offering Price(1)	$26.32	$25.51		$25.00
Sponsor Support of Selling Commissions and Dealer Manager Fees(2)	4.0%	4.0%		1.5%
Selling Commission(3)	(6.0)%	(3.0)%		—
Dealer Manager Fee(3)	(3.0)%	(3.0)%		(1.5)%
Distribution Fee(4)	—	(1.0	)%(4)	—

(1)	The price per share shown will apply until we commence quarterly valuations. Thereafter, shares of each class will be issued at a price per share generally equal to the prior quarter’s NAV per share for such class of shares, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.
(2)	Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay any reimbursement for the sponsor support. See “Management Compensation.”
(3)	Before giving effect to sponsor support payment of selling commissions and dealer manager fees.
(4)

The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a

x

public offering, the most recently published per share NAV of Class T Shares). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into a number of Class A Shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. See “Description of Shares.”

The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our distribution reinvestment plan, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Shares” for more information concerning the differences between the Class A Shares and the Class T Shares.

What is the sponsor support of certain selling commissions and the dealer manager fees?

Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering. Cantor has agreed to provide funding to the sponsor for the payment of a portion of the underwriting compensation as well as to purchase shares pursuant to the distribution support agreement, referred to as sponsor support. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement and no interest will be paid by us for the sponsor support prior to any reimbursement. See “Management Compensation.”

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from our primary offering of $1,000,000,000 in shares to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. After giving effect to sponsor payment of a portion of selling commissions and dealer manager fees in the amount of up to 4.0% of the gross offering proceeds in the primary offering, depending primarily upon the number of shares we sell in our primary offering and assuming that 40%, 50% and 10% of the shares sold in the primary offering are Class A Shares, Class T Shares and Class I Shares, respectively, and all shares are sold at the initial price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share, we estimate that we will use between 96.0% (assuming no shares available pursuant to the distribution reinvestment plan are sold) and 96.6% (assuming all shares available to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments, assuming in each case that we raise the maximum offering amount. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions dealer manager fees and issuer organization and offering costs. Our cash flow from operations may be insufficient to fully fund distributions to our stockholders, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, some or all of our distributions will likely be paid from other sources, such as proceeds from our borrowings, proceeds from this offering, cash advances by our advisor, cash resulting from a waiver or deferral of fees and/or proceeds from the sale of assets. We have not placed a cap on the amount of our distributions that may be paid from proceeds from this offering or any of these other sources. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. Until we invest the proceeds of this offering in income-producing commercial properties and other real estate-related assets, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments, and we may not be able to invest the proceeds in real estate-related investments promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase program.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Prior to the time we commence this offering, we expect to have five members of our board of directors, three of whom will be independent of us, our advisor and our respective affiliates. Our charter provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. Our directors are elected annually by the stockholders.

Who is your advisor and what will the advisor do?

Rodin Global Property Advisors, LLC is our advisor. Our advisor will manage our day-to-day operations and our portfolio of real estate-related investments on our behalf, all subject to the supervision of our board of directors. Our advisor has a highly experienced management team of investment professionals with experience acquiring, originating, managing and/or distributing investments consistent with our strategy. The management team includes executives with significant investment, operational and management experience in real estate related investments. Our advisor and its team of real estate professionals and those of its affiliates will be responsible for most of the decisions regarding the selection, negotiation, financing and disposition of investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

What are the potential conflicts of interest that will be faced by your advisor and its affiliates?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor also controls CCRE, BGC (which includes Newmark) and a number of other financial services businesses, including our dealer manager. Our executive officers and certain of our directors are also officers, directors and managers of our advisors and its affiliates and in some cases, other Cantor Companies. See “Conflicts of Interest.”

What is the experience of your sponsor?

Our sponsor is a newly-formed Delaware limited liability company and an affiliate of Cantor. Founded in 1945, Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. We believe that our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors.

How many investments do you currently own?

We currently do not own any investments and have very limited assets. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also supplement this prospectus to provide information regarding material changes to our portfolio, including the closing of significant asset originations or acquisitions.

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How long will this offering last?

We currently expect to offer shares of common stock in our primary offering for two years from the date of this prospectus; however, if we have not sold all primary shares registered in this offering by that time, our board of directors may determine to continue the primary offering for up to an additional one year or beyond as permitted by SEC rules. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct a follow-on public offering upon the termination of this offering; however, we do not currently intend to commence any such follow-on public offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states may buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (ii) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. Certain states have more stringent suitability requirements. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on income-producing commercial properties and other real estate-related assets, seek to preserve capital, seek to receive regular income, seek to obtain the benefits of the potential growth in the value of our investments and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

What are the major risks associated with an investment in our shares of common stock?

We have no operating history and our advisor, whom we will depend on to select our investments and conduct our operations, is also a newly-formed company. Because this is a blind-pool offering, we have not identified any investments to acquire and you will not have the opportunity to evaluate our investments before we make them. After the first quarterly valuation of our assets is completed, the purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Neither NAV nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares. Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds. If we pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and the overall return to our stockholders may be reduced and subsequent investors will experience dilution. No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Unless and until there is a public market for our shares you will have difficulty selling your shares. The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment in us. We are not required to pursue or effect a liquidity event within a specified time period or at all. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Is there any minimum investment required?

Yes. We require a minimum investment of $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, may also be required to meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfer by gift, transfer by inheritance, intrafamily transfer, dissolutions, transfers to affiliates and transfers by operation of law.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	supplements to the prospectus, provided quarterly during the primary offering; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.rodinglobalpropertytrust.com.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cantor Fitzgerald & Co.

110 E. 59th Street

New York, NY 10022

Telephone: 855-9-CANTOR

www.rodinglobalpropertytrust.com

PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors.” Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “the Company” refer to Rodin Global Property Trust, Inc., a Maryland corporation, and its subsidiaries; “advisor” refers to Rodin Global Property Advisors, LLC, a Delaware limited liability company, our external advisor; “sponsor” refers to Cantor Fitzgerald Investors, LLC, a Delaware limited liability company; “Cantor” refers to Cantor Fitzgerald, L.P., a Delaware limited partnership; and “dealer manager” refers to Cantor Fitzgerald & Co., a New York general partnership.

Our Company

We are a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities.

We have no employees. We have retained Rodin Global Property Advisors, LLC, our advisor, to manage our affairs on a day-to-day basis. Cantor Fitzgerald & Co. serves as the dealer manager of the Offering. The advisor and dealer manager are under common control with Cantor, the parent of Cantor Fitzgerald Investors, LLC, our sponsor, as a result of which they are related parties and each of them has received or will receive compensation and fees for services related to the offering, the investment and management of our assets, our operations and potential liquidity event for our company.

In connection with the performance of its duties, we believe that our advisor will benefit from the resources, relationships and expertise of its ultimate parent, Cantor Fitzgerald, L.P. Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Over the past 70 years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor operates through four business lines: Capital Markets and Investment Banking; Inter-Dealer Brokerage; Real Estate Brokerage and Finance; and Private Equity. Cantor’s Real Estate Brokerage and Finance business principally consists of commercial real estate brokerage and finance services, conducted by Newmark and Cantor Commercial Real Estate (“CCRE”). Newmark offers a range of services, including leasing and corporate advisory, property management and investment sales to real estate tenants, owners, investors and developers. CCRE originates and securitizes commercial mortgage loans collateralized by diverse commercial real estate assets throughout the United States. Newmark is a division of BGC Partners, Inc. (“BGC”), which is a subsidiary of Cantor and is listed on the NASDAQ Global Select Market under the symbol “BGCP.” Cantor owns a controlling interest in BGC. CCRE is a joint venture with certain institutional investors sponsored and managed by Cantor. As of December 31, 2015, Cantor had approximately 10,000 employees operating in most major financial centers throughout the world.

We believe that the commercial real estate investment experience of our advisor’s senior management team along with their access to investment opportunities, when combined with our affiliation with Cantor, will benefit us in meeting our investment objectives.

Our Strengths

We believe that our strengths include (i) our affiliation with Cantor, including its capital markets expertise and research capabilities (ii) our advisor personnel’s extensive real estate related expertise, (iii) our advisor’s extensive sourcing capabilities, (iv) our advisor’s experienced management team, and (v) our sponsor’s commitment to support distributions and to pay certain selling commissions and dealer manager fees.

Our Affiliation with Cantor— Our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors.

Cantor is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Cantor’s major business lines include Capital Markets and Investment Banking and Real Estate Brokerage and Finance.

Through our advisor, we can draw on Cantor’s established expertise within the global capital markets, providing us with a unique perspective on fixed income trends, pricing, and liquidity. Cantor’s Capital Markets and Investment Banking business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. This business operates primarily through Cantor Fitzgerald & Co., which is one of only 23 primary dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York. Cantor’s Investment Banking division underwrites public and private offerings of equity and debt securities and provides financial advisory services to clients in connection with mergers and acquisitions, restructurings and other transactions. Cantor’s capital markets expertise includes a focus on commercial real estate.

Cantor Fitzgerald & Co., acted as a co-lead manager or co-manager on the issuance of 44 fixed rate Commercial Mortgage Backed Securities offerings totaling approximately $50 billion between April 1, 2011, and December 31, 2015, representing approximately 22% of total domestic fixed rate CMBS securitizations during the same period. Additionally, Cantor is a leader in at-the-market (“ATM”) follow-on equity offerings, including having filed over 85 REIT ATM programs with an aggregate value of over $15 billion over the past 10 years. Further, Cantor’s capital markets expertise includes a focus on corporate credit, where it transacted over $180 billion of corporate debt securities in 2014.

Both Newmark and Cantor Fitzgerald & Co. publish proprietary research and analyses related to REITs and other public companies, real estate property types and global markets, as well as overall economic trends and outlooks. This research monitors leading and lagging indicators, tracks and analyzes demand drivers, cyclical patterns and industry trends affecting real estate.

As of December 31, 2015, Newmark operated from over 100 offices across the United States as shown on the map below.

Extensive Real Estate Expertise— Our advisor’s executives possess a unique combination of real estate and corporate credit evaluation and investment expertise and, throughout their careers, have collectively acquired, originated, structured and/or managed billions of dollars of real estate investments consistent with our investment strategy and over numerous real estate cycles.

Significant Sourcing Capabilities— Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with real estate owners and developers, tenants, institutional private equity firms, brokerage professionals and other commercial real estate industry participants. Additionally, through our advisor, we can draw on Newmark’s industry expertise. We expect the combination of Newmark’s sourcing capabilities combined with the experience and relationships of our advisor’s and its affiliates’ personnel, will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Experienced Management Team— Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing investment strategies consistent with our investment strategy. See “Management— The Advisor” for biographical information regarding these individuals.

Sponsor Support

Distribution Support Commitment— Our sponsor has agreed to purchase up to an aggregate of $5.0 million of our Class I Shares of common stock (which will include any shares our sponsor may purchase in order to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees until

March 23, 2019 to the extent cash distributions to our stockholders for any calendar quarter exceed MFFO for such quarter. Our sponsor will purchase shares following the end of each quarter for an aggregate purchase price equal to the amount by which the cash distributions paid to stockholders exceed modified funds from operations, or MFFO, for such quarter. Notwithstanding the obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders. For more information regarding our sponsor share purchase support arrangement and our distribution policy, please see “Description of Shares—Distributions.”

Support of Certain Selling Commissions and Dealer Manager Fees— Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. See “Management Compensation.”

Our Target Assets

The real estate assets in which we intend to invest will include the following:

•	Equity Investments: Primarily acquire properties leased to a single-tenant on a long-term net lease basis, whereby the tenant is substantially responsible for all of the costs associated with operating and maintaining the property such as repairs and maintenance, insurance, taxes, utilities, and capital expenditures for the duration of the lease. We may also acquire properties that are subject to short-term net leases or are multi-tenanted. Properties will be purchased directly or through a joint venture ownership structure and located primarily in the United States, United Kingdom and other European countries;

•	Preferred Equity, Loans and Other Subordinated Interests: Invest in or originate preferred equity or mezzanine loans related to properties net leased to a single-tenant on a long-term basis. We may also invest in preferred equity or mezzanine loans related to properties that are subject to short-term net leases or are multi-tenanted. Mezzanine loans are made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. Preferred equity investments are subordinate to any mortgage and mezzanine loan, but senior to the owner’s common equity;

•	Real Estate-Related Securities: Invest in real estate securities which may take the form of (i) CMBS or structured notes that are collateralized by pools of real estate debt instruments, often first mortgage loans, (ii) REIT debt, (iii) REIT preferred stock, (iv) REIT common shares or (v) equity interests in private companies that own real estate assets.

Although we do not have targeted investment allocations for any of the asset classes described above, we expect that a majority of our investments will be related to properties leased to tenants under long-term net leases. Net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as repairs and maintenance, insurance, taxes, utilities, and capital expenditures. We generally consider leases having a remaining term of ten years or more to be long-term leases, and those with a shorter term to be short-term leases.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and market conditions. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Class A, Class T and Class I Shares of Common Stock

We are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class I Shares. The following summarizes the fees and selling commissions associated with Class A, Class T and Class I Shares.

	Class A	Class T		Class I
Initial Offering Price(1)	$26.32	$25.51		$25.00
Sponsor Support of Selling Commissions and Dealer Manager Fees(2)	4.0%	4.0%		1.5%
Selling Commission(3)	(6.0)%	(3.0)%		—
Dealer Manager Fee(3)	(3.0)%	(3.0)%		(1.5)%
Distribution Fee(4)	—	(1.0	)%(4)	—

(1)	The price per share shown will apply until we commence quarterly valuations. Thereafter, shares of each class will be issued at a price per share equal to the prior quarter’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.
(2)	Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. Our sponsor has agreed that under no circumstances may proceeds from this offering be used to pay any reimbursement for the sponsor support and no interest will be paid by us for the sponsor support prior to any reimbursement. See “Management Compensation.”
(3)	Before giving effect to sponsor support payment of selling commissions and dealer manager fees.
(4)

The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions (including the sponsor support of 4.0% of selling commissions and dealer manager fees), and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account. We cannot predict if or when this will occur.

All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into a number of Class A Shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. See “Description of Shares.”

Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers as described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Shares” for more information concerning the differences between the Class A Shares and the Class T Shares.

Investment Objectives

We are focused on acquiring a real estate investment portfolio with a total return profile intended to provide current income and the potential for capital appreciation. To that end, our primary investment objectives are:

•	to preserve and return your capital contribution;

•	to provide regular cash distributions; and

•	to realize potential growth in the value of our investments.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity or payoff of our investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. However, no public trading market for our shares currently exists or may ever exist, and you may not be able to sell your shares.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 23, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have no operating history and very limited assets. This is a “blind pool” offering and we have not identified any specific investments to acquire.

•	After the first quarterly valuation of our assets is undertaken, the purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. There can be no assurance that either NAV or the offering price will be an accurate reflection of the fair market value of our assets and liabilities and, following the purchase of properties or other assets, likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

•	Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds. If we pay distributions from sources other than our cash flows from operations, we will have less funds available for investment, borrowings and sales of assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering.

•	No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Unless and until there is a public market for our shares you will have difficulty selling your shares. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment in us.

•	We will pay substantial fees to and reimburse expenses of our advisor and its affiliates. These fees increase your risk of loss.

•	All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers and key professionals of our advisor, our dealer manager or other affiliated Cantor Companies. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Cantor-advised programs and investors.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of income-producing commercial properties and other real estate-related assets and the value of your investment may vary more widely with the performance of specific assets.

•	We depend on our advisor to select our investments and conduct our operations. Our advisor is a newly-formed entity with no operating history. Therefore, there is no assurance our advisor will be successful.

•	You may be more likely to sustain a loss on your investment because our sponsor may not have as strong an economic incentive to avoid losses as do some sponsors who have made larger equity investments in their companies.

•	Disruptions in the financial markets and stagnate economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our investments will be subject to the risks typically associated with real estate.

•	We may make foreign investments and will be susceptible to changes in currency exchange rates, adverse political or economic developments, lack of uniform accounting standards and changes in foreign laws.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. The allocation of amounts among the Class A Shares, the Class T Shares and the Class I Shares assumes that 40% of the shares of common stock sold in the primary offering are Class A Shares, 50% of the shares of common stock sold in the primary offering are Class T Shares and 10% of the shares of common stock sold in the primary offering are Class I Shares. Certain fees and expense reimbursements will be paid by us while other fees and expense reimbursements will be paid by third parties, including our sponsor. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Organization and Offering Stage

Selling Commissions – Dealer Manager

Class A Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 5.0% of gross offering proceeds from the sale of Class A Shares in the primary offering (for a total of up to 6.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class T Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 2.0% of gross offering proceeds from the sale of Class T Shares in the primary offering (for a total of up to 3.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class I Shares

No selling commissions will be payable with respect to Class I Shares.

$78,000 ($48,000 for the Class A Shares, $30,000 for the Class T Shares and $0 for the Class I Shares, respectively)/ $39,000,000 ($24,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $0 for the Class I Shares, respectively)

Dealer Manager Fees – Dealer Manager

Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fee may be reallowed to participating broker dealers as a marketing fee.

Class T Shares

Up to 3.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

Class I Shares

Up to 1.5% of gross offering proceeds from the sale of Class I Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

$57,000 ($24,000 for the Class A Shares, $30,000 for the Class T Shares and $3,000 for the Class I Shares, respectively)/

$28,500,000 ($12,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $1,500,000 for the Class I Shares, respectively)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Other Organization and Offering Expenses – Advisor or its Affiliates	We will reimburse our advisor and its affiliates for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fees and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we estimate organization and offering expenses (other than selling commissions and the dealer manager fee), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of our advisor for costs in connection with preparing supplemental sales materials. Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which the minimum offering requirement is satisfied. We will reimburse our advisor for such costs ratably over the 36 months following the first anniversary of the date on which we satisfy the minimum offering requirement; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through the first anniversary of the date on which we satisfy the minimum offering will not be reflected in our NAV until we reimburse the advisor for these costs.	$12,500,000

	Acquisition and Development Stage

Acquisition Expenses – Advisor or its Affiliates	We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to us), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of our investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Operational Stage

Distribution Fee – Dealer Manager

With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. See “Description of Shares.”

We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering such that all Class T Shares will receive the same per share distributions.

$5,000,000 annually, assuming sale of $500,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $20,000,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

Asset Management Fee – Advisor or its Affiliates

A monthly fee equal to one-twelfth of 1.25% of the cost of our investments at the end of each month.

In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Other Operating Expenses – Advisor or its Affiliates

We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our shares of common stock within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.
Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) personnel costs in connection with the services for which our advisor earns disposition fees, or (b) the salaries and benefits of our named executive officers.

Property Management and Oversight Fees – Advisor or its Affiliates	If the advisor or an affiliate is a property manager with respect to a particular property, we will pay property management fees of 1.5% of gross revenues received for management of our properties located in the United States and 2.0% of gross revenues received for management of our properties located outside of the United States. For services in overseeing property management services provided by any person or entity that is not an affiliate of our advisor, we will pay our advisor or an affiliate an oversight fee equal to 1.0% of the gross revenues of the property managed. Neither our advisor nor its affiliates will be paid an oversight fee if we contract with a third party to provide property management services for fees greater than (i) 1.5% of gross revenues received for management of our properties located in the United States or (ii) 2.0% of gross revenues received for management of our properties located outside of the United States.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Leasing Commissions – Advisor or its Affiliates	Customary leasing fees if our advisor or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Refinancing Coordination Fee – Advisor or its Affiliates	If our advisor provides services in connection with the refinancing of any debt that we obtain and use to finance properties or other permitted investments, or refinancing of any debt that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor a refinancing coordination fee equal to 0.75% of the amount available or outstanding under such refinancing or assumed debt. Refinancing shall also include restructuring, workouts or other recapitalization of any debt.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – Advisor or its Affiliates	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, we will pay a disposition fee in an amount equal to 2.0% of the contract sales price of each real property or other investment sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sales price. If we take ownership of a property as a result of a workout or foreclosure of a debt investment, we will pay a disposition fee upon the sale of such property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction

Reimbursement of certain offering expenses to our Sponsor	Our sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class A Shares, Class T Shares and Class I Shares, incurred in connection with this offering. We will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of our common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by us or by the advisor. In each such case, we only will reimburse the sponsor after (i) we have fully invested the proceeds from this offering and (ii) our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.	$75,000/$37,500,000 (Assuming 100% of the shares sold are Class A Shares and Class T Shares, the maximum reimbursement of offering expenses to our sponsor will be $40,000,000)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering

Special Units – Rodin Global Property Trust OP Holdings, LLC

Rodin Global Property Trust OP Holdings, LLC, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates.

Rodin Global Property Trust OP Holdings, LLC, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Rodin Global Property Trust OP Holdings, LLC would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets. In each of such cases, the Special Unit Holder will be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

In addition, prior to any such redemption, Rodin Global Property Trust OP Holdings, LLC as the holder of special units, may be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after (i) our stockholders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital and (ii) our sponsor or its affiliates have received reimbursement for the payment of certain selling commissions and dealer manager fees.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering
The 6.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program. Depending on various factors, including the date on which shares of our stock are purchased and the price paid for such shares, an individual may receive more or less than the 6% cumulative, non-compounded annual pre-tax return on their net contributions prior to the commencement of distributions to the holder of the special units.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor also controls CCRE, BGC (which includes Newmark) and a number of other financial services businesses, including our dealer manager (collectively the “Cantor Companies”). Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	The team of professionals at our advisor and its affiliates must determine which investment opportunities to recommend to us and any programs Cantor affiliates may sponsor in the future;

•	The team of professionals at our advisor and its affiliates will have to allocate their time between us and other Cantor Companies, programs and activities in which they are involved;

•	Our advisor and its affiliates will receive fees in connection with transactions involving the management, refinancing and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our advisor and its affiliates, including our dealer manager, will receive fees in connection with our offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) will not be at arm’s length;

•	Our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement by our advisor, Rodin Global Property Trust OP Holdings, LLC, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0%;

•	Our sponsor will receive reimbursement for the sponsor support in certain circumstances, including potentially in connection with a sale of us or our assets; and

•	Our advisor and its affiliates may structure the terms of joint ventures between us and other Cantor Companies.

Our Structure

The following chart indicates the relationship among us, our advisor and certain of its affiliates.

(1)	CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Mr. Howard W. Lutnick controls Cantor Fitzgerald, L.P. through his ownership of CF Group Management, Inc. Cantor Fitzgerald, L.P. indirectly owns Cantor Fitzgerald & Co.
(2)

We will initially own a capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of the operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership.

Our board of directors has retained our advisor which will be responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.
(3)	Our dealer manager is indirectly owned by Cantor Fitzgerald, L.P.
(4)	The special units will entitle Rodin Global Property Trust OP Holdings, LLC to receive certain operating partnership distributions. See “Management Compensation.”

Estimated Use of Proceeds

After giving effect to sponsor payment of a portion of the selling commissions and dealer manager fees in the total amount of up to 4.0% of the gross offering proceeds in the primary offering for Class A Shares, Class T Shares and Class I Shares and depending primarily upon the number of shares of each class we sell in our offering and assuming that 40% of the proceeds are from the sale of Class A Shares, 50% of the proceeds are from the sale of Class T Shares and 10% of the proceeds are from the sale of Class I Shares, we estimate that approximately 96.6% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 96.0% (assuming no shares available under our distribution reinvestment plan are sold) of our gross offering proceeds will be available for investments, including related acquisition expenses. We have assumed what percentage of shares of each class will be sold based on discussions with our dealer manager but there can be no assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions, dealer manager fees and issuer organization and offering costs.

Distributions

We intend to accrue and pay cash distributions on a monthly basis beginning no later than the first calendar quarter after the quarter in which we make our first investment. We expect to authorize and declare distributions based on daily record dates that will be aggregated and paid on a monthly basis in order for investors to generally begin receiving distributions immediately upon our acceptance of their subscription. Once we commence paying distributions, we expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. The timing and amount of cash distributions will be determined by our board of directors, in its discretion, and may vary from time to time. In addition to cash distributions, our board of directors may authorize special stock dividends. Distributions will be made on all classes of our common stock at the same time. Distribution amounts paid with respect to Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because distributions paid with respect to Class T Shares will be reduced by the payment of the distribution fees.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of Rodin Global Property Trust, Inc. — Annual Distribution Requirements.” In general, we anticipate making distributions to our stockholders of at least 100% of our REIT taxable income so that none of our income is subject to federal income tax. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.

In order to provide additional cash to pay distributions on shares purchased in our primary offering before we have acquired a substantial portfolio of income producing investments, our sponsor has agreed pursuant to the terms of a distribution support agreement in certain circumstances where our cash distributions exceed MFFO, to purchase up to $5.0 million of Class I Shares (which will include any shares our sponsor may purchase in order to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to satisfy the minimum offering amount and to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Class I Shares purchased by our sponsor pursuant to the distribution support agreement will be eligible to receive all distributions payable by us with respect to Class I Shares. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

We define MFFO in accordance with the definition established by the Investment Program Association, or IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO is calculated using funds from operations, or FFO. We expect to compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with accounting principles generally accepted in the United States, or U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our computation of FFO may not be comparable to other REITs that do not calculate FFO in accordance with the current NAREIT definition. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent and amortization of above or below intangible lease assets and liabilities;

•	amortization of discounts, premiums and fees on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•	realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•	unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

FFO and MFFO should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) as an indication of performance. In addition, FFO and MFFO do not represent cash generated from operating activities determined in accordance with U.S. GAAP and are not a measure of liquidity. FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request.

We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at an initial purchase price equal to $25.00 per Class A, Class T and Class I Share and the then current NAV share for such class of shares once we establish NAV. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan. See “Description of Shares.” We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 30 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Repurchase Program

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share repurchase program. However, our share repurchase program includes numerous restrictions that limit our stockholders’ ability to have their shares repurchased.

We will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased as follows:

Holding Period	Repurchase Price as a Percentage of NAV

Less than 1 year	No Repurchase Allowed

1 year	96%

2 years	97%

3 years	98%

4 years	99%

5 years and longer	100%

We will repurchase shares on the last business day of each quarter. The program administrator must receive your written request for repurchase at least five business days before that date in order for us to repurchase your shares that quarter. If we cannot repurchase all shares presented for repurchase in any quarter, we will honor repurchase requests on a pro rata basis. In the event that you present all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at the repurchase date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us at least five business days before the date for repurchases.

The terms of our share repurchase program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence:

•	There is no one-year holding requirement; and

•	Subject to certain conditions, shares that are repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price paid to acquire such shares from us; provided, that, the repurchase price cannot exceed the then-current offering price and the repurchase price will be reduced as may be necessary to equal the then-current offering price of such class of shares.

In order for a determination of disability or incompetence to entitle a stockholder to these special repurchase terms, the determination of disability or incompetence must be made by the government entities specified in the share repurchase program.

The share repurchase program contains numerous other restrictions on your ability to have us repurchase your shares. Unless our board of directors determines otherwise, the funds available for repurchases in each quarter will be limited to the funds received from the distribution reinvestment plan in the prior quarter. Our board of directors has complete discretion to determine whether all of such funds from the prior quarter’s distribution reinvestment plan will be applied to repurchases in the following quarter, whether such funds are needed for other purposes or whether additional funds from other sources may be used for repurchases. Further, during any calendar year, we may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. We also have no obligation to repurchase shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 10 business days’ notice.

Leverage

We expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation, reserves for bad debts or other non-cash reserves), although it may exceed this level during our offering stage. Our charter limits our total liabilities to 300% of the cost of our net assets, which we expect to approximate 75% of the cost of our tangible assets (before deducting depreciation, reserves for bad debt or other non-cash reserves); however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset.

Liquidity

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five to seven years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.

Investment Company Act Considerations

We intend to conduct our operations and operations of our subsidiaries so that none of us will be required to register as an investment company under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We will conduct our businesses primarily through our operating partnership, a wholly-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to carry out specific activities. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the operating partnership intend to conduct our operations so that we comply with the limit imposed by the 40% test and neither will be primarily engaged in or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Therefore, we expect that we and the operating partnership will not be subject to registration or regulation as an investment company under the Investment Company Act. The securities issued to the operating partnership by its wholly-owned or majority-owned subsidiaries, which subsidiaries are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, as well as any securities of any of our direct subsidiaries, which direct subsidiaries are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, are not investment securities for the purpose of the 40% test.

We may in the future organize special purpose subsidiaries of the operating partnership that will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership satisfies the 40% test. However, as stated above, we expect that even in such a situation most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities, and we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act, even if some special purpose subsidiaries do rely on Section 3(c)(7).

One or more of our subsidiaries or subsidiaries of the operating partnership may seek to qualify for an exclusion from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of such a subsidiary’s portfolio be comprised of qualifying interests, and at least 80% of the total asset portfolio must be comprised of qualifying interests and real estate-related interests (and no more than 20% comprised of miscellaneous assets that are neither qualifying interests nor real estate-related interests). We expect our subsidiaries to rely on guidance published by the SEC or the staff of the SEC or on our own analyses of guidance published with respect to other types of assets to determine which assets are qualifying interests and real estate-related interests.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C), including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including the guidance of the SEC or its staff regarding this exclusion, will not change in a manner that adversely affects our operations. To the extent that the SEC or its staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Any additional guidance could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities, those of the operating partnership, or other subsidiaries.

Qualification for these exclusions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exclusions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. If we or our subsidiaries fail to maintain an exclusion from the Investment Company Act, we could, among other things, be required either to (i) change the manner in which we conduct our operations to avoid being required to register as an investment company, (ii) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (iii) register as an investment company, any of which would negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. See “Risk Factors” for a discussion of certain risks associated with the Investment Company Act.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

We are a newly formed company with no operating history which makes our future performance difficult to predict.

We are a newly formed company with no operating history. We were incorporated in the State of Maryland on February 2, 2016. As of the date of this prospectus, we have not made any investments and have very limited assets. Moreover, if our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we or our advisor must, among other things:

•	identify and acquire or originate investments that further our investment strategies;

•	respond to competition for our targeted investments, as well as for potential investors in us; and

•	capitalize our business operations with sufficient debt and equity.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment in us more speculative.

We will seek to invest substantially all of the net proceeds from the primary offering after the payment of fees and expenses in income-producing commercial properties and other real estate-related assets. Because we have not yet made any investments or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this prospectus. Because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. We cannot predict our actual allocation of assets at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain, if any, with respect to each asset class in which we invest. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the speculative nature of an investment in us.

If we pay cash distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future, other third party borrowings, advances from our advisor or sponsor or from our advisor’s deferral or waiver of its fees under the advisory agreement. Distributions paid from sources other than current or accumulated earnings and profits, particularly during the period before we have substantially invested the net proceeds from this offering, may constitute a return of capital for tax purposes. From time to time, particularly during the period before we have substantially invested the net proceeds from this offering, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. In these situations we may make distributions in excess of our cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement. In such an event, we would look first to other third party borrowings to fund these distributions. If we fund distributions from financings, the net proceeds from this offering or sources other than our cash flow from operations, we will have less funds available for investment in income-producing commercial properties and other real estate-related assets and your overall return may be reduced. In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our taxable income generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. Such distributions may effectively dilute or reduce the value of the stockholders remaining interest in our company’s net asset value. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders.”

Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed MFFO, our sponsor will purchase up to $5.0 million of Class I Shares (which will include any shares our sponsor may purchase in order to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price.

There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, it will be difficult for you to sell your shares. In addition, our charter prohibits the ownership of more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors, which may discourage large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 10 business days’ notice. Further, the share repurchase program includes numerous restrictions that will severely limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Shares—Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The availability and timing of distributions to our stockholders is uncertain and cannot be assured.

There is no assurance that distributions will be authorized and paid. We cannot assure you that we will have sufficient cash to pay distributions to you or that the amount of any such distributions will increase over time. In addition, the distribution fees payable with respect to Class T Shares issued in the primary offering will reduce the amount of funds available for distribution with respect to all Class T Shares (including Class T Shares issued pursuant to the distribution reinvestment plan). Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs absent qualifying remedial action.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.

The more shares we sell in our offering, the greater our challenge will be to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term United States government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to acquire or originate. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.

After the first quarterly valuation of our assets is completed, the purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Neither NAV nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.

The NAV per share and the primary offering price per share of each class of shares may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that our stockholders could realize upon a sale of our company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the price at which shares of our common stock would trade if they were listed on a national securities exchange. In addition, such values may not be the equivalent of the disclosure of a market price by an open-ended real estate fund.

See “Net Asset Value Calculation and Valuation Procedures” for a description of our policy with respect to valuations of our common stock. Any methodologies used to determine an estimated value per share may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an NAV per share that is significantly different.

The SEC has approved an amendment to National Association of Securities Dealers, or “NASD”, Conduct Rule 2340, which became effective on April 11, 2016 and sets forth the obligations of FINRA members to provide per share values in customer account statements calculated in a certain manner. Because we will use a portion of the proceeds from this offering to pay sales commissions, dealer manager fees and organization and offering expenses, which will reduce the amount of funds available for investment, unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is likely that the value shown on your account statement will be lower than the purchase price paid by you in this offering.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. In addition, we generally do not undertake to mark to market our debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. Our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, or the price we paid to repurchase shares of our common stock to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because, after we commence valuations, the price you will pay for Class A Shares, Class T Shares or Class I Shares, and the price at which your shares may be repurchased by us pursuant to our share repurchase program, will be based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

In order to disclose a quarterly NAV, we are reliant on the parties that we engage for that purpose, in particular the Independent Valuation Firm and the appraisers that we will hire to value and appraise our real estate portfolio.

In order to disclose a quarterly NAV, our board of directors, including a majority of our independent directors, has adopted valuation procedures and will cause us to engage independent third parties, such as the Independent Valuation Firm, to value our assets and liabilities and to calculate our NAV on a quarterly basis, and independent appraisal firms, to provide periodic appraisals with respect to our properties. We may also engage other independent third parties to value other assets or liabilities. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. Although our board of directors, with the assistance of the advisor, oversees all of these parties and the reasonableness of their work product, we will not independently verify our NAV or the components thereof, such as the appraised values of our properties. Our management’s assessment of the market values of our properties may also differ from the appraised values of our properties as determined by the Independent Valuation Firm. If the parties engaged by us to determine our quarterly NAV are unable or unwilling to perform their obligations to us, our NAV could be inaccurate or unavailable, and we could decide to suspend this offering and our share repurchase program.

Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, we are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in the calculation of our NAV. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

Our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we generally do not undertake to mark to market our real estate-related liabilities, but rather these liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, the realizable value of specific debt investments and real property assets encumbered by debt that are used in the calculation of our NAV may be higher or lower than the value that would be derived if such property-related liabilities were marked to market. In some cases such difference may be significant. We also do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Other public REITs may use different methodologies or assumptions to determine their NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV. Our board of directors may change these or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which shares may be repurchased under our share repurchase program. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our valuation methodologies, assumptions and procedures.

Our NAV per share may materially change from quarter to quarter if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted.

It is possible that the annual appraisals of our properties may not be spread evenly throughout the year and may differ from the most recent quarterly valuation. As such, when these appraisals are reflected in our Independent Valuation Firm’s valuation of our real estate portfolio, there may be a material change in our NAV per share for each class of our common stock. Property valuation changes can occur for a variety reasons, such as local real estate market conditions, the financial condition of our tenants, or lease expirations. For example, we will regularly face lease expirations across our portfolio, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property will be expected to drop depending on the likelihood of a renewal or a new lease on similar terms. Such a valuation drop can be particularly significant when closer to a lease expiration, especially for single tenant buildings or where an individual tenant occupies a large portion of a building. We are at the greatest risk of these valuation changes during periods in which we have a large number of lease expirations as well as when the lease of a significant tenant is closer to expiration. Similarly, if a tenant will have an option in the future to purchase one of our properties from us at a price that is less than the current valuation of the property, then if the value of the property exceeds the option price, the valuation will be expected to decline and begin to approach the purchase price as the date of the option approaches. In addition, actual operating results may differ from what we originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a quarterly basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. On a periodic basis, we adjust the income and expense accruals we estimated to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease.

The offering prices will change on a quarterly basis and investors will purchase shares at the offering price that is effective at the time their completed subscription agreement is accepted by us.

The offering prices for our classes of shares will change on a quarterly basis and investors will need to determine the price by checking our website at www.rodinglobalpropertytrust.com or reading a supplement to our prospectus. Investors will purchase shares at the offering price that is effective at the time that his or her completed subscription agreement has been accepted by us. As a result, the offering price may change prior to the acceptance of such subscription by us from the price that was effective at the time such investor submitted his or her subscription agreement. In these situations, an investor will be purchasing the shares at the newly changed offering price. See “Net Asset Value Calculation and Valuation Procedures—Determination of Offering Prices.”

The U.S. Department of Labor has issued rules that will amend the definition of “fiduciary” under ERISA and the Code, which could affect the marketing of investments in our shares.

The U.S. Department of Labor has issued rules that will amend the definition of “fiduciary” under ERISA and the Code. The rules will broaden the definition of “fiduciary” and make a number of changes to the prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). These rules could have a significant effect on the marketing of investments in our shares to such plans or accounts.

Our stockholders will experience dilution.

If you purchase shares of our common stock in our offering, you will incur immediate dilution equal to the costs of the offering we incur in selling such shares. This means that investors who purchase our shares of common stock will pay a price per share that exceeds the amount available to us to invest in assets.

In addition, our stockholders do not have preemptive rights. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including through the distribution reinvestment plan, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering, the distribution reinvestment plan or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share. Furthermore, you may experience a dilution in the value of your shares depending on the terms and pricing of any share issuances (including the shares being sold in our offering) and the value of our assets at the time of issuance.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Cantor Fitzgerald & Co., an affiliate of our sponsor and our advisor, to conduct this offering as our dealer manager. Our dealer manager has not previously acted as a dealer manager for this type of offering or raised proceeds through a similar distribution system. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. In addition, if our dealer manager has difficulties selling our shares of common stock, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments, which could result in less diversification in terms of the type, number and size of investments that we make. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC, which means that you will be unable to assess their prior performance with other investment programs.

Our sponsor and its affiliates have not sponsored prior real estate investment programs that otherwise would be required to be disclosed under applicable rules and regulations of the SEC. Accordingly, this prospectus does not contain any information concerning prior performance of our sponsor and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our shares of common stock.

The loss of or the inability to obtain key real estate professionals at our advisor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends upon the contributions of Messrs. Lutnick, Carpenter and Bisgay. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of these persons were to cease their association with us, whether because they are internalized into other Cantor sponsored programs, or otherwise, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. There is competition for such professionals, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If we lose or are unable to obtain the services of highly skilled professionals our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

We may not meet the minimum offering requirements for our offering, therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements, including the requirement that we raise gross offering proceeds of at least $2 million, are not met within one year from the date of this prospectus, our offering will terminate. Subscribers who have delivered their funds into escrow, with UMB Bank, N.A., acting as escrow agent, will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

In addition, our sponsor or one of its affiliates may purchase shares of our common stock in order to satisfy the minimum offering amount. As such, the satisfaction of the minimum offering amount should not be viewed as an indication of success of our offering and it may not result in our raising sufficient funds to have a diversified portfolio.

If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire assets of our advisor and/or to directly employ the personnel of our sponsor or its affiliates that our advisor utilizes to perform services on its behalf for us.

Additionally, while we would no longer bear the cost of the various fees and expenses we expect to pay to our advisor under our advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants of our advisor or its affiliates in connection with an internalization transaction, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and/or its affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become our employees but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Our board of directors may change our investment policies generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies, we also may change our stated strategy for any particular investment. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other strategies, policies and procedures may be altered by our board of directors without the approval of our stockholders except to the extent that the policies are set forth in our charter. As a result, the nature of your investment could change without your consent.

We will provide investors with information using FFO and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.

We will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of our operating performance. We expect to compute FFO in accordance with the standards established by NAREIT. We expect that we will compute MFFO in accordance with the definition established by the IPA. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO using these definitions without further adjustments. For more information concerning our computation of FFO and MFFO, see “Description of Shares — Distributions.”

FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements. Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers and some of our directors and other key real estate professionals, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our executive officers and the key real estate professionals relied upon by our advisor are compensated by our advisor and its affiliates. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer-manager fees and will likely entitle our advisor to increased asset management fees;

•	sales of investments, which entitle our advisor to disposition fees and possible subordinated incentive fees;

•	acquisitions of investments and originations of loans, which entitle our advisor to asset management fees and, in the case of acquisitions of investments from other Cantor Companies or affiliates, might entitle affiliates of our advisor to disposition fees and other fees in connection with its services for the seller;

•	borrowings to acquire investments and to originate loans, which borrowings will increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle an affiliate of our advisor to have their special units redeemed; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our sponsor to reimbursement of the sponsor support and an affiliate of our advisor to a disposition fee and/or have their special units redeemed.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

We may compete with other Cantor Companies for investment opportunities for our company, which could negatively impact our ability to locate suitable investments.

Our investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate. Opportunities to originate or acquire such loans by CCRE may be competitive with some of our potential investments. Although BGC (which includes Newmark) does not currently acquire properties or interests in real estate properties or originate or acquire loans, in the course of Newmark’s business, it may generate fees from the referral of such loan opportunities to third parties. Members of BGC’s and CCRE’s day to day management teams are generally different than our investment professionals. However, both lines of business are under common control with us. CCRE and BGC and their respective subsidiaries are not restricted from competing with our business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring loan opportunities to third parties in exchange for fees. CCRE and BGC are not required to refer any such opportunities to us. Our advisor and its affiliates face conflicts of interest relating to performing services on our behalf and allocating investment opportunities to us, and such conflicts may not be resolved in our favor, meaning we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our affiliation with Cantor and the relationships of our executive officers, sponsor and advisor may not lead to investment opportunities for us.

There can be no assurance that our affiliation with affiliates of our sponsor or the relationships of our executive officers, sponsor and advisor will result in investment opportunities or service relationships for us on favorable terms, if at all. If we are unable to generate attractive investment opportunities, we will have fewer investments and our ability to pay you distributions will be limited. In addition, certain of our affiliates may be constrained by approvals and/or obligations with respect to third-party investors and as a result may not be able to provide services to us.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our independent directors, we may enter into joint venture agreements with other Cantor Companies or affiliated entities for the acquisition, development or improvement of properties or other investments. Our advisor and its affiliates, the advisors to the other Cantor Companies and the investment advisers to institutional investors in real estate and real estate-related assets, have some of the same executive officers, directors and other key real estate professionals, and these persons will face conflicts of interest in determining which program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Cantor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Cantor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Cantor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. As a result, these co-venturers may benefit to our and your detriment.

The fees we pay to our advisor and its affiliates in connection with our offering and in connection with the management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our advisor faces conflicts of interest relating to incentive compensation and sponsor support structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor will be entitled to fees and other amounts that may result in our advisor recommending actions that maximize these amounts even if the actions are not in our best interest. Further, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to incentive compensation. In addition, our advisor’s entitlement to fees upon the sale of our investments and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. In addition, unless the advisory agreement was terminated for cause, the special unit holder may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that the special unit holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. In addition, our sponsor will be entitled to reimbursement for its payment of certain selling commissions made on our behalf. To avoid paying these fees, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares of common stock or disposition of our investments even if termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor upon our advisor’s termination could cause us to make different investment or disposition decisions than we would otherwise make in order to satisfy our obligation to pay the fee to our advisor.

Our advisor, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands on their time and this may cause our operations and your investment to suffer.

We rely on our advisor and the real estate professionals our advisor has assembled, including Messrs. Lutnick, Carpenter and Bisgay, for the day-to-day operation of our business. Messrs. Lutnick, Carpenter and Bisgay are also executive officers or managers of certain other Cantor Companies and affiliates. As a result of their interests in other Cantor Companies and affiliates, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Lutnick, Carpenter and Bisgay will face conflicts of interest in allocating their time among us, our advisor and its affiliates, other Cantor Companies as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are desirable. As a result, the returns on our investments, and the value of your investment, may decline.

Certain of our executive officers and certain of our advisor’s and its affiliates’ key real estate professionals who perform services for us may perform services for other entities to whom they may also owe duties that will conflict with their duties to us.

Our executive officers and our advisor’s and its affiliates’ key real estate professionals may provide services for other Cantor Companies. To the extent they do so, they will owe duties to each of these entities, their members and limited partners and investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder, to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of our assets.

Because other real estate programs may be offered through our dealer manager concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our dealer manager may also act as the dealer manager for the public and private offerings of other programs sponsored by our sponsor, other Cantor Companies or unaffiliated sponsors. In addition, future programs sponsored by our sponsor, other Cantor Companies or unaffiliated sponsors may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor will generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and strategies. Nevertheless, there may be periods during which one or more programs sponsored by our sponsor will be raising capital and may compete with us for investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”).

Because we are a holding company that conducts its businesses through subsidiaries, the securities issued by our subsidiaries that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these joint venture partnerships and subsidiaries. For the purposes of the 40% test, however, we take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus are not investment securities. We must monitor our holdings and those of our operating partnership to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis. Through our operating partnership’s subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

One or more of our subsidiaries or subsidiaries of the operating partnership may seek to rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying interests and at least 80% of its portfolio must be comprised of qualifying interests and real estate-type interests (and no more than 20% comprised of miscellaneous assets).

Although we do not intend to be an investment company by virtue of the application of the 40% test discussed above, we, the operating partnership and/or our direct or indirect subsidiaries may seek to rely upon the exclusion from the definition of investment company provided by Section 3(c)(6) of the Investment Company Act, which is available for holding company-type entities “primarily engaged, directly or through majority-owned subsidiaries, in one or more of the business described in [Sections 3(c)(3), 3(c)(4) and 3(c)(5), including Section 3(c)(5)(C), of the Investment Company Act]…” In the context of a parent holding company conducting its business through its subsidiaries relying upon the Section 3(c)(5)(C) exclusion, we interpret “primarily engaged” element of the 3(c)(6) exclusion to require that at least 55% of the parent company’s assets to be employed in, and that at least 55% of the parent company’s income to be derived from, the parent company’s majority- and wholly-owned subsidiaries that qualify for the 3(c)(5)(C) exclusion.

Qualification for an exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets. For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying interest and a real estate-type interest. For purposes of the Section 3(c)(6) exclusion, we will make determinations of whether or not a parent holding company is primarily engaged in the Section 3(c)(3), 3(c)(4) and 3(c)(5), including Section 3(c)(5)(C), businesses of its majority- and wholly-owned subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view thereof. These no-action positions were and are issued in accordance with factual situations that may be substantially different from the factual situations we may face and a number of these no-action positions related to Section 3(c)(5)(C) were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C) and accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy. See “Prospectus Summary— Investment Company Act Considerations.”

The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the market price of our common stock.

On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, related to such investment activity (which may include one or more of our direct subsidiaries), should continue to be allowed to rely on such an exclusion from registration. If the SEC or its staff takes action with respect to this exclusion, these changes could mean that certain of our subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exclusion from registration as an investment company.

If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following limited matters:

•	the election or removal of directors;

•	the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution;

•	our conversion;

•	statutory share exchanges;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.

Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Our charter does not require our board of directors to pursue a transaction providing liquidity to you. If our board of directors determines to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation and/or sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on you that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. In addition, we are not restricted from effecting a liquidity transaction with a company affiliated with Cantor, which may result in certain conflicts of interest. After we adopt a plan of liquidation and/or sale, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investment in our shares.

You may be more likely to sustain a loss on your investment because our sponsor may not have as strong an economic incentive to avoid losses as do some sponsors who have made significant equity investments in their companies.

Our sponsor has only invested $200,001 in us through the purchase of 8,180 Class A Shares at $24.45 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do certain other sponsors who make more significant equity investments in their companies.

You may not be able to sell your shares under our share repurchase program and, if you are able to sell your shares under the program, you may not be able to recover fully the amount of your investment in our shares.

Our share repurchase program includes numerous restrictions that limit your ability to sell your shares. You must hold your shares for at least one year in order to participate in the share repurchase program, except for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence.” We limit the number of shares repurchased pursuant to the share repurchase program as follows: (i) during any calendar year, we may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (ii) unless our board of directors determines otherwise, the funds available for repurchase in each quarter will be limited to the funds received from the distribution reinvestment plan in the prior quarter. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any year. Our board is free to amend, suspend or terminate the share repurchase program upon 10 business days’ notice. See “Description of Shares — Share Repurchase Program” for more information about the program. The restrictions of our share repurchase program will severely limit your ability to sell your shares should you require liquidity and will limit your ability to recover the value you invest in us.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, the absence of which increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Cantor Fitzgerald & Co., is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased, subject to approval by our board of directors, including a majority of our independent directors, and the other limitations in our advisory agreement and charter, which would further dilute your investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares of each class we sell in our primary offering and assuming that 40% of the proceeds are from the sale of Class A Shares at a price of $26.32 per Class A Share in our primary offering and $25.00 per Class A Share in our distribution reinvestment plan, 50% of the proceeds are from the sale of Class T Shares at a price of $25.51 per Class T Share in our primary offering and $25.00 per Class T Share in our distribution reinvestment plan and 10% of the proceeds are from the sale of Class I Shares at a price of $25.00 per Class I Share in our primary offering and $25.00 per Class I Share in our distribution reinvestment plan, we estimate that we will use 96.6% (assuming the full payment of sponsor support and all shares available pursuant to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments.

These fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, no person may transfer any shares held by such person to the offeror without first offering the shares to us at the tender offer price offered in such tender offer. In addition, the noncomplying offeror person shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Risks Related to Investments in Real Estate

Our investments will be subject to the risks typically associated with real estate.

We intend to invest in a diverse portfolio of income-producing commercial properties and other real estate-related assets. Each of these investments will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on our ability to pay expenses on properties that are not triple net leased, on the ability of our tenants to pay their rent and of our borrowers to pay their loans, as well as on the value that we can realize from other real estate-related assets we originate, own or acquire.

We intend to invest primarily in commercial real estate related assets; therefore, our results will be affected by factors that affect the commercial real estate industry, including volatility in economic conditions and fluctuations in interest rates.

Our operating results are subject to risks generally incident to the ownership of commercial real estate, including:

•	volatility in general economic conditions;

•	changes in supply of or demand for similar or competing properties in a geographic area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our commercial real estate properties.

We may have difficulty selling or re-leasing our properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

Real estate investments generally have less liquidity compared to other financial assets and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our stockholders.

The commercial real estate industry has been and may continue to be adversely affected by economic conditions in the United States and the global financial markets generally.

Our business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. The U.S. economy is continuing to experience relatively slow growth even though the broader markets are experiencing stress. A worsening of economic conditions would likely have a negative impact on the commercial real estate industry generally and on our business and operations specifically. Additionally, disruptions in the global economy, whether as a result of recent economic conditions in China and the Euro-zone, regional conflict or otherwise, may also have a negative impact on the commercial real estate market domestically. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to originate new commercial real estate debt and otherwise negatively impacting our operations.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Our leases may not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

Our success is materially dependent upon the financial stability of our tenants.

We intend to invest primarily in direct equity, joint venture equity, preferred equity, and mezzanine loans related to properties that are net leased to single tenant occupants on a long term basis, and therefore the success of our investments is materially dependent on the financial stability of these tenants. Lease payment defaults by tenants could negatively impact our net income and reduce the amounts available for distributions to our stockholders. A default of a tenant on its lease payment to us could cause us to lose the revenue from the property and require us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a lease is terminated, there is no assurance that we will be able to re-lease the property for the rent previously received or sell the property without incurring a loss. A failure by any of our tenants to meet their obligations to us could have a material adverse effect on our financial condition and results of operations and on our ability to pay distributions to our stockholders.

We will depend on tenants for our revenue, and therefore our revenue will be dependent on the success and economic viability of our tenants.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success will be indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. In addition, while the specifics of the bankruptcy laws of international jurisdictions may differ from the U.S. bankruptcy laws described herein, the bankruptcy or insolvency of a significant tenant or a number of smaller tenants at any of the international properties we may acquire, may similarly adversely impact our operations and our ability to pay distributions.

Leases with retail properties’ tenants may restrict us from re-leasing space.

We may invest in retail properties. Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

We may invest in healthcare properties. Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

We may invest in healthcare properties. The healthcare industry currently is experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

We or our borrowers may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our financial condition, results of operations, cash flow, cash available for distribution and our ability to satisfy our debt service obligations.

We cannot assure you that leases will be renewed or that properties will be re-leased at rental rates equal to or above existing rental rates or that substantial rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates at properties decrease, existing tenants do not renew their leases or do not re-lease a significant portion of available space and space for which leases will expire, our financial condition, results of operations, cash flow, cash flow available to pay debt service and our ability to make distributions to our stockholders and to satisfy our principal and interest obligations would be adversely affected. Moreover, the resale value of properties could be diminished because the market value of properties depends upon the value of the leases associated with the properties.

Adverse changes in general economic conditions can adversely affect our business.

Our success is dependent upon economic conditions in the U.S. generally, and in the geographic areas internationally in which our investments are located. Adverse changes in national economic conditions or in the economic conditions of the international regions in which we conduct substantial business likely would have an adverse effect on real estate values and, accordingly, our financial performance, and our ability to pay distributions.

We may recognize substantial impairment charges on our properties.

We may incur substantial impairment charges, which we are required to recognize whenever we sell a property for less than its carrying value or we determine that the carrying amount of the property is not recoverable and exceeds its fair value (or, for direct financing leases, that the unguaranteed residual value of the underlying property has declined). By their nature, the timing or extent of impairment charges are not predictable. Impairment charges reduce our net income, although they do not necessarily affect our cash flow from operations.

We have no established investment criteria limiting the geographic or industry concentration of our investments. If our investments are concentrated in an area or asset class that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Properties that we acquire may be concentrated in a geographic location or in a particular asset class and certain of our investments may be secured by a single property or properties in one geographic location or asset class. These investments carry the risks associated with significant geographical or industry concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our properties or properties underlying our investments may be overly concentrated in certain geographic areas or industries and we may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which our investments may be concentrated or economic upheaval with respect to a particular asset class, could have an adverse effect on our business, including impairing the value of our properties or of our collateral or reducing the demand for new financings and limiting the ability of borrowers to pay financed amounts.

We have no established investment criteria limiting the size of each investment we make. If we have an investment that represents a material percentage of our assets and that investment experiences a loss, the value of your investment in us could be significantly diminished.

We are not limited in the size of any single investment we may make and certain of our investments may represent a significant percentage of our assets. We may be unable to raise significant capital and invest in a diverse portfolio of assets which would increase our asset concentration risk. Any such investment may carry the risk associated with a significant asset concentration. Should any investment representing a material percentage of our assets, experience a loss on all or a portion of the investment, we could experience a material adverse effect, which would result in the value of your investment in us being diminished.

Liability for uninsured losses could adversely affect our financial condition.

Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss or a loss in excess of the limits of our insurance occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more investments, which in turn could cause the value of the shares and distributions to our stockholders to be reduced.

Our joint venture partners could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures with one or more of our affiliates or third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner.

Because we may invest in properties, or make investments related to properties, located outside the U.S., we are exposed to additional risks.

We may invest in properties, or make investments related to properties, located outside the U.S. These investments may be affected by factors particular to the laws of the jurisdiction in which the property is located. These investments may expose us to risks that are different from and in addition to those commonly found in the U.S., including:

•	changing governmental rules and policies;

•	enactment of laws relating to the foreign ownership of property and laws relating to the ability of foreign entities to remove invested capital or profits earned from activities within the country to the U.S.;

•	expropriation of investments;

•	legal systems under which our ability to enforce contractual rights and remedies may be more limited than would be the case under U.S. law;

•	difficulty in conforming obligations in other countries and the burden of complying with a wide variety of foreign laws, which may be more stringent than U.S. laws, including tax requirements and land use, zoning, and environmental laws, as well as changes in such laws;

•	adverse market conditions caused by changes in national or local economic or political conditions;

•	tax requirements vary by country and we may be subject to additional taxes as a result of our international investments;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	changes in real estate and other tax rates and other operating expenses in particular countries;

•	changes in land use and zoning laws;

•	more stringent environmental laws or changes in such laws; and

•	restrictions and/or significant costs in repatriating cash and cash equivalents held in foreign bank accounts.

In addition, the lack of publicly available information in certain jurisdictions in accordance with GAAP could impair our ability to analyze transactions and may cause us to forego an investment opportunity.

It may also impair our ability to receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies.

Also, we may engage third-party asset managers in international jurisdictions to monitor compliance with legal requirements and lending agreements with respect to properties we own. Failure to comply with applicable requirements may expose us or our operating subsidiaries to additional liabilities.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on these international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries where we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs on to our tenants.

Concerns regarding market perceptions concerning the instability of foreign currencies could adversely affect our business, results of operations and financing.

Concerns persist regarding the debt burden of certain countries and their ability to meet future financial obligations, including the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual Eurozone countries. These concerns could lead to the re-introduction of individual currencies in one or more Eurozone countries, or, in more extreme circumstances, the possible dissolution of the euro currency entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. Any potential negative developments regarding the instability of foreign currencies, or market perceptions concerning these and related issues, could materially adversely affect the value of assets, including any euro-denominated assets and obligations we may acquire.

If we enter into long-term leases with tenants, those leases may not result in market rental rates over time, which could adversely affect our revenues and ability to make distributions to you.

We expect that the majority of our leases will be long-term operating leases. Long-term leases, as well as leases with renewal options that specify a maximum rent increase, may not allow for market-based or significant increases in rental payments during the term of the lease. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. These circumstances could negatively impact our operating results and affect our ability to make distributions to you.

Highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues may be reduced and could cause us to reduce distributions to stockholders.

We may incur costs to finish build-to-suit properties.

We may acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective tenant. The primary risks of a build-to-suit project are potential for failing to meet an agreed-upon delivery schedule and cost overruns, which may among other things, cause the total project costs to exceed the original budget. In some cases, the prospective tenant will bear these risks. However, in other instances we may be required to bear these risks, which means that we may have to advance funds to cover cost-

overruns that we would not be able to recover through increased rent payments or that we may experience delays in the project that delay commencement of rent. We will attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs described above or any non-occupancy by the tenant upon completion may reduce the project’s and our portfolio’s returns or result in losses to us.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: if we planned to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with our strategy; and if we desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

Certain of our lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, taxes, and property management expenses with respect to all of our leases that are not “triple net.”

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

We may invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the properties that we acquire may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the properties that we acquire may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of our properties will have been subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Nonetheless, an environmental liability that would have a material adverse effect on our business, financial condition or results of operations taken as a whole, may exist at the time of acquisition or may arise in the future, with respect to any properties that we acquire. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, it is possible that (i) future laws, ordinances or regulations may impose a material environmental liability or (ii) the then current environmental condition of the properties that we acquire may be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All property and the operations conducted on property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to you.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies we use to comply with the act will reduce the amount of cash available for distribution to you.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to you.

If a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be used to acquire property, debt and other investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, and it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease. There can be no assurance that we will have any sources of funding available to us for repair or reconstruction of damaged property in the future.

Our properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

The properties that we acquire will be subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, we may not be able to pass these increases on to our tenants. To the extent such increases cannot be passed on to our tenants, any such increases would cause our cash flow and our operating results to decrease.

We face competition for the investments we make.

In raising funds for investment, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds and private funds. This competition, as well as any change in the attractiveness to investors of an investment in the types of assets to be held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments. We face competition for the acquisition of commercial properties and real estate-related assets from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our advisor’s evaluation of the acceptability of rates of return on our behalf will be affected by our relative cost of capital. Thus, to the extent our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

Valuations that we obtain may include leases in place on the property being appraised, and if the leases terminate, the value of the property may become significantly lower.

The valuations that we obtain on our properties may be based on the value of the properties when the properties are leased. If the leases on the properties terminate, the value of the properties may fall significantly below the appraised value.

Risks Related to Our Commercial Real Estate Debt and Securities

The commercial real estate debt we originate and invest in and the commercial real estate loans underlying the commercial real estate securities we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by commercial real estate and are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower, all of which are and will continue to be prevalent if the overall economic environment does not continue to improve. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

•	macroeconomic and local economic conditions;

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	effects on a particular industry applicable to the property, such as hotel vacancy rates;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	branding, marketing and operational strategies;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	real estate tax rates and other operating expenses;

•	acts of God;

•	social unrest and civil disturbances;

•	terrorism; and

•	increases in costs associated with renovation and/or construction.

Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.

In the event of any default under a commercial real estate loan held directly by us, we will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the commercial real estate loan, which could have a material adverse effect on our cash flow from operations. In the event of a default by a borrower on a non-recourse commercial real estate loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the commercial real estate loan. If a borrower defaults on one of our commercial real estate investments and the underlying property collateralizing the commercial real estate debt is insufficient to satisfy the outstanding balance of the debt, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy as the loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. We are also exposed to these risks though the commercial real estate loans underlying commercial real estate loan underlying a commercial real estate security we hold may result in us not recovering a portion or all of our investment in such commercial real estate security.

The B Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

The mezzanine loans which we may originate or in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We may originate or invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Transitional mortgage loans may involve a greater risk of loss than conventional mortgage loans.

We may provide transitional mortgage loans secured by mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional mortgage loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a transitional mortgage loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our transitional mortgage loan, which could depend on market conditions and other factors. Transitional mortgage loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional mortgage loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the transitional mortgage loan. To the extent we suffer such losses with respect to our investments in transitional mortgage loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, non-conforming and non-investment grade loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated commercial mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and may invest in subordinated commercial mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related residential and commercial mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Construction loans involve a high risk of loss if we are unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project.

We may invest in construction loans. If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. The occurrence of such events may have a negative impact on our results of operations. Other loan types may also include unfunded future obligations that could present similar risks.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially and adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments that are not United States government insured involve risk of loss.

We expect to originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans and mezzanine loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our common stock may be adversely affected.

The commercial mortgage-backed securities in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of commercial mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate residential and commercial mortgage-backed securities will not be fully paid. Subordinate residential and commercial mortgage-backed securities are also subject to greater credit risk than those residential and commercial mortgage-backed securities that are more highly rated.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, either of which could lead to a significant decrease in our results of operations and cash flows and the market value of our investments.

Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of investments. Changes in interest rates may also affect borrower default rates.

To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed-rate investments would not change, the duration and weighted average life of our fixed-rate investments would increase and the market value of our fixed-rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating-rate investments would decrease, while any decrease in the interest we are charged on our floating-rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed-rate debt would not change. Any such scenario could materially and adversely affect us.

Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

Prepayments can adversely affect the yields on our investments.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans may reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage to the extent that we have a portfolio of residential mortgage-backed security (“RMBS”) and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

The yield of our other assets may be affected by the rate of prepayments. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, our income may be reduced or we may suffer losses.

Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the senior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We will not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the residential and commercial mortgage-backed securities that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Some of our investments will be carried at an estimated fair value and we will be required to disclose the fair value of other investments quarterly. The estimated fair value will be determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. In addition, we must disclose the fair value of our investments in loans each quarter. Such estimates are inherently uncertain. The fair value of securities and other investments, including loans that have limited liquidity or are not publicly traded, may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We may depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in income-producing commercial properties and other real estate-related assets materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Delays in restructuring or liquidating non-performing debt-related securities could reduce the return on your investment.

Debt-related securities may become non-performing after acquisition for a wide variety of reasons. In addition, we may acquire non-performing debt-related investments. Such non-performing debt-related investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such debt-related security, the borrower under the security may not be able to negotiate replacement “takeout” financing to repay the principal amount of the securities owed to us. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive as discussed above.

If we foreclose on the collateral that will secure our investments in loans receivable, we may incur significant liabilities for deferred repairs and maintenance, property taxes and other expenses, which would reduce cash available for distribution to stockholders.

Some of the properties we may acquire in foreclosure proceedings may face competition from newer, more updated properties. In addition, the overall condition of these properties may have been neglected prior to the time we would foreclose on them. In order to remain competitive, increase occupancy at these properties and/or make them more attractive to potential tenants and purchasers, we may have to make significant capital improvements and/or incur deferred maintenance costs with respect to these properties. Also, if we acquire properties through foreclosure, we will be responsible for property taxes and other expenses which will require more capital resources than if we held a secured interest in these properties. To the extent we have to make significant capital expenditures with respect to these properties, we will have less cash available to fund distributions and investor returns may be reduced.

Failure to obtain or maintain required approvals and/or state licenses necessary to operate our mortgage-related activities may adversely impact our investment strategy.

We may in the future be required to obtain various other approvals and/or licenses from federal or state governmental authorities, government sponsored entities or similar bodies in connection with some or all of our mortgage-related activities. There is no assurance that we can obtain any or all of the approvals and licenses that we desire or that we will avoid experiencing significant delays in seeking such approvals and licenses. Furthermore, we will be subject to various disclosures and other requirements to obtain and maintain these approvals and licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our options and ability to engage in desired activities, and could subject us to fines, suspensions, terminations and various other adverse actions if it is determined that we have engaged without the requisite approvals or licenses in activities that require an approval or license, which could have a material and adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to Our Financing Strategy

We will incur debt to finance our operations, which may subject us to an increased risk of loss.

We will incur debt to finance our operations. The leverage we employ will vary depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our investment portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Debt service payments will reduce the net income available for distributions to our stockholders. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Our charter or bylaws do not restrict the form of indebtedness we may incur.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

The direct or indirect effects of the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.

In July 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act provides for significantly increased regulation of and restrictions on derivatives markets and transactions that could affect our interest rate hedging or other risk management activities, including: (i) regulatory reporting for swaps; (ii) mandated clearing through central counterparties and execution through regulated exchanges or electronic facilities for certain swaps; and (iii) margin and collateral requirements. Although the U.S. Commodity Futures Trading Commission has not yet finalized certain requirements, many other requirements have taken effect, such as swap reporting, the mandatory clearing of certain interest rate swaps and credit default swaps and the mandatory trading of certain swaps on swap execution facilities or exchanges. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are adopted and market practice develops, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs of entering into such transactions, and may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act and the rules promulgated thereunder. The occurrence of any of the foregoing events may have an adverse effect on our business.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover required debt service payments and that we will be unable to meet other covenants or requirements of our borrowings.

If we cannot meet our required obligations under our borrowings, our property or commercial real estate debt and securities could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to us. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and distribution payments and may cause us to determine to sell one or more investments at a time when we would not otherwise do so.

We have broad authority to incur borrowings and high levels of borrowings could hinder our ability to make distributions and could decrease the value of your investment.

We expect that in most instances, we will make real estate investments by using either existing or new borrowings. In addition, we may incur mortgage notes and pledge all or some of our real estate investments as security for that debt to obtain funds to acquire additional real estate investments. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels could cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you or invest in our business and could result in a decline in the value of your investment.

If there is a shortfall between the revenues from our real estate investments and the cash flow needed to service our borrowings, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the investment securing our borrowings that is in default, thus reducing the value of your investment. We may give full or partial guarantees to lenders of our borrowings to the entities that own our investments. When we provide a guaranty on behalf of an entity that owns one of our investments, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single investment could affect multiple investments. If any of our investments are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing agreements that we may enter into may contain covenants that limit our ability to further incur borrowings, restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.

We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.

We will require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been and will continue to be the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis and, despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

Increases in interest rates could increase the amount of our payments on our borrowings and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur borrowings in the future. To the extent that we incur variable rate borrowings, increases in interest rates would increase our interest costs, which could reduce our cash flow and our ability to pay distributions to you. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Federal Income Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

We intend to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending on December 31, 2017. We have received the opinion of our U.S. federal income tax counsel, Greenberg Traurig, LLP, in connection with this offering and with respect to our qualification as a REIT, although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income and is not binding on the Internal Revenue Service or any court. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig, LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

See “Federal Income Tax Considerations—Taxation of Rodin Global Property Trust, Inc.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

Our investments in debt instruments may cause us to recognize taxable income in excess of cash received related to that income for federal income tax purposes even though no cash payments have been received on the debt instruments.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and could cause us to recognize taxable income in excess of cash received related to that income.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the

REIT distribution requirements for the taxable year in which we recognize taxable income in excess of cash received related to that income is recognized.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).

If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (ii) we are a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of Rodin Global Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.”

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations or financing arrangements.

We may be deemed to be ourselves or make investments in entities that own or are themselves deemed to be taxable mortgage pools. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership.

Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (i) those borrowings are secured by mortgages or residential or commercial mortgage-backed securities and (ii) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or residential or commercial mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•	be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•	be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% after December 31, 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Rodin Global Property Trust, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests discussed in “Federal Income Tax Considerations—Taxation of Rodin Global Property Trust, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Taxation of Rodin Global Property Trust, Inc.—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for their shares.

In order for us to qualify as a REIT, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% (20% after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 and modified in 2005, 2010 and 2013 generally reduces the maximum tax rate for dividends payable to certain shareholders who are domestic individuals, trusts and estates to 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, upon satisfaction of the minimum offering requirement, we will provide an NAV per share for each class of our stock on a quarterly basis. We can make no claim whether such NAV per share will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These factors include, but are not limited to the following:

•	our ability to successfully raise capital in our offering;

•	our dependence on the resources and personnel of our advisor, our sponsor and their affiliates, including our advisor’s ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our advisor and our sponsor;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

•	our ability to access financing for our investments;

•	our liquidity;

•	our ability to make distributions to our stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for our shares;

•	the impact of economic conditions on our tenants, borrowers and others who we depend on to make payments to us;

•	our advisor’s ability to attract and retain sufficient personnel to support our growth and operations;

•	our limited operating history;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in our business or investment strategy;

•	environmental compliance costs and liabilities;

•	any failure in our advisor’s due diligence to identify all relevant facts in our underwriting process or otherwise;

•	the impact of market and other conditions influencing the availability of equity versus debt investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the degree and nature of our competition;

•	risks associated with using debt to fund our business activities, including re-financing and interest rate risks;

•	illiquidity of investments in our portfolio;

•	our ability to finance our transactions;

•	the effectiveness of our risk management systems;

•	availability of opportunities, including our advisor’s ability to source and close on income-producing commercial properties and other real estate-related assets;

•	our ability to realize current and expected returns over the life of our investments;

•	our ability to maintain effective internal controls;

•	regulatory requirements with respect to our business, as well as the related cost of compliance;

•	our ability to qualify and maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	changes in laws or regulations governing various aspects of our business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor or FINRA and changes to laws governing the taxation of REITs;

•	our ability to maintain our exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among us and our sponsor and its affiliates;

•	the adequacy of our cash reserves and working capital;

•	increases in interest rates, operating costs, or greater than expected capital expenditures;

•	the timing of cash flows, if any, from our investments; and

•	other risks associated with investing in our targeted investments.

The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in this prospectus beginning on page 23. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS

The amounts listed in the tables below represent our current estimates concerning the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of $2,000,000 in shares of common stock in this offering, the second scenario assumes that we sell the maximum of $1,000,000,000 in shares of common stock in this offering, not including shares sold under our distribution reinvestment plan, and the third scenario assumes that we sell the maximum of $1,000,000,000 in shares of common stock in this offering, plus the maximum of $250,000,000 in shares of common stock sold under our distribution reinvestment plan, with all three scenarios contemplating 40% of our offering proceeds are from the sale of Class A Shares, 50% of our offering proceeds are from the sale of Class T Shares and 10% of our offering proceeds are from the sale of Class I Shares.

After giving effect to the payment by the sponsor of a portion of selling commissions and dealer manager fees in the amount of up to 4.0% of the gross offering proceeds in the primary offering, depending primarily upon the number of shares we sell in our primary offering and assuming all shares are sold at the initial price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share, we estimate that we will use between 96.0% (assuming no shares available pursuant to the distribution reinvestment plan are sold) and 96.6% (assuming all shares available to our distribution reinvestment plan are sold) of the gross proceeds from the primary offering for investments. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions, dealer manager fees and issuer organization and offering costs. However, our organizational documents do not restrict us from paying distributions from any source and do not restrict the amount of distributions we may pay from any source, including offering proceeds. Distributions paid from sources other than current or accumulated earnings and profits may constitute a return of capital. Raising less than the maximum offering amount or selling a different combination of Class A, Class T and Class I Shares would change the amount of fees, commissions and costs presented in the tables below.

Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed MFFO, our sponsor will purchase up to $5.0 million of Class I Shares (which will include any shares our sponsor may purchase in order to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees to provide additional cash to support distributions to you. The sale of these shares will result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share repurchase program. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of asset management fees. See “Management Compensation.”

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Minimum Primary Offering – Class A Shares(2)		Maximum Primary Offering – Class A Shares(3)		Maximum Primary Offering and Distribution Reinvestment Plan – Class A Shares (4)
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$800,000	100.0%	$400,000,000	100.0%	$500,000,000	100.0%
Less:
Selling Commissions(1)	(48,000)	6.0%	(24,000,000)	6.0%	(24,000,000)	4.8%
Dealer Manager Fee(1)	(24,000)	3.0%	(12,000,000)	3.0%	(12,000,000)	2.4%
Organization and Offering Costs(5)	(8,000)	1.0%	(4,000,000)	1.0%	(5,000,000)	1.0%

Net Proceeds Available for Investment(6)(7)	$720,000	90.0%	$360,000,000	90.0%	$459,000,000	92.8%

(1)	Our sponsor will pay up to a total of 4.0% of gross offering proceeds from the sale of Class A Shares in our primary offering, consisting of 1.0% of the selling commissions and all of the dealer manager fees. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation—Reimbursement of certain offering expenses to our Sponsor.”
(2)	Assumes we sell the minimum of $800,000 in Class A Shares in our primary offering, which represents 40% of the total shares to be sold in the minimum offering, but issue no Class A Shares pursuant to our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(3)	Assumes we sell the maximum of $400,000,000 in Class A Shares in our primary offering, which represents 40% of the total shares to be sold in the maximum offering, but issue no Class A Shares pursuant to our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(4)	Assumes we sell the maximum of $400,000,000 in Class A Shares in our primary offering, which represents 40% of the total shares to be sold in the maximum offering, issue $100,000,000 in Class A Shares pursuant to our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(5)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.
(6)	Until required in connection with investment in income-producing commercial properties and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.
(7)	We will also incur customary acquisition expenses in connection with the acquisition and/or origination (or attempted acquisition and/or origination) of our investments. Customary acquisition expenses include legal fees and expenses (including fees of in-house counsel that are not employees or affiliates of the advisor), costs of due diligence, travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition of income-producing commercial properties and other real estate-related assets. Actual amounts will be dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares:

	Minimum Primary Offering – Class T Shares(2)		Maximum Primary Offering – Class T Shares(3)		Maximum Primary Offering and Distribution Reinvestment Plan – Class T Shares(4)
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$1,000,000	100.0%	$500,000,000	100.0%	$625,000,000	100.0%
Less:
Selling Commissions(1)(5)	(30,000)	3.0%	(15,000,000)	3.0%	(15,000,000)	2.4%
Dealer Manager Fee(1)(5)	(30,000)	3.0%	(15,000,000)	3.0%	(15,000,000)	2.4%
Organization and Offering Costs(6)	(10,000)	1.0%	(5,000,000)	1.0%	(6,250,000)	1.0%

Net Proceeds Available for Investment(7)(8)	$930,000	93.0%	$465,000,000	93.0%	$588,750,000	94.2%

(1)	Our sponsor will pay up to a total of 4.0% of gross offering proceeds from the sale of Class T Shares in our primary offering, consisting of 1.0% of the selling commissions and all of the dealer manager fees. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation – Reimbursement of certain offering expenses to our Sponsor.”
(2)	Assumes we sell the minimum of $1,000,000 in Class T Shares in our primary offering, which represents 50% of the total shares to be sold in the minimum offering, but issue no Class T Shares pursuant to our distribution reinvestment plan and that no discounts or waiver of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(3)	Assumes we sell the maximum of $500,000,000 in Class T Shares in our primary offering, which represents 50% of the total shares to be sold in the maximum offering, but issue no Class T Shares pursuant to our distribution reinvestment plan and that no discounts or waiver of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(4)	Assumes we sell the maximum of $500,000,000 in Class T Shares in our primary offering, which represents 50% of the total shares to be sold in the maximum offering, issue $125,000,000 in Class T Shares pursuant to our distribution reinvestment plan and that no discounts or waiver of fees described under the “Plan of Distribution” section of this prospectus are applicable.
(5)

In addition to the selling commissions and dealer manager fees, we will pay our dealer manager distribution fees in an annual amount equal to 1.0% of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares) calculated on outstanding Class T Shares purchased in our primary offering. The distribution fee will accrue daily and be paid monthly in arrears. The distribution fees are ongoing fees that are not paid at the time of purchase. We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions (including sponsor support of 1.0% of selling commissions and all of dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the 10% limit on a particular Class T Share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. See “Description of Shares.” If $1.0 billion in shares (consisting of $400 million in Class A Shares, at $26.32 per share, $500 million in Class T Shares, at $25.51 per share and $100 million in Class I Shares, at $25.00 per share) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $20 million, before the 10% underwriting compensation limit is reached. The distributions fees are not intended to be a principal use of offering proceeds and are not included in the above table.
(6)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.
(7)	Until required in connection with investment in income-producing commercial properties and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.
(8)	See note 7 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I Shares:

	Minimum Primary Offering – Class I Shares(2)		Maximum Primary Offering – Class I Shares(3)		Maximum Primary Offering and Distribution Reinvestment Plan – Class I Shares(4)
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$200,000	100.0%	$100,000,000	100.0%	$125,000,000	100.0%
Less:
Selling Commissions(1)	—	0.0%	—	0.0%	—	0.0%
Dealer Manager Fee(1)	(3,000)	1.5%	(1,500,000)	1.5%	(1,500,000)	1.2%
Organization and Offering Costs(5)	(2,000)	1.0%	(1,000,000)	1.0%	(1,250,000)	1.0%

Net Proceeds Available for Investment(6)(7)	$195,000	97.5%	$97,500,000	97.5%	$122,250,000	97.8%

(1)	Our sponsor will pay all of the dealer manager fees from the sale of Class I Shares in our primary offering. This will result in a reduction in the dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. Sponsor support will be subject to reimbursement under certain circumstances. See “Management Compensation—Reimbursement of certain offering expenses to our Sponsor.”
(2)	Assumes we sell the minimum of $200,000 in Class I Shares in our primary offering, which represents 10% of the total shares to be sold in the minimum offering, but issue no Class I Shares pursuant to our distribution reinvestment plan.
(3)	Assumes we sell the maximum of $100,000,000 in Class I Shares in our primary offering, which represents 10% of the total shares to be sold in the maximum offering, but issue no Class I Shares pursuant to our distribution reinvestment plan.
(4)	Assumes we sell the maximum of $100,000,000 in Class I Shares in our primary offering, which represents 10% of the total shares to be sold in the maximum offering, issue $25,000,000 in Class I Shares pursuant to our distribution reinvestment plan.
(5)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of the bona fide due diligence expenses of broker-dealers and amounts to reimburse our advisor for costs in connection with preparing supplemental sales materials.
(6)	Until required in connection with investment in income-producing commercial properties and other real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.
(7)	See note 7 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of income-producing commercial properties and other real estate-related assets, subject to the board’s supervision. Our directors have a fiduciary duty to supervise our relationship with our advisor.

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have three independent directors on our board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors as required by the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as an ordinarily, prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity although we expect our audit committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has an audit committee that consists solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal and independent auditors; and

•	the approval of transactions, and resolution of other conflicts of interest, between us and our advisor and its affiliates.

The audit committee will also select the independent public accountants to audit our annual financial statements, review with the independent public accountants the plans and results of the audit engagement and consider and approve the audit and non-audit services and fees provided by the independent public accountants. Our audit committee is comprised of Arthur F. Backal, John M. Matteson and Dean Palin, all of whom are independent directors. Mr. Palin serves as the chairman of our audit committee and is our audit committee financial expert.

Executive Officers and Directors

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name*	Age	Positions
Howard W. Lutnick	55	Chairman of the Board of Directors and Chief Executive Officer

Kenneth Carpenter	50	President

Steve Bisgay	50	Director, Chief Financial Officer and Treasurer

Arthur F. Backal	55	Independent Director

John M. Matteson	52	Independent Director

Dean Palin	48	Independent Director

*	The address of each executive officer and director listed is 110 E. 59th Street, New York, NY 10022.

Howard W. Lutnick. Mr. Lutnick has served as our Chairman and Chief Executive Officer since February 2017. Mr. Lutnick also has served as the Chief Executive Officer of our advisor since February 2017. He joined

Cantor in 1983 and was named President and Chief Executive Officer in 1991 and Chairman in 1996. Mr. Lutnick is also the Chairman and Chief Executive Officer of BGC Partners, Inc., a leading global brokerage company servicing the financial and real estate markets. Mr. Lutnick holds a degree in economics from Haverford College. He is a member of the boards of the Zachary and Elizabeth M. Fisher Center for Alzheimer’s Disease Research at Rockefeller University, National September 11 Memorial & Museum, and The Partnership for New York City. Mr. Lutnick received the Department of the Navy’s Distinguished Public Service Award, the highest honor granted by the Navy to non-military personnel.

We believe that Mr. Lutnick’s extensive experience supports his appointment to our board of directors.

Kenneth Carpenter. Mr. Carpenter has served as our President since February 2016. In addition, Mr. Carpenter also has served as President of our advisor since February 2016. Mr. Carpenter also has served as a Managing Director of Cantor Fitzgerald & Co. since October 2014. Mr. Carpenter served as a Managing Director of CCRE from January 2013 until October 2014. Over his 17-year real estate career, Mr. Carpenter was responsible for the acquisition, financing, and management of over $6 billion of net lease properties across multiple economic cycles, $2.5 billion of which were direct property acquisitions. Mr. Carpenter’s real estate property acquisition experience includes office, industrial, healthcare, retail, and special use property totaling over 15 million square feet. Mr. Carpenter’s management experience includes leading a team of over 50 finance and investment professionals based in the U.S., Europe, and India. Prior to joining CCRE, Mr. Carpenter served as a consultant for Tannery Brook Partners, a commercial real estate advisory, financing, and asset management firm where he advised real estate private equity buyers and high net worth individuals on various net-lease and corporate property acquisitions and financings from October 2011 to December 2012. Prior to Tannery Brook , Mr. Carpenter was with Cortview Capital from July 2011 until September 2011 where he, and the principals of Tannery Brook, were responsible for establishing a commercial real estate finance platform. Prior to Cortview, Mr. Carpenter was Managing Director, Head of America’s for Deutsche Bank’s Asset Finance and Leasing group where he had overall responsibility for the strategy and execution of the group’s advisory, financing, and principal investing activities (debt and equity) across targeted asset classes. Prior to joining Deutsche Bank in 2009, Mr. Carpenter spent nine years at Wachovia (later Wells Fargo) rising to Managing Director, Global Head of Structured Asset Finance. At Wachovia, Mr. Carpenter acquired, structured, and financed over $5 billion of net-lease real estate through sale/leasebacks, corporate term loans, and synthetic leases including over $2.1 billion of property acquisitions. Prior to joining First Union (later Wachovia), he was a Vice President with Deutsche Bank in their CMBS group where he originated corporate sale/leaseback and other real estate based financing transactions and structured credit tenant lease (CTL) private placements and securitizations. Prior to Deutsche Bank, Mr. Carpenter was a member of the investment banking group at NationsBank providing strategic advisory services and financing solutions, including syndicated bank debt, subordinated debt, and mergers and acquisitions, to middle market corporations. Mr. Carpenter received a Bachelor of Science degree in Computer Science from Rochester Institute of Technology and holds a Master of Business Administration from the Babcock Graduate School of Management at Wake Forest University.

Steve Bisgay. Mr. Bisgay has been our director since May 2016 and Chief Financial Officer and Treasurer since February 2016. Mr. Bisgay also has served as the Chief Financial Officer of our advisor since February 2016. In addition, Mr. Bisgay also has served as Chief Financial Officer of Cantor Fitzgerald & Co. since February 2015 and is responsible for all financial operations, including accounting, finance, regulatory reporting, treasury and financial planning and analysis, as well as credit and market risk management. Mr. Bisgay has more than 25 years of experience in the securities and financial services industry. Prior to joining Cantor Fitzgerald & Co., Mr. Bisgay was the Chief Financial Officer of KCG Holdings from July 2013 to September 2014. Before his appointment as Chief Financial Officer, he served as Knight Capital Group, Inc.’s Executive Vice President, Chief Operating Officer from October 2012 to July 2013, and Chief Financial Officer from August 2007 to July 2013. Prior to these positions, Mr. Bisgay served as Senior Manager at PricewaterhouseCoopers LLP. He has also served on the Board of Managers of Direct Edge Holdings LLC, until its merger with BATS Global Markets, Inc. Mr. Bisgay is a Certified Public Accountant and holds a Bachelor of Science in Accounting from

Binghamton University (S.U.N.Y.) and a Master of Business Administration from Columbia University. He also is registered with FINRA and holds a Series 27 Financial Operations Principal License.

We believe that Mr. Bisgay’s extensive experience in the financial services industry supports his appointment to our board of directors.

Independent Directors

Arthur F. Backal. Mr. Backal has been one of our independent directors since February 2017. Mr. Backal founded and has served as the President and Chief Executive Officer of Backal Hospitality Group, LLC, a premier New York-based hospitality and event services company, since December 2007. Mr. Backal also founded and has served as the President of State of the Art Enterprises, Inc., a premier New York-based full-service event planning company, since November 2002. Prior to founding Backal Hospitality Group and State of the Art Enterprises, Mr. Backal focused on the New York hospitality industry, holding various positions with a number of hotels in New York City, including the Plaza, the Pierre, the Helmsley Palace and the St. Regis. Mr. Backal holds a Bachelor of Arts in Hospitality Business from Michigan State University.

We believe that Mr. Backal’s extensive experience in business management supports his appointment to our board of directors.

John M. Matteson. Mr. Matteson has been one of our independent directors since February 2017. Mr. Matteson is the Founder of The Matteson Companies, or TMC, a Boston-based real estate investment and development company, which he founded in June 2014. At TMC, Mr. Matteson has been responsible, in partnership with GFI Partners, a Boston-based real estate advisor, for acquiring investments, ranging from projects such as net leased warehouse and warehouse development to office and residential development, totaling over $800 million in gross asset value. Prior to forming TMC, Mr. Matteson spent eleven years from September 2004 to June 2014 as the Regional Director of the Archon Group, a Goldman Sachs Company, managing Goldman Sachs’ Boston real estate division, where he was responsible for investing over $2 billion of the firm’s equity nationally, focusing on Boston, New York City and Chicago. Mr. Matteson is a graduate of the University of Wisconsin – Madison where he received a Bachelor of Science in Economics.

We believe that Mr. Matteson’s extensive real estate investment experience supports his appointment to our board of directors.

Dean Palin. Mr. Palin has been one of our independent directors and our audit committee financial expert since February 2017. Mr. Palin has served as a Principal of Palin Enterprises, a national real estate organization that oversees a major portfolio of residential, commercial and industrial properties located across the country from New York to California, since 1990. Mr. Palin’s work with Palin Enterprises focuses on the development, including new construction and rehabilitation, and management and leasing of residential, commercial and industrial complexes. During the past 10 years, Mr. Palin has expanded Palin Enterprises’ residential development portfolio with new developments in Brooklyn, Queens and Long Beach, New York. Palin Enterprises owns and operates over five million square feet of industrial space. In addition, over the past 20 years, Mr. Palin has partnered with, operated and invested in many New York City restaurants. Mr. Palin holds a Bachelor of Science in Business from the Boston University School of Management.

We believe that Mr. Palin’s extensive experience in real estate and business management supports his appointment to our board of directors.

Compensation of Directors

We will compensate each of our independent directors with an annual retainer of $20,000, with the chairman of the audit committee receiving an additional annual retainer of $5,000. In addition, we will pay independent directors for attending board and committee meetings $1,000 in cash for each board and committee meeting attended. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Notwithstanding the foregoing arrangement, each of our independent directors will receive a minimum of $25,000 annually for service on our board of directors.

Long-Term Incentive Plan

We plan to adopt a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

Our long-term incentive plan will authorize the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate, an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. The exercise price or base price may not be reduced, directly or indirectly, or indirectly by cancellation and regrant, without the prior approval of our stockholders.

An option is a right to purchase shares of our common stock at a specified price during specified times. A stock appreciation right is a right to receive a payment equal to the difference between the fair market value of a share of our common stock as of the date of exercise over the base value determined by our board of directors, or a committee of our board of directors. Restricted stock means a right to receive shares of our common stock that is subject to certain restrictions and to risk of forfeiture. A restricted stock unit is a right to receive shares of our common stock (or the equivalent value in cash or other property if our board of directors or the committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. A deferred stock unit is similar to a restricted stock unit, except that the right is not subject to risk of forfeiture. A dividend equivalent is a right to receive a payment equal to dividends with respect to all or a portion of the number of shares subject to an award. Payment of awards under the long-term incentive plan may be made in cash, shares of our common stock, or any other form of property as the committee shall determine.

Our board of directors, or a committee of our board of directors, will administer our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals, and to make all other decisions and determinations that may be required to administer the plan. As described above under “— Compensation of Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors or the committee, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.

We plan to have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. Any class of stock may be issued in the discretion of our board of directors. However, unless and until our board of directors determines otherwise, all stock issued under our long-term incentive plan will consist of common stock. If an award is cancelled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares will again be available for issuance under the long-term incentive plan. Shares subject to awards settled in cash, or withheld to satisfy minimum tax requirements also will again be available for issuance under the long-term incentive plan. If the full number of shares subject to an award is not issued upon exercise of an option or a stock appreciation right, such as by reason of a net-settlement of an award, only the actual number of shares issued will be considered for purposes of determining the number of shares remaining available for issuance under the long-term incentive plan. Certain substitute awards do not count against shares otherwise available for awards under the long-term incentive plan.

In the event of a nonreciprocal transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Upon the occurrence or in anticipation of any corporate event or transaction involving us (including, without limitations, any merger, reorganization, recapitalization, combination or exchange of shares), the committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than shares of our common stock, (ii) that awards will become immediately vested and exercisable and expire after a designated period of time to the extent not exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares of common stock over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The committee’s determination need not be uniform and may be different for different participants whether or not similarly situated.

Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors or the committee may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted without the consent of the participant affected thereby. No amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, policy or regulation applicable to our long-term incentive plan or the listing or other requirements of any stock exchange on which shares of our common stock are listed or traded.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter generally limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity subject to the limitations set forth under Maryland law or our charter.

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, in addition to the above limitations of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Rodin Global Property Advisors, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on February 11, 2016. As our advisor, Rodin Global Property Advisors, LLC has contractual and fiduciary responsibilities to us and our stockholders.

The officers of our advisor are as follows:

Name	Age	Positions
Howard W. Lutnick	55	Chief Executive Officer

Kenneth Carpenter	50	President

Steve Bisgay	50	Chief Financial Officer

The backgrounds of Messrs. Lutnick, Carpenter and Bisgay are described above in the “Management — Executive Officers and Directors.”

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	assisting our board of directors in developing, overseeing, implementing and coordinating our quarterly NAV procedures;

•	providing information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our quarterly NAV;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	reviewing and analyzing the operating and capital budgets of properties we may acquire and properties underlying our investments;

•	sourcing and structuring our property acquisitions and loan originations;

•	arranging for financing and refinancing of investments;

•	entering into leases and service contracts for our real properties;

•	entering into service contracts for our loans;

•	supervising and evaluating each property manager’s and loan servicer’s performance;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	arranging for the disposition of properties on our behalf in compliance with our investment objectives and policies;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	selecting, and, on our behalf, engaging and conducting business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement; and

•

performing any other services reasonably requested by us. See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor and our sponsor for certain organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns disposition fees, though we may reimburse the advisor for travel and communication expenses) and amounts it pays in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. In the event that there is an increase in the compensation payable to our advisor or its affiliates following approval by our independent directors and subject to the other limitation in our advisory agreement and charter, we will disclose such increase in a current report, to the extent that such disclosure would be required pursuant to such report, or in a periodic report, and in a supplement, if the change occurred during the offering period. We do not need stockholder approval to increase compensation payable to our advisor or its affiliates.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one year periods upon the mutual consent of our advisor and us. It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur.

Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.

“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor, which has not been cured within 30 days of such breach.

In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Upon termination of our advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and an affiliate of our advisor, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital.

The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0%. In addition, we will reimburse our sponsor for certain offering related expenses (i) immediately prior to or upon the occurrence of a liquidity event or (ii) upon the termination of the advisory agreement by us or by the advisor but only after our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

We anticipate that our board of directors will consider a long-term management agreement with our advisor or its affiliate upon a listing, if any, of our securities on a national securities exchange. Any such long-term management agreement would require the approval of our board of directors, including a majority of our independent directors, prior to our entering into such agreement.

Our advisor and its affiliates engage in other business ventures, and, as a result, they do not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity. Compensation to be paid to our advisor may be increased, subject to approval by our independent directors and the other limitations in our advisory agreement and our charter, without stockholder approval.

Property Management Agreements

If the advisor or an affiliate is a property manager with respect to a particular property, we will pay property management fees of 1.5% of gross revenues received for management of our properties located in the United States and 2.0% of gross revenues received for management of our properties located outside of the United States. Our property managers may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. For services in overseeing property management services provided by any person or entity that is not an affiliate of our advisor, we will pay our advisor or an affiliate an oversight fee equal to 1.0% of the gross revenues of the property managed. Neither our advisor nor its affiliates will be paid an oversight fee if we contract with a third party to provide property management services for fees greater than (i) 1.5% of gross revenues received for management of our properties located in the United States or (ii) 2.0% of gross revenues received for management of our properties located outside of the United States.

In addition, we may pay our property managers or their designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. All costs and expenses incurred by our property managers on our behalf in fulfilling their duties to us under the property management agreements are to be paid out of an account that is fully funded by us.

We anticipate that the property management agreements with our property managers will have terms of one year and shall be automatically extended for additional one-year periods unless we or such property manager give 60 days’ prior written notice of such party’s intention to terminate the property management agreement. Under the property management agreements, our property managers are not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our sponsor or its affiliates. See “Conflicts of Interests.”

Initial Investment by Our Sponsor

Our sponsor has invested $200,001 in us through the purchase of 8,180 Class A Shares at $24.45 per share. Our sponsor may not sell any of these shares during the period it serves as our sponsor. Although nothing prohibits our sponsor or its affiliates from acquiring additional shares of our common stock. Neither our advisor nor our sponsor currently has any options or warrants to acquire any of our shares. Our sponsor has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates.

In the event the advisory agreement is terminated, the shares owned by our sponsor would not be automatically redeemed. Our sponsor would, however, be able to participate in the share repurchase program, subject to all of the restrictions of the share repurchase program applicable to all other common stockholders.

Certain Prior Experience

Cantor and our Advisor

Our advisor has a highly experienced management team of investment professionals with experience sourcing and structuring net lease and sale-leaseback investment and financing transactions. As of December 15, 2016, affiliates of our advisor, led by Mr. Carpenter, our President, have acquired or, through various joint ventures, have invested in 111 net lease properties totaling approximately 1.77 million square feet and approximately $660 million of value. See “— Executive Officers and Directors.”

Cantor Commercial Real Estate

CCRE, which was launched in 2010 by and is operated by an affiliate of our sponsor, is a commercial real estate finance business which is engaged in the origination and securitization of commercial mortgage loans collateralized by commercial real estate and multifamily units in the United States. CCRE’s business model is based on the ability to promptly distribute loans through the capital markets via securitizations, government-sponsored loan distribution programs, syndications and whole loan sales, while selling or retaining servicing rights to certain of these loans. CCRE is a joint venture with certain institutional investors sponsored and managed by Cantor.

CCRE operates one of the largest commercial mortgage loan origination platforms in the United States with approximately 300 commercial real estate and finance professionals. As of December 31, 2015, CCRE, including its Berkeley Point subsidiary, had originated approximately 2,500 commercial mortgage loans totaling approximately $43 billion, including more than $2 billion of loans secured by net lease real estate. In 2015 and 2016, due primarily to industry conditions, CCRE’s non-agency CMBS securitization volume was below historical levels, although CCRE’s agency securitization volume was above historical levels.

Other Affiliates

Our Sponsor

Our sponsor is a newly-formed Delaware limited liability company and an affiliate of Cantor.

Dealer Manager

We have retained Cantor Fitzgerald & Co., an affiliate of our advisor, to conduct this offering. Cantor Fitzgerald & Co. provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.

Our Parent

Our advisor’s parent company, Cantor, is a diversified organization specializing in financial services and real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Over the past 70 years, Cantor has successfully built a well-capitalized business across multiple and growing business lines with numerous market-leading financial services products and commercial real estate businesses. Cantor has been at the forefront of financial and technological innovation in its industries, developing new markets and providing service to thousands of customers globally. Cantor is led by a core senior management team, with significant experience in the financial services and real estate services industries. Howard W. Lutnick, Chairman and Chief Executive Officer, has been with Cantor since 1983. Mr. Lutnick controls Cantor through his ownership of its managing general partner. As of December 31, 2015, Cantor and its affiliates had approximately 10,000 employees located domestically and internationally.

Cantor operates primarily through four business lines, Capital Markets and Investment Banking; Inter-Dealer Brokerage; Private Equity; and Real Estate Brokerage and Finance.

Cantor Business Lines

Real Estate Brokerage and Finance

The Real Estate Brokerage and Finance business principally consists of commercial real estate brokerage services, conducted by Newmark, and commercial real estate finance activity, conducted by CCRE.

Newmark is a full-service commercial real estate services platform offering commercial real estate tenants, owners, investors and developers a range of services, including investment sales, leasing, corporate advisory and consulting (including through its Global Corporate Services Division), project management, and property and facilities management. Newmark was created through various acquisitions by BGC since 2011, including Newmark & Company Real Estate, the assets of Grubb & Ellis Company, Denver-based Frederick Ross, Philadelphia-based Smith Mack, Northern California-based Cornish & Carey, Apartment Realty Advisors, Computerized Facility Integration and others. Outside of the Americas, Newmark has an association with London-based Knight Frank, a leading independent, global real estate consultancy firm that provides real estate services in more than 250 locations across Europe, the Middle East, Asia, Australia and Africa. Newmark is a division of BGC, which is a subsidiary of Cantor and is listed on the NASDAQ Global Select Market under the symbol “BGCP.” Cantor owns a controlling interest in BGC. We anticipate entering into a master services agreement with Newmark pursuant to which Newmark will provide us with the various services, including brokerage services.

Formed in 2010, CCRE is a real estate finance company that originates, securitizes and services fixed and floating-rate commercial mortgages collateralized by diverse commercial real estate assets located in the United States. CCRE operates one of the largest commercial mortgage loan origination platforms in the United States with approximately 300 commercial real estate and finance professionals. In April 2014, CCRE acquired Berkeley Point Financial LLC, which is engaged in the origination, funding, sale and servicing of multi-family mortgage loans within the U.S. Berkeley Point is approved to participate in a number of loan origination, sale and servicing programs operated by government sponsored entities (GSEs), including the Federal Housing Administration (FHA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae), as well as the United States Department of Housing and Urban Development. As of December 31, 2015, CCRE and Berkeley Point had originated approximately 2,500 commercial mortgage loans totaling approximately $43 billion and acted as a sponsor and mortgage loan seller on 57 fixed-rate and floating-rate commercial mortgage-backed securitization transactions since its inception in 2010. Additionally, as of December 31, 2015, CCRE and Berkeley Point serviced over 3,300 commercial real estate loans totaling approximately $50 billion. CCRE is a joint venture with certain institutional investors sponsored and managed by Cantor.

Cantor’s business lines also include Cantor Fitzgerald Investors, LLC (“CFI”), which develops and sponsors real estate investment products. In 2014, an affiliate of CFI that is wholly-owned by Cantor acquired Resolution Recovery Partners Manager LLC, which manages an opportunistic investment fund, RRP, focused on commercial real estate investments, including value-add properties and performing, sub-performing and non-performing loans. RRP invests independently, alongside financial institutions and operating partners in acquiring commercial real estate mortgage loans and real estate assets all backed by real estate property. RRP’s investments are managed to build and create value for RRP’s investors through asset management and special servicing disciplines focused on timely and optimized asset resolution strategies. In late 2014, Cantor further expanded its presence in real estate alternative investment management by investing in, syndicating and managing portfolios of net-lease commercial real estate. In early 2016, Cantor established Cantor Fitzgerald Capital, a division of Cantor Fitzgerald & Co., led by senior executives with extensive capital raising experience within the alternative investment sector.

Financial Services and Other

The Financial Services business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. They do this predominantly by leveraging a customer-focused, distribution-based model that provides services to customers for numerous financial instruments, including U.S. government and agency securities, mortgage backed securities, corporate bonds, equities, exchange traded funds (“ETFs”), interest rate swaps, foreign currency exchange contracts, futures and options. Financial Services operates primarily through (i) Cantor Fitzgerald & Co., which is one of only 23 primary dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York, and (ii) BGC Partners, Inc. (NASDAQ:BGCP), a leading global brokerage company servicing the financial and real estate markets. Financial Services consists mainly of the following activities:

•

Inter-Dealer Brokerage (“IDB”) – IDB operates in the over-the-counter (“OTC”) and bond markets and acts as a counter party and an intermediary between major dealers, facilitating inter-dealer trades. IDB specializes in a broad range of products, including fixed income securities, real estate securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures and structured products. IDB also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. IDB’s integrated platform is designed to provide flexibility to customers with regard to price discovery, execution and processing of transactions, and enables them to use voice, hybrid, or in many markets, fully electronic transaction services in connection with transactions executed either over-the-counter (“OTC”) or through an exchange. Customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers and investment firms.

•	Debt Capital Markets (“DCM”) – DCM provides services in a wide array of fixed income securities and engages in U.S. government and agency securities financing activities; additionally, through its structured products group, DCM provides tailored solutions to meet its customers’ specific needs. Cantor Fitzgerald & Co., acted as a co-lead manager or co-manager on the issuance of 44 fixed rate Commercial Mortgage Backed Securities offerings totaling approximately $50 billion between April 1, 2011, and December 31, 2015, representing approximately 22% of total domestic fixed rate CMBS securitizations during the same period.

•	Equity Capital Markets (“ECM”) – ECM activities include over-the-counter and listed equities and options trading, ETFs, equity derivatives, portfolio trading and equity research, including coverage of REITs and other public companies.

•	Investment Banking (“Investment Banking”) – The Investment Banking business underwrites public and private offerings of equity/equity-linked and debt securities, arranges leveraged and asset-backed financing and provides financial advisory services to clients in connection with mergers and acquisitions, restructurings and other transactions. Cantor is a leader in at-the-market (ATM) offerings, a cost efficient and low-profile equity financing option for public companies to raise incremental capital over time.

•	Other Cantor businesses include Cantor Prime Services, Asset Management, Wealth Management and Private Equity.

Cantor Prime Services is a comprehensive brokerage service platform, which emphasizes client services, consisting of both equity and fixed income execution capabilities, and offers multiple financing options to clients. Cantor Prime Services also serves as a securities clearing intermediary of fixed income and equities transactions.

Cantor Fitzgerald Asset Management (“CFAM”) includes Fintan Partners, a leading multi-strategy fixed income fund of funds manager.

Cantor Fitzgerald Wealth Partners (“CFWP”) is an investment advisory business providing discretionary and non-discretionary portfolio management services as well as financial planning and consulting services. As of December 31, 2015, CFAM and CFWP had approximately $10.5 billion of combined assets under management or advisement.

Private Equity - The Private Equity business invests predominately Cantor capital in distribution- and intermediary-related businesses that we believe enable Cantor to leverage its business knowledge, relationships, brand and established platform.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, Rodin Global Property Advisors, LLC, and the real estate professionals at our advisor will manage our day-to-day affairs and our portfolio of income-producing commercial properties and other real estate-related assets. The following table summarizes all of the compensation and fees that we will pay to our dealer manager and our advisor and its affiliates, including amounts to reimburse their costs in providing services. Unless otherwise noted below, all of the compensation included in the table will be paid by us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. The allocation of amounts among the Class A Shares, the Class T Shares and the Class I Shares assumes that 40% of the shares of common stock sold in the primary offering are Class A Shares, 50% of the shares of common stock sold in the primary offering are Class T Shares and 10% of the shares of common stock sold in the primary offering are Class I Shares. Certain fees and expense reimbursements will be paid by us while other fees and expense reimbursements will be paid by third parties, including our sponsor. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

Organization and Offering Stage

Selling Commissions – Dealer Manager (2)

Class A Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 5.0% of gross offering proceeds from the sale of Class A Shares in the primary offering (for a total of up to 6.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class T Shares

Up to 1.0% of gross offering proceeds paid by our sponsor and up to 2.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, (for a total of up to 3.0%); all or a portion of such selling commissions may be reallowed to participating broker dealers.

Class I Shares

No selling commissions will be payable with respect to Class I Shares.

$78,000 ($48,000 for the Class A Shares, $30,000 for the Class T Shares and $0 for the Class I Shares, respectively)/
$39,000,000 ($24,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $0 for the Class I Shares, respectively)

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

Dealer Manager Fees – Dealer Manager(2)

Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fee may be reallowed to participating broker dealers as a marketing fee.

Class T Shares

Up to 3.0% of gross offering proceeds from the sale of Class T Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

Class I Shares

Up to 1.5% of gross offering proceeds from the sale of Class I Shares in the primary offering, all of which will be paid by our sponsor; a portion of such dealer manager fees may be reallowed to participating broker dealers as a marketing fee.

$57,000 ($24,000 for the Class A Shares, $30,000 for the Class T Shares and $3,000 for the Class I Shares, respectively)/
		$28,500,000 ($12,000,000 for the Class A Shares, $15,000,000 for the Class T Shares and $1,500,000 for the Class I Shares, respectively)

Other Organization and Offering Expenses – Advisor or its Affiliates (3)(4)	We will reimburse our advisor and its affiliates for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we estimate organization and offering expenses (other than selling commissions and the dealer manager fee), in the aggregate, to be $12,500,000 or 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of our advisor for costs in connection with preparing supplemental sales materials. Our advisor has agreed to	$12,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

advance all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which the minimum offering requirement is satisfied. We will reimburse our advisor for such costs ratably over the 36 months following the first anniversary of the date on which we satisfy the minimum offering requirement; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through the first anniversary of the date on which we satisfy the minimum offering will not be reflected in our NAV until we reimburse the advisor for these costs.

Acquisition and Development Stage

Acquisition Expenses – Advisor or its Affiliates	We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to us), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of our investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

Operational Stage

Distribution Fee – Dealer Manager (5)

With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. See “Description of Shares.”

We will not pay any distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering such that all Class T Shares will receive the same per share distributions.

$5,000,000 annually, assuming sale of $500,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $20,000,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

Asset Management – Advisor or its Affiliates Fees(4)(6)

A monthly fee equal to one-twelfth of 1.25% of the cost of our investments at the end of each month.

In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses – Advisor or its Affiliates (6)

We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our shares of common stock within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) personnel costs in connection with the services for which our advisor earns disposition fees, or (b) the salaries and benefits of our named executive officers.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations; we cannot determine these amounts at the present time.

Property Management and Oversight Fees – Advisor or its Affiliates (4)(7)	If the advisor or an affiliate is a property manager with respect to a particular property, we will pay property management fees of 1.5% of gross revenues received for management of our properties located in the United States and 2.0% of gross revenues received for management of our properties located outside	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)
of the United States. For services in overseeing property management services provided by any person or entity that is not an affiliate of our advisor, we will pay our advisor or an affiliate an oversight fee equal to 1.0% of the gross revenues of the property managed. Neither our advisor nor its affiliates will be paid an oversight fee if we contract with a third party to provide property management services for fees greater than (i) 1.5% of gross revenues received for management of our properties located in the United States or (ii) 2.0% of gross revenues received for management of our properties located outside of the United States.

Leasing Commissions – Advisor or its Affiliates (4)(7)	Customary leasing fees if our advisor or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Refinancing Coordination Fee – Advisor or its Affiliates (4)	If our advisor provides services in connection with the refinancing of any debt that we obtain and use to finance properties or other permitted investments, or refinancing of any debt that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor a refinancing coordination fee equal to 0.75% of the amount available or outstanding under such refinancing or assumed debt. Refinancing shall also include restructuring, workouts or other recapitalization of any debt.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – Advisor or its Affiliates (4)(8)	For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, we will pay a disposition fee in an amount equal to 2.0% of the contract sales price of each real property or other investment sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sales price. If we take ownership of a property as a result of a workout or foreclosure of a debt investment, we will pay a disposition fee upon the sale of such property.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction.

Reimbursement of certain offering expenses to our Sponsor	Our sponsor will pay a portion of selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class A Shares, Class T Shares and Class I Shares, incurred in connection with this offering. We will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of our common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by us or by the advisor. In each such case, we only will reimburse the sponsor after (i) we have fully invested the proceeds from this offering and (ii) our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.	$75,000/$37,500,000 (Assuming 100% of the shares sold are Class A Shares and Class T Shares, the maximum reimbursement of offering expenses to our sponsor will be $40,000,000)

Special Units – Rodin Global Property Trust OP Holdings, LLC (9)	Rodin Global Property Trust OP Holdings, LLC, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and as part of the overall consideration for the services to be provided by our advisor and its affiliates.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Rodin Global Property Trust OP Holdings, LLC, as the holder of the special units, will be entitled to a payment if it redeems its special units in the circumstances described below. The special units may be redeemed upon: (x) the listing of our common stock on a national securities exchange; (y) a merger, consolidation or a sale of substantially all of our assets or any

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (z) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that Rodin Global Property Trust OP Holdings, LLC would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the enterprise valuation will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets. In each of such cases, the Special Unit Holder will be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

In addition, prior to any such redemption, Rodin Global Property Trust OP Holdings, LLC as the holder of special units, may be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after (i) our stockholders have received in the aggregate, cumulative

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum/Maximum Offering (1)

distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital and (ii) our sponsor or its affiliates have received reimbursement for the payment of certain selling commissions and dealer manager fees.

The 6.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 6% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program. Depending on various factors, including the date on which shares of our stock are purchased and the price paid for such shares, an individual may receive more or less than the 6.0% cumulative, non-compounded annual pre-tax return on their net contributions prior to the commencement of distributions to the holder of the special units.

(1)	The estimated minimum and maximum dollar amounts are based on the sale of the minimum of $2,000,000 and the maximum of $1,000,000,000 to the public in the primary offering. In addition, the estimated maximum dollar amounts are based on the current compensation structure under the advisory agreement. Compensation to be paid to our advisor may be increased, subject to approval by our independent directors and the other limitations in our advisory agreement and our charter, without stockholder approval.
(2)	All or a portion of the selling commissions and/or dealer manager fees will not be charged with regard to Class A Shares and Class T Shares sold to certain categories of purchasers. See “Plan of Distribution.”
(3)	We will reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering.
(4)	Our advisor in its sole discretion may defer any fee payable to it under the advisory agreement or accept, in lieu of cash, shares of our common stock. These fees may consist of charges of our advisor for administrative services related to the issuance of shares in this offering, asset management fees and disposition fees. All or any portion of such fees not taken may be deferred without interest and paid when the advisor determines.
(5)

The estimated aggregate maximum distribution fee assumes that (i) we sell the maximum offering amount of $1.0 billion in shares (consisting of $400 million in Class A Shares, at $26.32 per share, $500 million in Class T Shares, at $25.51 per share, and $100 million in Class I Shares, at $25.00 per share) and therefore, the maximum amount of underwriting compensation from all sources is $100 million, which is 10.0% of the maximum amount of gross offering proceeds, and (ii) all other underwriting compensation other than the distribution fee, will equal $67.5 million, which consists of the maximum selling commissions and dealer manager fees payable in connection with the purchase of shares in our primary offering (of which $36 million, $30 million and $1.5 million is attributable to the Class A Shares, Class T Shares and Class I Shares, respectively), as set forth in the “Plan of Distribution” section of this prospectus.
(6)	On the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this public offering our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the audit committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.
(7)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
(8)	Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3.0% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 7 above. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6.0% of the sales price of the assets.

(9)	Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this payment of $1.00 and as described in “Management Compensation,” Rodin Global Property Trust OP Holdings, LLC, as the holder of special units, shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders. In the event of a termination of our advisory agreement for “cause,” the special unit holder will not be entitled to 15% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Cantor Fitzgerald Investors, LLC1 2	8,180	100%

Howard W. Lutnick, Chairman of the Board of Directors and Chief Executive Officer1 2	8,180	100%

Kenneth Carpenter, President[1]	—	—

Steve Bisgay, Director, Chief Financial Officer and Treasurer[1]	—	—

Arthur F. Backal, Independent Director	—	—

John M. Matteson, Independent Director	—	—

Dean Palin, Independent Director	—	—

All directors and executive officers as a group	—	—

(1)	The address of this beneficial owner is c/o Rodin Global Property Trust, Inc. 110 E. 59th Street, New York, NY 10022.
(2)	Cantor Fitzgerald Investors, LLC is indirectly owned by Cantor Fitzgerald, L.P. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Mr. Lutnick controls Cantor Fitzgerald, L.P. through his ownership of CF Group Management, Inc.

CONFLICTS OF INTEREST

Our advisor faces conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could acquire less attractive assets, which could limit our ability to make distributions and reduce your overall investment return. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our advisor is an indirect subsidiary of Cantor and is organized to provide asset management and other services to us. Cantor controls CCRE, BGC (which includes Newmark) and a number of other financial services businesses, including our dealer manager (collectively, the “Cantor Companies”).

We rely on the investment professionals of our advisor and certain of its affiliates to identify suitable investment opportunities for our company. Our investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate. BGC, through its real estate services business, Newmark, does not currently acquire properties or interests in real estate properties or originate or acquire loans. However, in the course of Newmark’s business, it may generate fees from the referral of such loan opportunities to third parties. The persons comprising BGC’s and CCRE’s day to day management are different than our investment professionals. However, both lines of business are affiliates and under common control with our sponsor. Neither CCRE nor BGC nor any other Cantor Company is restricted from competing with our business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring investment opportunities to third parties in exchange for fees. In addition, CCRE and BGC are not required to refer such opportunities to us. Investment opportunities sourced by the investment professionals of CCRE, BGC or any other Cantor Company not controlled by our sponsor, to the extent not pursued by such company, will be allocated by such company in its sole discretion. Investment opportunities sourced by the investment professionals of our sponsor will be allocated as described below under the heading “—Allocation of Investment Opportunities”. The investment professionals responsible for sourcing investments for the sponsor are generally different than the investment professionals responsible for sourcing investments for other Cantor Companies and to the extent there is overlap, such investment professionals will first present suitable opportunities to our sponsor.

Our Affiliates’ Interests in Our Sponsor and Its Affiliates

General

Our executive officers and certain of our directors are also officers, directors and managers of our advisor and its affiliates and in some cases, other Cantor Companies. These persons may have legal obligations with respect to those entities that are similar to their obligations to us. Other Cantor Companies, including, but not limited to CCRE and BGC (Newmark), may be involved in other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. Our directors and affiliates are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain personnel performing services for our advisor and our dealer manager.

Allocation of Our Affiliates’ Time

We rely on key executive officers and employees of our advisor and its affiliates, including Messrs. Lutnick, Carpenter and Bisgay for the day-to-day operation of our business. Messrs. Lutnick, Carpenter and Bisgay are also executive officers of other Cantor Companies. As a result of their interests in other Cantor Companies, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Lutnick, Carpenter and Bisgay face conflicts of interest in allocating their time among us, our advisor and other Cantor Companies and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient resources and personnel to fully discharge their responsibilities to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of the personnel of the advisor and its affiliates who perform services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased asset management fees;

•	originations of loans and acquisitions of investments at higher purchase prices, which entitle our advisor to higher asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other Cantor Companies, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange;

•	whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets.

As holder of the special units, Rodin Global Property Trust OP Holdings, LLC, an affiliate of our advisor, may be entitled to certain distributions subject to our stockholders receiving a return equal to their total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital. In addition, our sponsor may be entitled to receive reimbursement of the sponsor support in certain circumstances. This may influence our advisor’s and its affiliates’ key professionals to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses. See “Management Compensation.”

Affiliated Dealer Manager

Since our dealer manager is an affiliate of our advisor and our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent dealer manager in connection with our offering of securities. See “Plan of Distribution.”

Our dealer manager may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Certain Conflict Resolution Measures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.

Charter Provisions and Other Policies Relating to Conflicts of Interest

Advisor Compensation. Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.

Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of an investment, including partial sales and syndications, if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, our advisor, any of our directors or any of their affiliates, our charter would require that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Our charter also limits the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of debt that we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

In addition, under our operating partnership’s partnership agreement, Rodin Global Property Trust OP Holdings, LLC, an affiliate of our advisor, is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, only if (i) the stockholders first receive a return of our invested capital and 6% per year cumulative, non-compounded return and (ii) our sponsor has received reimbursement for the payment of our selling commissions.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement with or without good reason on 60 days’ written notice. Upon termination of the advisory agreement, our sponsor may be entitled to the reimbursement of the selling commissions paid on our behalf. See “Management Compensation.” In addition, upon termination of our advisory agreement, Rodin Global Property Trust OP Holdings, LLC, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units. For a more detailed discussion of the special units, see the sections entitled “Management—The Advisory Agreement” and “Management Compensation—Special Units — Rodin Global Property Trust OP Holdings, LLC” of this prospectus.

Our Acquisitions. We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value. Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property. In cases in which a majority of the independent directors on the board of directors or such duly authorized committee so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent appraiser selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making loans in which the borrower is our sponsor, our advisor, our directors or any of their affiliates, except for loans to wholly owned subsidiaries and mortgage loans for which an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of our affiliates. We currently anticipate that our independent directors will establish criteria and parameters for certain affiliated mortgage loan transactions. If such criteria and parameters are established and approved by our independent directors, our independent directors may determine to pre-approve mortgage transactions with affiliates satisfying such criteria and parameters.

Joint Ventures or Participations with Affiliates of the Advisor. Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, participations or other arrangements with affiliates of our advisor to acquire debt and other investments. In conjunction with such prospective agreements, our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our advisor will make various decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may enter into ventures with our sponsor, our advisor, our directors or any of their affiliates for the acquisition of investments or co-investments, but only if: (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the investment by us and our sponsor, our advisor, such directors or such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties. If we enter into a joint venture with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment.

Other Transactions Involving Affiliates. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Lack of Separate Representation. Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Limitation on Operating Expenses. We reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. Any such determination and the reasons in support thereof will be reflected in the minutes of the meetings of the board. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees; (vi) acquisition fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. We will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors is required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us.

In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities. We rely on the investment professionals of our advisor and certain of its affiliates to identify suitable investment opportunities for our company. In the future our sponsor will likely sponsor other public and private entities (together with our company, the “Sponsored Programs”) with overlapping investment strategies. If our sponsor identifies an investment opportunity which it determines to meet the investment strategy of more than one Sponsored Program, our sponsor will allocate the investment opportunity in the following manner:

•	The sponsor will first present the investment opportunity to the applicable public Sponsored Program, including non-traded REITs, for which the longest amount of time has passed since its last acquisition.

•	If such Sponsored Program does not desire to pursue such investment opportunity, the investment opportunity will be presented to the next applicable public Sponsored Program based on the amount of time since its last acquisition.

•	In certain circumstances the sponsor may present the investment opportunity to more than one public Sponsored Program as a co-investment. The terms of any co-investment are subject to the approval of the audit committee of each such Sponsored Program.

•	If no public Sponsored Programs deem the investment opportunity appropriate, the sponsor will allocate the opportunity to a private Sponsored Program.

A number of factors may be taken into account by the sponsor when determining if an investment opportunity is appropriate for a public Sponsored Program including, without limitation, the following:

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments; and

•	the expected holding period of the investment and the remaining term of the purchasing entity, if applicable.

Our advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether procedures regarding the allocation of investment opportunities are being fairly applied.

INVESTMENT OBJECTIVES AND CRITERIA

General

We expect to use substantially all of the net proceeds from this offering to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities. Our funds will be invested in accordance with our charter, which will place numerous limitations on us with respect to the manner in which we may invest (see “—Charter-imposed Investment Limitations”).

We are focused on acquiring a real estate investment portfolio with a total return profile intended to provide current income and the potential for capital appreciation. To that end, our primary investment objectives are:

•	to preserve and return your capital contribution;

•	to provide regular cash distributions; and

•	to realize potential growth in the value of our investments.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity of payoff of our investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares. No public trading market for our shares currently exists.

We expect to focus on investing in developed markets throughout the United States, United Kingdom and other European countries, although we may also invest a portion of the proceeds of this offering outside of these areas. We believe that an allocation to international investments will contribute meaningfully to the diversification of our portfolio, the ability for us to identify favorable income-generating investments and the potential for achieving returns consistent with our objectives. We believe that investment opportunities to achieve our objectives currently exist within the United States and globally. We believe that our strategy to acquire properties on a global basis will provide for a well-diversified portfolio that may generate returns consistent with our investment objectives.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our independent directors will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the independent directors include the basis for this determination in our minutes and in an annual report delivered to our stockholders. Any material changes to our investment policies will be disclosed in our next required periodic report following the approval of such changes by our board of directors.

Our Strengths

We believe that our strengths include (i) our affiliation with Cantor, including its capital markets expertise and research capabilities, (ii) our advisor personnel’s extensive real estate related expertise, (iii) our advisor’s extensive sourcing capabilities, (iv) our advisor’s experienced management team and (v) our sponsor’s commitment to support distributions and to pay certain selling commissions and dealer manager fees.

Our Affiliation with Cantor— Our affiliation with Cantor provides us with unique insight and in-depth knowledge of global financial markets and local real estate dynamics. In addition, we believe our advisor’s affiliation with Newmark will provide us with access to potential investment opportunities, many of which we believe will not be available to our competitors.

Cantor is a diversified organization specializing in financial services and in real estate services and finance for institutional customers operating in the global financial and commercial real estate markets. Cantor’s major business lines include Capital Markets and Investment Banking and Real Estate Brokerage and Finance.

Through our advisor, we can draw on Cantor’s established expertise within the global capital markets, providing us with a unique perspective on fixed income trends, pricing, and liquidity. Cantor’s Capital Markets and Investment Banking business is focused on serving institutional customers, including insurance companies, asset managers, Fortune 500 companies, middle market companies, investment advisors, regional broker-dealers, small and mid-sized banks, hedge funds, REITs and specialty investment firms. This business operates primarily through, Cantor Fitzgerald & Co, which is one of only 23 Primary Dealers permitted to trade U.S. government securities directly with the Federal Reserve Bank of New York. Cantor’s Investment Banking division underwrites public and private offerings of equity and debt securities and provides financial advisory services to clients in connection with mergers and acquisitions, restructurings and other transactions. Cantor’s capital markets expertise includes a focus on commercial real estate:

Cantor Fitzgerald & Co., acted as co-lead manager or co-manager on the issuance of 44 fixed rate Commercial Mortgage Backed Securities offerings totaling approximately $50 billion between April 1, 2011, and December 31, 2015, representing approximately 22% of total domestic fixed rate CMBS securitizations during the same period. Additionally, Cantor is a leader in at-the-market (“ATM”) follow-on equity offerings, including having filed over 85 REIT ATM programs with an aggregate value of over $15 billion over the past 10 years. Further, Cantor’s capital markets expertise includes a focus on corporate credit, where it transacted over $180 billion of corporate debt securities in 2014.

Both Newmark and Cantor Fitzgerald & Co. publish proprietary research and analyses related to REITs and other public companies, real estate property types and global markets, as well as overall economic trends and outlooks. This research monitors leading and lagging indicators, tracks and analyzes demand drivers, cyclical patterns and industry trends affecting real estate.

As of December 31, 2015, Newmark operated from over 120 offices across the United States as shown on the map below.

Extensive Real Estate Expertise—Our advisor’s executives possess a unique combination of real estate and corporate credit evaluation and investment expertise and, throughout their careers, have collectively acquired, originated, structured and/or managed billions of dollars of real estate investments consistent with our investment strategy and over numerous real estate cycles.

Significant Sourcing Capabilities—Our advisor is led by an experienced management team of investment professionals who possess longstanding relationships with real estate owners and developers, tenants, institutional private equity firms, brokerage professionals and other commercial real estate industry participants. Additionally, through our advisor, we can draw on Newmark’s industry expertise. We expect the combination of Newmark’s sourcing capabilities combined with the experience and relationships of our advisor’s and its affiliates’ personnel, will provide us with an ongoing source of investment opportunities, many of which we believe will not be available to our competitors.

Experienced Management Team—Our advisor is managed by an experienced team of investment professionals with institutional real estate and finance experience at major financial institutions. Members of this management team have led teams of global investment professionals in executing investment strategies consistent with our investment strategy. See “Management—The Advisor” for biographical information regarding these individuals.

Sponsor Support

Distribution Support Commitment—Our sponsor has agreed to purchase up to an aggregate of $5.0 million of our Class I Shares of common stock (which will include any shares our sponsor may purchase in order to satisfy the minimum offering) at the then current offering price per Class I Share net of dealer manager fees until March 23, 2019 to the extent cash distributions to our stockholders for any calendar quarter exceed MFFO for such quarter. Our sponsor our certain of its affiliates will purchase shares following the end of each quarter for a purchase price equal to the amount by which the cash distributions paid to stockholders exceed MFFO for such quarter. Notwithstanding the obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders. For more information regarding our sponsor share purchase support arrangement and our distribution policy, please see “Description of Shares—Distributions.”

Support of certain Selling Commissions and Dealer Manager Fees— Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of (i) a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares and Class T Shares and (ii) all of the dealer manager fee in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares, in each case subject to a reimbursement under certain circumstances. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering and therefore increase the estimated amount we will have available for investments. See “Management Compensation.”

Target Asset Types

The assets in which we intend to invest will include the following:

•	Equity Investments: Primarily acquire properties leased to a single-tenant on a long-term net lease basis, whereby the tenant is substantially responsible for all of the costs associated with operating and maintaining the property such as repairs and maintenance, insurance, taxes, utilities, and capital expenditures for the duration of the lease. We may also acquire properties that are subject to short-term net leases or are multi-tenanted. Properties will be purchased directly or through a joint venture ownership structure and located primarily in the United States, United Kingdom and other European countries;

•

Preferred Equity, Loans and Other Subordinated Interests: Invest in or originate preferred equity or mezzanine loans related to properties net leased to a single-tenant on a long-term basis. We may also invest in preferred equity or mezzanine loans related to properties that are subject to short-term net leases or are multi-tenanted. Mezzanine loans are made to the owners of a mortgage borrower and secured by a pledge of equity interests in the mortgage borrower. Preferred equity investments are subordinate to any mortgage and mezzanine loan, but senior to the owner’s common equity;

•	Real Estate-Related Securities: Invest in real estate securities which may take the form of (i) CMBS or structured notes that are collateralized by pools of real estate debt instruments, often first mortgage loans, (ii) REIT debt, (iii) REIT preferred stock, (iv) REIT common shares or (v) equity interests in private companies that own real estate assets.

Although we do not have targeted investment allocations for any of the asset classes described above, we expect that a majority of our investments will be related to properties leased to tenants under long-term net leases. Net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as repairs and maintenance, insurance, taxes, utilities, and capital expenditures. We generally consider leases having a remaining term of ten years or more to be long-term leases, and those with a shorter term to be short-term leases.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including the current interest rate environment and general economic conditions. In addition, in the future we may invest in assets other than our target assets, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from regulation under the Investment Company Act.

While we aim to diversify our portfolio, we are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments, the industries in which our tenants may conduct business or on the percentage of our capital that we may invest in a particular asset type. If we only raise the minimum offering proceeds we will not be able to satisfy the diversification strategy.

We will allocate capital to various real estate equity and debt investments with a total return focus to meet our objectives. We will employ underwriting and due diligence processes with respect to each investment while also analyzing the impact of certain potential downside scenarios.

Real Estate Properties

We intend to primarily acquire a diversified portfolio of properties located in the United States, United Kingdom and other European countries that are net leased to single tenant occupants on a long term basis. We may also invest in properties that are subject to short-term net leases or multi-tenanted. Some acquisitions may include sale-leaseback transactions involving single tenant net leased commercial properties acquired directly from the tenant and subject to a newly executed lease.

We intend to focus on acquisitions of net lease properties in the industrial, healthcare, office, special use and retail sectors.

Industrial

Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of global trade and goods. We intend to target industrial locations and uses that are operationally significant to the tenant’s operations or are located in markets with key transportation interconnectivity and demand drivers. We will also seek properties with fungible layouts, ability for expansion and features competitive within the market.

Healthcare

Healthcare properties are generally categorized as medical office, clinics, outpatient centers, and other properties leased to healthcare-related tenants. Healthcare properties typically have high barriers to entry due to a specialized build-out specifically for healthcare use. We intend to invest in properties with a use affiliated with healthcare providers or a location in close proximity to healthcare systems. We believe opportunities exist in the healthcare market due to an aging U.S. and European population and an increased demand for medical services and facilities.

Office

Office properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts (CBDs) or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties, which are generally large-scale buildings of the highest-quality to Class C buildings which are of lower quality. We intend to focus on high quality, functional buildings well located within their markets with sufficient leasing depth that can attract both single and multi-tenant users. We will seek office buildings that have competitive amenities within their sub-market with contractual rents that are achievable in a re-leasing scenario. For any renewal or re-tenanting, we intend to execute longer than average leases to amortize capital costs.

Special Use

Special use properties may include data centers, land, government, municipal, or university related properties, among others. Special use properties typically have long lease terms and high tenant retention due to asset criticality and specialty build-out. Generally, specialty real estate is a critical component to the tenant’s business operations.

Retail

Retail properties are generally categorized as enclosed and outdoor shopping malls, anchored-retail centers, strip centers, and stand-alone retail properties. We intend to invest in stand-alone, necessity based retail properties such as pharmacies and other similar property types that are well located with demonstrated demand characteristics.

Preferred Equity, Loans and Other Subordinated Interests

In addition to direct investments in properties, we may invest in or originate preferred equity or mezzanine loans related to properties net leased to a single-tenant on a long-term basis.

Preferred Equity. Preferred equity is a type of loan secured by the partner interests in an entity that owns property or real estate related investments. These investments are generally senior with respect to distributions, redemption rights and rights at liquidation to the entity’s common equity. For accepting increased credit risk, investors in preferred equity are compensated with fixed (or floating) payments and may also participate in capital appreciation. Upon a default, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a general and limited partner, they may lose their rights with regard to operational input and become a passive investor. Rights of preferred equity holders are usually governed by partnership agreements that determine who has control over decision making, and when those rights may be revoked, and typically include a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.

Mezzanine Loans. Mezzanine loans are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real estate and generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Mezzanine loans may be either short or long term and may be fixed or floating rate. We may acquire or originate mezzanine loans backed by properties that fit our investment strategy. We may own such mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues) and may provide for participation in the value or cash flow appreciation of the underlying property.

Real Estate-Related Securities

We may also invest in equity and debt securities issued by companies that are engaged in real estate-related businesses including REITs, which may take the form of (i) CMBS or structured notes that are collateralized by pools of real estate debt instruments, often first mortgage loans, (ii) REIT debt, (iii) REIT preferred stock, (iv) REIT common shares or (v) equity interests in private companies that own real estate assets.

CMBS. CMBS are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. The senior classes are often securities which, if rated, would have ratings ranging from low investment grade ‘‘BBB’’ to higher investment grades ‘‘A,’’ ‘‘AA’’ or ‘‘AAA.’’ The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade ‘‘BBB.’’ Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. We may invest in senior or subordinated, investment grade or non-investment grade CMBS, as well as unrated CMBS.

Structured Notes. Structured notes are multiple class debt notes, secured by pools of assets, such as CMBS, mezzanine loans and unsecured REIT debt. Like typical securitization structures, in a structured note, the assets are pledged to a trustee for the benefit of the holders of the bonds. Structured notes often have reinvestment periods that typically last for five years, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. These notes may be rated investment grade, non-investment grade or not rated.

Securities of Real Estate Entities. We may also choose to acquire common stock, preferred stock and/or senior secured or unsecured debt of publicly traded or private REITs that acquire and hold real estate. In addition, we may invest in equity securities (including common and preferred stock, as well as limited partnership or other interests) of private companies that own real estate assets, including for the purpose of exercising control over such entities. We may acquire all or substantially all of the securities or assets of companies engaged in real estate-related activities where such investment would be consistent with our investment policies and our status as a REIT.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments in real estate related assets that we believe are in our best interests. Although we can purchase any type of real estate related assets, our charter does limit certain types of investments. See ‘‘— Investment Limitations.’’

Development and Construction of Properties

We do not plan to acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate. However, we may pursue “build-to-suit” and “refit-to-suit” development projects for single tenants who enter into long-term leases with us prior to our commencing the development project.

Underwriting Process

In analyzing potential investment opportunities, we review all aspects of a transaction, including the credit worthiness of the tenant or borrower and the underlying real estate fundamentals to determine whether a potential acquisition satisfies our acquisition criteria. We are not specifically limited in the number or size of properties we may acquire or the percentage of our assets that we may invest in a single property or investment.

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mezzanine loans, preferred equity and real-estate related securities. The criteria that our advisor will use in making such investments on our behalf is substantially the same as those involved in acquiring properties for our portfolio.

We may consider the following aspects of each real estate property transaction:

Tenant Evaluation

We evaluate each potential tenant for its creditworthiness, typically considering factors such as management experience; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. In certain cases, the creditworthiness of a tenant may be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the operating needs of the tenant; however, in certain situations where the real estate is attractively valued, the creditworthiness of the tenant will be analyzed, but may be a secondary consideration.

Certain potential tenants and corporate guarantors of potential tenants may carry credit ratings determined by industry credit rating services, generally Standard & Poor’s, Moody’s, or Fitch. Such potential tenants or guarantors may or may not be rated “investment-grade” by the credit rating services. We will evaluate the reports produced by these services and any other relevant financial data we collect from potential tenants or guarantors. To the extent we determine a tenant to be “creditworthy” even though it does not hold an investment-grade credit rating, we do so based on our determination through financial analysis and credit research, that a tenant should have the financial wherewithal to honor its obligations under its lease with us. Relevant financial data may include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements and other information we deem relevant.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the type and use of the properties, current submarket and competitive property conditions, and the creditworthiness of each particular tenant. We plan to monitor ongoing tenant creditworthiness generally on a quarterly basis, or from-time-to-time as events may warrant. Ongoing reviews may consist of the following as applicable (i) review of SEC filings, including financial statements, (ii) review of earnings conference calls, (iii) review of relevant tenant provided information as may be provided pursuant to the leases, and (iv) monitoring any changes to credit ratings and review of new or updated credit reports. Additionally, we plan to review industry outlooks where tenant concentrations create exposure to such industries.

Diversification

We will attempt to diversify our portfolio to avoid dependence on any one particular tenant, asset type, property type, geographic location or tenant industry. Additionally, to the extent reasonably possible, we intend to manage our portfolio over time to avoid excessive lease expirations in any given year. By diversifying our portfolio, we seek to reduce the adverse effect of a downturn in any of these characteristics.

Property Evaluation

We will generally review the condition of properties prior to acquisition. We will generally conduct, or require the seller to conduct, an environmental site assessment and property condition assessment in an attempt to identify potential environmental liabilities or capital expenditure requirements associated with a property. If potential environmental or future capital expenditure liabilities are identified, we may require the identified issues be resolved by the seller prior to acquisition or, in the case of a sale-leaseback transaction, we may require the tenant to contractually assume responsibility for resolving identified issues post-closing and indemnify us against any potential claims, losses or expenses arising from such matters.

Market and Submarket Evaluation

Our market evaluation process generally includes a review of several metrics, including review of the submarket comparable sale and lease transactions and the overall performance of the submarket. We may also consider the demographics, employment trends, and population dynamics when analyzing a submarket. Additionally, we may review the submarket’s supply and demand balance as well as the vacancy and new development trends.

Transaction Provisions that Enhance and Protect Value

We will attempt to include provisions in our leases (or acquire properties with lease provisions) that require our consent to specified activities, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may help protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or reduce the value of our investment. We may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of obligations from the tenant’s corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. Additionally, in some circumstances, tenants may require a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

Acquisition Structure

We will generally acquire fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property, including acquiring leasehold interests (a “leasehold interest” is a right to enjoy the exclusive possession and use of an asset or property for a stated definite period as created by a written lease), may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or an acquisition of substantially all of the interests of an entity that owns the real property. We also may make preferred equity investments in an entity that owns real property or loans backed by real property.

Our advisor or their affiliates may purchase properties in their own name, assume loans in connection with the purchase and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

Description of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus and will be on terms customary for the type of property, geographical area and prevailing market trends.

In general, the leases we enter into or acquire will be net leases. Net leases generally obligate the tenant to pay some or all operating expenses and capital expenditures during the lease term. Operating expenses typically include repairs and maintenance, insurance, taxes and utilities. We also generally seek to include provisions in our leases (or seek or acquire properties with leases) that increase the amount of base rent payable at various points during the lease term. The terms and conditions of any leases we enter into (or leases associated with properties we acquire) may vary substantially from those described.

Tenant Improvements

We anticipate that any tenant improvements required at the time of acquisition will be funded from our offering proceeds. However, if at such time a tenant in one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend funds for tenant improvements and tenant refurbishments to the vacated space. We would generally expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Investment Decisions and Asset Management

Our advisor has the authority to make all decisions regarding our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. In addition, our board of directors must approve any single transaction that would increase our assets under management by the lesser of 10% or $100 million. Our independent directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our common stockholders.

Our advisor believes that successful investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and a robust analysis of the risks of each investment. Our investment approach also includes active management of each asset acquired. Our advisor believes that active management is necessary to preserve and create value. Our advisor will consider an exit strategy for each investment we make. Our advisor may from time-to-time evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to hold the asset.

Our advisor will work with its team of real estate professionals in the identification, origination, acquisition and management of our investments. Throughout their careers, our advisor’s senior real estate professionals have experienced multiple market cycles and have the expertise gained through hands-on experience in acquisitions, financings, loan originations, loan workouts, asset management, dispositions, development, leasing and property and portfolio management.

To execute our advisor’s disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize our advisor’s investment approach:

•	National Market Research—The investment team extensively researches the acquisition or origination and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of our advisors’ network of professionals.

•	Underwriting Discipline—Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management—Risk management is a fundamental component of our advisor’s portfolio construction and investment management process. Portfolio diversification by investment type, investment size and investment risk is critical to controlling risk. Our advisors’ management continuously reviews the operating performance of investments and provides the oversight necessary to detect and resolve issues as they arise.

•

Asset Management—Prior to the purchase of an individual asset or portfolio, our advisor and its affiliates’ asset managers work closely with the acquisition and underwriting teams to assess the business strategy and confirm the underwriting package contains appropriate market and operating performance information. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a market cycle. In addition, our advisor will evaluate each potential tenant for its creditworthiness in accordance with our underwriting guidelines.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of making investments. In determining whether to invest in a particular joint venture, our advisor will evaluate the assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with third parties and affiliates, however, we may only enter into joint ventures with our advisor, any of our directors or any of their affiliates if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction concludes that the transaction is fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after we have considered all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Financing Strategy and Policies

We may borrow at the corporate or asset level. We will generally seek to place both debt obligations to lenders and tenants’ rental obligations to us in the same currency. This will enable us to hedge a portion of our currency risk. We, through the subsidiaries we form to make investments, generally will seek to borrow on a non-recourse basis, in amounts that we believe will maximize the return to our stockholders. The use of non-recourse financing may allow us to improve returns to our stockholders and to limit our exposure on any investment to the amount invested. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries that is secured only by the assets to which such indebtedness relates without recourse to the borrower or any of its subsidiaries, other than in case of customary carve-outs for which the borrower or its affiliates acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation. Since non-recourse financing generally restricts the lender’s claim on the assets of the borrower, the lender generally may only take back the asset securing the debt, which protects our other assets. In some cases, particularly with respect to non-U.S. investments, the lenders may require that they have recourse to other assets owned by a subsidiary borrower, in addition to the asset securing the debt. Such recourse generally would not extend to assets of our other subsidiaries.

We expect that once we have fully invested the proceeds of this offering, our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), although it may exceed this level during our offering stage. There is no limitation on the amount we may borrow for any single investment. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess.

It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments and be in a better position to improve the returns to our stockholders than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium or defeasance costs to the lender in order to pay off a loan prior to its maturity.

We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities, repurchase agreements or other types of financing arrangements. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with our investment objectives and policies and if other conditions are met. We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if, in the judgment of our board, it is in our best interest to do so.

These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or subordinate mortgage on the asset to be invested in or by a pledge of our security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares.

Our charter currently provides that we will not borrow funds from our directors, our advisor or any of their respective affiliates unless the transaction is approved by a majority of the directors, including a majority of the independent directors, who are not interested in the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Operating Policies

Credit Risk Management. For certain of our assets, we may be exposed to various levels of credit risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, for our loan investments, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. When possible and economically viable, we intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the term of our assets and/or through hedging activities. In addition, for our property assets, we may borrow at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations, currency risks and other changes in market conditions. These transactions may include interest rate and currency swaps, the purchase or sale of interest rate and currency collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate and currency risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate or currency risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, including through the distribution reinvestment plan, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. In addition, our sponsor may be obligated to buy additional shares under the distribution support agreement. To the extent we issue additional equity interests after your purchase in this offering, whether in a primary offering, through the distribution reinvestment plan or otherwise, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our investments, you may also experience dilution in the book value and fair value of your shares and in the earnings and distributions per share.

Disposition Policies

We generally acquire assets with an expectation of holding them for an extended period. However, circumstances may arise that could result in the earlier sale of some assets. The period that we will hold our other investments in real estate assets will vary depending on the type of asset, interest rates and other factors. Our advisor will consider an exit strategy for each investment we make. Our advisor will periodically perform an analysis on each asset in order to determine the optimal hold period of the asset. Asset types and economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders, including management of our corporate liquidity. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Charter-imposed Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we may not:

•	incur debt such that it would cause our liabilities to exceed 300% of the cost of our net assets, which we expect to approximate 75% of the aggregate cost of tangible assets owned by us (before deducting depreciation, reserves for bad debts or other non-cash reserves), unless approved by a majority of the independent directors;

•	invest more than 10% of our total assets in unimproved property or mortgage loans secured only by unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness or make loans secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our sponsor, our advisor, a director or any of our affiliates;

•	make an investment if the related acquisition fees and expenses are not reasonable or exceed 6.0% of the contract purchase price for the asset or, in the case of a loan we originate, 6.0% of the funds advanced, provided that in either case the investment may be made if a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of the board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of the board of directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter–dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity or (ii) the investment in wholly owned subsidiaries of ours;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•	issue equity securities which the REIT is obligated to repurchase, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Company Act Limitations

We intend to conduct our operations so that neither we, nor our operating partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test”. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through the operating partnership and our direct or indirect wholly-owned or majority-owned subsidiaries. We and the operating partnership do not and will not hold ourselves out as investment companies. We expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and therefore we will not be an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also may invest in other real estate investments such as real estate-related securities, and will otherwise be considered to be in the real estate business. Both we and the operating partnership intend to conduct our operations so that we comply with the limits imposed by the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the operating partnership may itself own, may not have a value in excess of 40% of the value of the operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor the operating partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because none will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the operating partnership’s wholly-owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we might need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We may in the future organize special purpose subsidiaries of the operating partnership that will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, the operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership satisfies the 40% test. However, we expect that most of our other majority-owned subsidiaries will not meet the definition of investment company or rely on exclusions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute investment securities. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

One or more of our current or to-be-formed subsidiaries may seek to qualify for an exclusion from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying interests and at least 80% of each of their total portfolios of assets must be comprised of a combination of qualifying interests and other real estate type interests (as such terms have been interpreted by the staff of the SEC under the Investment Company Act), and no more than 20% may be comprised of assets that are neither qualifying interests nor real estate type interests. Qualifying interests for this purpose include certain mortgage loans and other assets such as certain “B” notes and tier one mezzanine loans, which the SEC staff in various no-action letters has determined may be treated as qualifying interests for the purposes of the Section 3(c)(5)(C) exclusion. We intend to treat as real estate type interests any securities of companies primarily engaged in real estate businesses that are not within the scope of SEC positions and/or interpretations regarding qualifying interests and that are not, themselves, indirect wholly-owned subsidiaries of the operating partnership. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of our subsidiaries.

In addition, we, the operating partnership and/or our subsidiaries may rely upon other exclusions, including the exclusion provided by Section 3(c)(6) of the Investment Company Act (which excludes from the definition of investment company, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the exclusion provided by Section 3(c)(5)(C), discussed above), from the definition of an investment company and the registration requirements under the Investment Company Act.

Qualification for exclusion from the definition of investment company or other exception or exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the SEC has not deemed qualifying interests.

However, there can be no assurance that the laws and regulations governing the Investment Company Act status of REITs (and/or their subsidiaries), including actions by the SEC or the SEC staff providing more specific or different guidance regarding these exclusions, will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon such exceptions, exemptions, or exclusions, or other exclusions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to change the way we conduct our business or adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we fail to qualify for an exception from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage and other business strategies would be substantially reduced, and our business will be materially and adversely affected if we fail to qualify for an exception or exclusion from regulation under the Investment Company Act. If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors—Investment Company Risks—We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.” Please also see “Risk Factors—Investment Company Risks—If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

MARKET OPPORTUNITY

Unless otherwise indicated, all information in this Market Opportunity section is comprised of the market study prepared by Rosen Consulting Group, or RCG, a national commercial real estate advisory company in September 2016. Forecasts prepared by RCG are based on data (including third-party data), models and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. There is no assurance any of the forecasts will be achieved. We believe the data utilized by RCG that is contained in this section is reliable, but we have not independently verified this information. The statements contained in this section are based on current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statements.

Current Market Conditions

The commercial real estate market has steadily recovered from the recent recession. The economic expansion of the past few years provided a boost to demand for most commercial real estate property sectors. While new construction accelerated, particularly for multifamily product, occupancy rates and achievable rents increased for commercial real estate in many markets across the country. We expect that the improved operating conditions will continue to drive commercial real estate investment activity.

The moderate level of job creation continued throughout the past several years. Through July 2016, national employment increased by 1.3 million jobs. In 2015, national employment expanded by more than 2.7 million jobs, an increase of nearly 2.0%. From 2011 to 2015, more than 12.3 million jobs were created across the country. The improved business climate drove corporate expansions and absorption of commercial real estate space, while improved job prospects led many households to unbundle from shared living situations and occupy rental apartments as evidenced by approximately 1.2 million new household formations in 2015, according to data from the Census Bureau and RCG.

Household Formation

Unemployment Rate by Country

Note: IMF uses estimates for later years and varies by country

Investment volume accelerated in recent years and should remain elevated through the near term. Aggregate commercial real estate transaction volume increased to $545.4 billion in 2015, an increase of 26.1% from the previous year, according to Real Capital Analytics. In the first half of 2016, economic volatility helped to moderate real estate acquisition activity to an annualized $448.4 billion. From 2012 to 2015, transaction volume increased at a steady pace, averaging approximately 24% per year. The initial recovery in investment volume focused on core assets in primary markets, but broadened in the past several quarters with increased activity in secondary and tertiary markets. We believe that commercial real estate investment activity should continue to improve through the near term as commercial real estate operating conditions remain favorable.

Commercial Real Estate Transaction Volume

* For the first six months of 2016

Operating conditions continued to improve for most commercial real estate sectors. With tenants occupying additional space or apartment units, the average rent continued to increase. The average rent increased for most commercial property sectors since 2012, led by the apartment sector where the average rent began to recover in 2010. Tenant demand has steadily risen in cities throughout the country and the absorption of vacant space continues to drive moderate rent growth.

Change in Asking Rent

The average cap rate continued to decrease, reflecting improved operating conditions and higher asset values. Since the peak following the recent recession, the average cap rate for most real estate sectors decreased substantially, with the cap rate compression contributing to strong real estate investment returns in recent years. We believe that the combination of positive operating conditions and low cap rates reflecting a high level of investment activity may be indicative of the attractiveness of investment in commercial real estate debt.

Cap Rates

The improving commercial real estate investment volume combined with strengthened operating conditions have positively impacted commercial real estate investment returns. By the second quarter of 2016, the National Council of Real Estate Investment Fiduciaries, or NCREIF, property index increased by 10.6% year-over-year. From 2010 through 2015, the NCREIF index returns averaged 12.3% per year. We currently expect that favorable commercial real estate returns will continue to drive commercial real estate investment, leading to strong demand for debt capital, although there can be no assurance that this will be the case.

NCREIF Index Returns

* For the first six months of 2016

Net Lease Real Estate

Net lease real estate is a uniquely structured investment that minimizes involvement by the property owner for typical property management responsibilities. In net leased properties, tenants typically assume the majority or all of the expense of property taxes, insurance, maintenance, sometimes including capital expenditures, and utilities, in addition to paying rent. For operationally significant and other corporate locations, typical net leases can have initial terms of ten years, and sometimes longer, with multiple options to extend the lease. Comparatively, multitenant commercial real estate properties under gross leases often have average lease terms between five and ten years with shorter or fewer options to extend. The long-term leases in net lease assets can eliminate or minimize costs associated with re-tenanting a property. The lengthy lease terms combined with rent structure can provide a stable net income to an owner and minimize the effects of inflation on operating expenses and economic downturns on property investments, but there can be no assurance that this will be the case.

Beyond the minimal operating expenses and potential for stable income stream, net lease real estate occupied by credit tenants is similar to a corporate bond. The tenant rent payments are contractually established in the lease, including escalations during the initial term and/or during subsequent renewal periods. The net lease real estate investor may also be better able to assess the risk of a particular tenant through a corporate credit history or rating, similar to the process in which a corporate bond investor may be able to assess the creditworthiness of the issuer. However, unlike a bond, should a tenant enter bankruptcy, the tenant may continue to pay rent during the corporate restructuring process whereas it may default on debt obligations. Furthermore, if the tenant relocates or permanently goes out of business, the real estate asset holds some value, and possibly a substantial value depending upon the location and quality of the property. Finally, the tax benefits currently afforded real estate investors flows through to the owner of the property, and not the tenant, which further benefits the owner of net lease real estate.

Size of the Net Lease Market

Ownership of net lease real estate remains fragmented and the size of the market is constantly evolving. The universe of net lease properties changes as owner/occupiers sell or buy buildings and occupiers lease space. While the exact size of the net lease market is difficult to determine, as a proxy for the potential size of the net lease market, RCG estimates that real estate owned by corporate owner/occupiers ranges in value between $1.5 trillion and more than $2.0 trillion. Additionally, as corporate occupiers open new locations, including retail storefronts, distribution centers and corporate offices, the pool of net lease properties can expand. Highlighting this expansionary trend, in the most recent fiscal years, respectively, national pharmacies opened approximately 300 new stores, national auto parts retailers opened more than 500 locations, and national dollar stores opened nearly 1,300 new stores, each potentially increasing the pool of investable net lease properties. The large amount of property owned and occupied by corporate tenants, combined with the ability for these firms to monetize real assets to fund business operations, may indicate that there is a substantial investable pool of net lease properties.

Access to debt capital for corporate entities vary based on fluctuations in financial market activity. Following the recent recession, corporate access to debt was severely limited and corporate bond issuance fell by nearly two-thirds in 2008 from the prior three-year average, and remains 36% lower than the pre-recession peak. While some of the limitations on corporate financing have eased, access to capital may still be limited for some firms and a large share of companies continue to monetize owned real estate assets through sale-leaseback transactions. Even as interest rates are low currently, the regulatory environment for commercial bank lending and somewhat restrictive conditions for other forms of corporate finance may persist. These financing constraints for businesses should drive more firms to conduct sale-leasebacks of operationally significant facilities. As these firms monetize assets, the investable universe of net lease real estate may continue to expand, although there can be no assurance that this will be the case.

Corporate Bond Issuance

The contractual in-place rents of net lease real estate typically provide greater stability of rental income than multitenant real estate investments. During the recent recession, the average rent in net lease properties performed better than other real estate sectors, reflecting the potential stability provided by net lease real estate investments.

Average Change in Rent

The unique characteristics of net lease real estate, namely the fixed rental income, extended lease terms and minimal property management requirements, may allow investors to minimize volatility and vacancy risk associated with other commercial real estate investments. The stability, when combined with high quality assets occupied by headquarters or operationally significant locations of credit quality tenants, can lead to attractive real estate investments through market cycles.

Similar to the difficulties in assessing the absolute size of the investable universe of net lease real estate, it is difficult to assess the aggregate volume of investment in net lease real estate assets. As a proxy, transaction volume of properties occupied by a single tenant can be a useful indicator of activity as a large share of these properties are net lease assets. In the first half of 2016, single tenant transaction volume reached nearly $22 billion. In the last two years, activity totaled more than $103.3 billion. The income stability combined with expected appreciation of underlying asset values continued to drive a high level of investment in the net lease real estate segment.

Single Tenant Transaction Volume

Relative to sovereign and corporate bond yields, the spread to single tenant cap rates remained relatively high even as the average cap rate fell in recent years. In the most recent months the spread to bond yields widened greater than the long-term average as bond yields fell. By July 2016, the single tenant cap rate spread to the 10-year Treasury yield widened to 486 basis points, compared to the long-term average since 2001 of 407 basis points. Similarly, the cap rate spread to BBB corporate bond yields increased to 248 basis points, wider than the average since 2001 of 172 basis points. As single tenant cap rates are indicative of trends in the net lease segment, we believe that net lease properties may provide opportunities for more stable income than some corporate bonds while priced at higher spreads.

Single Tenant Cap Rate Spread to 10-Year Treasury Bond

Single Tenant Cap Rate Spread to BBB Corporate Bond

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these procedures is to produce an NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from our financial statements. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. We believe our NAV calculation methodologies are consistent with standard industry practices and have been designed to be in accord with the recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-1, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013, although other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we will engage the Independent Valuation Firm to serve as our independent valuation firm with respect to the quarterly valuation of our assets and liabilities and the calculation of our NAV. The compensation we pay to the Independent Valuation Firm will not be based on the results of their calculation of NAV. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC. While our Independent Valuation Firm is responsible for reviewing our property valuations and assisting with the NAV calculation, our Independent Valuation Firm is not responsible for the determination of our NAV. Our board of directors is ultimately responsible for the final determination of our NAV.

The Independent Valuation Firm will discharge its responsibilities in accordance with our valuation procedures described below and under the oversight of our board of directors. Our board of directors will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.

Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation

Quarterly Valuation Process

The real property portfolio valuation, which will be the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a quarterly basis. The foundation for this valuation will be periodic appraisals, as discussed further below. However, on a quarterly basis, the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events, as conveyed by our advisor, that have a material impact on the most recent value. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. Using information derived from a property’s most recent appraisal, the Independent Valuation Firm will determine the appropriate adjustment to be made to the estimated value of the property based on the material event and changes to underlying property fundamentals. The Independent Valuation Firm will collect all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm will rely in part on property-level information provided by the advisor, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the advisor will promptly notify the Independent Valuation Firm. Any adjustment to the valuation of a property will be performed as soon as possible after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our quarterly NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is higher or lower than the adjusted value of our NAV after material events have been considered. Any such quarterly adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm will provide our board of directors with reports on its valuation activity.

We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Because the valuations performed involve subjective judgments and do not reflect transaction costs associated with property dispositions, our quarterly real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties.

Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist the Independent Valuation Firm in providing our quarterly real property portfolio valuation. Our Independent Valuation Firm’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our advisor. The Independent Valuation Firm will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and our advisor, and will rely upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm will assume that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses to be performed by our Independent Valuation Firm will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses. Consequently, the analyses contained in our Independent Valuation Firm’s individual valuation reports should not be viewed as being determinative of the value of our common stock.

Property Appraisals

Periodic real property appraisals will serve as the foundation of the Independent Valuation Firm’s quarterly real property portfolio valuation. Our real properties consolidated under GAAP will be appraised approximately once every 12 calendar months, and in no event will more than 12 full calendar months pass between appraisals of our real properties consolidated under GAAP. In order to provide for an efficient and orderly appraisal process, we will seek to have approximately 1/4 of the portfolio appraised each quarter, although we may have more or less appraised in a quarter. The acquisition price of newly acquired properties will serve as our appraised value and thereafter will be part of the appraisal cycle described above such that they are appraised no more than 12 full calendar months after acquisition.

Appraisals will be performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute), which includes requirements relating to experience, education and training. The Independent Valuation Firm will be involved with the appraisal process and may provide appraisals for our properties. If we determine to engage other independent valuation firms (“Appraisal Firms”) to provide appraisals for our properties, the Appraisal Firms will be chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. The Independent Valuation Firm will confirm the reasonableness of the appraised value before reflecting any valuation change in its quarterly valuation of our real property portfolio. Real estate appraisals will be reported on a free-and-clear basis (for example no mortgage), irrespective of any property-level financing that may be in place.

Joint Ventures and Developments

Investments in joint ventures that hold properties will be valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 12 months from substantial completion.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgages, preferred equity, mezzanine loans and real estate-related securities, including CMBS or structured notes that are collateralized by pools of real estate debt investments, REIT debt, REIT preferred stock, REIT common shares or equity interests in private companies that own real estate assets. In general, real estate-related assets will be valued in the quarter in which they were originated or acquired at our origination or acquisition cost and will be revalued each quarter thereafter according to the procedures specified below. Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, will approve the pricing sources of our real estate-related assets. In general, these sources will be third parties other than our advisor. However, we may utilize the advisor as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our advisor and any subsequent significant adjustments made by our advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm, subject to their acceptance of the additional engagement.

Mortgages, Preferred Equity, Mezzanine Loans and Real Estate-Related Securities

Revaluations of mortgages, preferred equity and mezzanine loans will reflect the contractual terms of the mortgage, preferred equity or mezzanine loan, assessments of the financial condition of borrowers, including their ability to make payments, the changes in value of the underlying real estate and other collateral securing such investment, and available market data for comparable mortgages, preferred equity and mezzanine loans. Market discount rates are then determined based on the above review and are applied to the stream of future payments from such real estate-related asset. Real estate related securities will be valued based on a review of publicly available market data for such assets.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued as determined in good faith by the pricing source. In evaluating the value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability will be valued quarterly on the basis of publicly available information. Generally, to the extent the information is available, such securities will be valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the midpoint between the last “bid” price and “ask” price. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued quarterly on the basis of publicly available information consistent with GAAP.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities will generally be included in our determination of NAV at fair value in accordance with GAAP, however if the loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume a value of zero for purposes of the real property and the loan in the determination of our NAV. Related costs and expenses will be amortized over the life of the loan. We will allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

NAV and NAV Per Share Calculation

We are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class I Shares. Our NAV will be calculated for each of these classes by the Independent Valuation Firm. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of our share classes, if it is deemed appropriate to do so. The advisor is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by the third-party firm.

Each class will have an undivided interest in our assets and liabilities, other than class-specific distribution fees. In accordance with the valuation guidelines, the Independent Valuation Firm will calculate our NAV per share for each class as of the last business day of each quarter commencing with the first quarter during which the minimum offering requirement is satisfied, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by Appraisal Firms and reviewed by our Independent Valuation Firm, as finally determined and updated quarterly by our advisor, with review and confirmation for reasonableness by our Independent Valuation Firm, (2) our other real estate-related assets and (3) our other assets and liabilities, including accruals of our operating revenues and expenses. The contingent reimbursement of sponsor support will not be recorded as a liability until such time as it becomes an obligation that can be reasonably estimated and that the likelihood of any such reimbursement payment is probable. Because distribution fees allocable to a specific class of shares will only be included in the NAV calculation for Class T Shares, the NAV per share for Class T Shares may differ from Class A Shares and Class I Shares.

Commencing with the first quarter during which the minimum offering requirement is satisfied, at the end of each quarter, before taking into consideration additional issuances of shares of capital stock, repurchases or class-specific expense accruals for that quarter, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. The NAV calculation will be available generally within 45 calendar days after the end of the applicable quarter. Changes in our quarterly NAV will include, without limitation, accruals of our net portfolio income, interest expense, the asset management fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at the Operating Partnership level, (2) material non-recurring events, including, but not limited to, capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the quarter. On an ongoing basis, our advisor will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of quarterly accruals for which financial information is available.

Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which the minimum offering requirement is satisfied. We will reimburse our advisor for such costs ratably over the 36 months following the first anniversary of the date on which we satisfy the minimum offering requirement; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our NAV, the organization and offering costs paid by our advisor through the first anniversary of the date on which we satisfy the minimum offering will not be reflected in our NAV until we reimburse the advisor for these costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, the third-party firm assisting with NAV calculation will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific distribution fees. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each quarter by the number of shares outstanding for that class at the end of such quarter.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including the advisor, will be subject to the oversight of our board of directors. As part of this process, our advisor will review the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our advisor to their individual valuations, the final estimated values of our assets and liabilities will be determined by the Independent Valuation Firm.

Our Independent Valuation Firm will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors will have the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

Each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The overarching principle of our NAV calculation procedures is to produce a NAV that represents a fair and accurate estimate of the value of our assets or the price that would be received for our assets in an arm’s-length transaction between market participants, less our liabilities. However, the largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation will be based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Our board of directors may suspend the offering and the redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Determination of Offering Prices

Until we commence quarterly valuations of our assets, we will sell our shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.

PLAN OF OPERATION

General

We are a newly organized Maryland corporation that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2017. We are a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities.

As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Rodin Global Property Advisors, LLC is our advisor. Our advisor will manage our day-to-day operations and our portfolio of investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to any limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2017. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2017, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Competitive Market Factors

We face competition for the acquisition of commercial properties and real estate-related assets from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our advisor’s evaluation of the acceptability of rates of return on our behalf will be affected by our relative cost of capital. Thus, to the extent our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase real estate and real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments and we have very limited assets. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to raise substantial funds in the offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect that our debt financing and other liabilities will be approximately 50% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), although it may exceed this level during our offering stage. Our charter limits us from incurring debt if our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves), though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fees and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. The total organization and offering expenses, including selling commissions, our dealer manager fees and reimbursement of other organization and offering expenses, will not exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan. During our acquisition and development stage, we expect to make payments to our advisor in connection with the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our audit committee.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ending December 31, 2017. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

Emerging Growth Company

We are and we will remain an “emerging growth company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a large accelerated filer under the Exchange Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Additionally, we are eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have chosen to “opt out” of that extended transition period and as a result we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, we have not yet made a decision whether to take advantage of any or all of the exemptions available to us under the JOBS Act.

Results of Operations

We were formed on February 2, 2016 and, as of the date of this prospectus, we have not commenced active real estate operations. We are a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets. We intend to invest primarily in the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries. We may also originate and invest in loans related to net leased commercial properties and invest in commercial real estate related securities.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations in that they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results.

Principles of Consolidation

Our consolidated financial statements include the accounts of us, our operating partnership and our consolidated subsidiaries. We consolidate variable interest entities, or VIEs, where we are the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by us. All significant intercompany balances are eliminated in consolidation.

Variable Interest Entities

A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. We base the qualitative analysis on our review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. We reassess the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to our business activities and the other interests. We reassess the determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If we have a majority voting interest in a voting interest entity, the entity will generally be consolidated. We do not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.

We perform on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Accounting for Investments

Operating Real Estate

Operating real estate is carried at historical cost less accumulated depreciation. We follow the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life. Ordinary repairs and maintenance are expensed as incurred. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets. Costs directly related to an acquisition deemed to be a business combination are expensed in earnings.

Real Estate Debt Investments

Real Estate debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. Real Estate debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate. Real Estate debt investments where we do not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

Real Estate Securities

We classify our real estate securities investments as available for sale on the acquisition date, which are carried at fair value. Unrealized gains (losses) are recorded as a component of accumulated other comprehensive income, or OCI. However, we may elect the fair value option for certain of our available for sale securities, and as a result, any unrealized gains (losses) on such securities are recorded in earnings.

Investments in Unconsolidated Ventures

Non-controlling, unconsolidated ownership interests in an entity may be accounted for using the equity method, at fair value or the cost method.

Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. An allocation of net income (loss) may differ from the stated ownership percentage interest in such entity as a result of preferred returns and allocation formulas, if any, as described in such governing documents. Equity method investments are recognized using a cost accumulation model in which the investment is recognized based on the cost to the investor, which includes acquisition fees. Acquisition fees incurred directly in connection with the investment in a joint venture are capitalized and amortized using the straight-line method over the estimated useful life of the underlying joint venture assets.

We may account for an investment in an unconsolidated entity at fair value by electing the fair value option. We record the change in fair value for our share of the projected future cash flow of such investments from one period to another in earnings. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).

We may account for an investment that does not qualify for equity method accounting or for which the fair value option was not elected using the cost method if we determine the investment is insignificant to the unconsolidated entity. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

Fair Value Option

The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. We will generally not elect the fair value option for our assets and liabilities. However, we may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.

Fair Value Measurement

The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. Financial assets and liabilities recorded at fair value on our consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1.	Quoted prices for identical assets or liabilities in an active market.

Level 2.

Financial assets and liabilities whose values are based on the following:

a) Quoted prices for similar assets or liabilities in active markets.

b) Quoted prices for identical or similar assets or liabilities in non-active markets.

c) Pricing models whose inputs are observable for substantially the full term of the asset or liability.

d) Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.

Level 3.	Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.

Financial assets and liabilities recorded at fair value on a recurring or non-recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Management determines that prices are representative of fair value and assigns the appropriate level in the fair value hierarchy through a review of available data, including observable and unobservable inputs, recent transactions, as well as our knowledge and experience of the market.

Revenue Recognition

Operating Real Estate

Rental and other income from operating real estate is derived from leasing of space to various types of tenants. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases.

Real Estate Debt Investments

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in earnings. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.

Credit Losses and Impairment on Investments

Operating Real Estate

Our real estate portfolio is reviewed on a periodic basis, to assess whether there are any indicators that the value of our operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if management’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, management considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in our consolidated statements of operations. An allowance for a doubtful account for a tenant receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants to make required rent and other payments contractually due. Additionally, we establish, on a current basis, an allowance for future tenant credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.

Real Estate Debt Investments

Loans are considered impaired when, based on current information and events, it is probable that we will not be able to collect principal and interest amounts due according to the contractual terms. We assess the credit quality of the portfolio and adequacy of loan loss reserves on a periodic basis. Significant judgment of management is required in this analysis. We consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.

Real Estate Securities

Real Estate securities for which the fair value option is elected are not evaluated for other-than-temporary impairment, or OTTI, as any change in fair value is recorded in earnings.

Real Estate securities for which the fair value option is not elected are evaluated for OTTI periodically. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in earnings. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in earnings. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI. Once the OTTI is recorded, this becomes the new amortized cost basis, and the difference between the expected cash flows and the new amortized cost basis is accreted through interest income. Real Estate securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

Income Taxes

We expect to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended and intend to operate as such beginning with our taxable year ending December 31, 2017. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of Greenberg Traurig, LLP acting as our tax counsel will review this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Rodin Global Property Trust, Inc.,” “we,” “our” and “us” mean only Rodin Global Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Rodin Global Property Trust, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Rodin Global Property Trust, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Rodin Global Property Trust, Inc.

We expect to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2017. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Greenberg Traurig, LLP, acting as our tax counsel in connection with this offering, will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2017. It must be emphasized that the opinion of Greenberg Traurig, LLP will be based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E (e)(5) of the Internal Revenue Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as described below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(vii)	that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(viii)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (iv) and (v) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (iv) and (v) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (v) and (vi). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of residential and commercial mortgage-backed securities), “rents from real property,” distributions received from other REITs, gains from the sale of real estate assets, and any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the sum of the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan plus an additional amount equal to the value of the personal property securing such loan provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the

95% gross income test. Note that a “significant modification” of a debt instrument will result in a new debt instrument that requires new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property and personal property provided that the value of the personal property does not exceed 15% of the combined value of such real and personal property (i.e., the amount by which the loan exceeds the value of the real estate and qualifying personal property that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, some of our investments may not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment may be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of residential and commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations that absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the Internal Revenue Service will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and may result in “phantom income.”

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by the operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Our foreign investments might generate foreign currency gains and losses. “Real estate foreign exchange gain” is excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain is foreign currency gain which is attributable to (i) any item of income or gain qualifying for the 75% gross income test, (ii) our acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) our becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Section 987 gain attributable to a qualified business unit (“QBU”) of the REIT if the QBU itself meets the 75% income test for the taxable year, and meets the 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU.

“Passive foreign exchange gain” is another type of currency gain. This type of gain is excluded for purposes of the 95% income test but is included in gross income and treated as non-qualifying income (to the extent that it is not real estate foreign exchange gain), for purposes of the 75% income test. Passive foreign exchange gain includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain which qualifies for the 95% gross income test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations, and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of residential and commercial mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% (20% after December 31, 2017) of the value of our total assets.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we expect to hold will be qualifying interests for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property, if any, will not be qualifying interests for purposes of the 75% asset test.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying interest for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying interests for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying interests, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(b)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (i) the fair market value of an asset (measured at the time of acquisition) over (ii) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (ii) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or residential or commercial mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to certain domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate and exchange rate and exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate and exchange rate swap agreements, interest rate and exchange rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The Internal Revenue Service, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the Internal Revenue Service for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year. Under recently issued Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Rodin Global Property Trust, Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Rodin Global Property Trust, Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of Rodin Global Property Trust, Inc.— Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Contribution Tax. For taxable years beginning after December 31, 2012, U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (i) that is payable out of our earnings and profits, (ii) which is not attributable to our capital gains and (iii) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Rodin Global Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make to a non-U.S. holder that is not a “qualified foreign pension plan” in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder that is not a “qualified foreign pension plan,” to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation which is not a “qualified foreign pension plan.” A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that is not a “qualified foreign pension plan” that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S.

trade or business, and if (i) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (i) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

New Legislation Relating to Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the final regulations, the required withholding does not begin until January 1, 2014 with respect to dividends on our shares and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Rodin Global Property Trust, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock (by value) could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Such taxes and impositions will, however, generally be deductible by us against our taxable income. See “Risk Factors—Federal Income Tax Risks.”

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in regulations (the “Plan Assets Regulation”) promulgated by the Department of Labor. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Rodin Global Property Advisors, LLC, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

Our structure has been established with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

When determining the estimated value of our shares of each class on each valuation date, the estimated value of our shares of each class may be based upon a number of assumptions that may not be accurate or complete. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 450,000,000 shares of capital stock, of which 400,000,000 shares are designated as common stock with a par value of $0.01 per share, including 160,000,000 shares classified as Class A Shares, 200,000,000 shares classified as Class T Shares and 40,000,000 classified as Class I Shares, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of January 1, 2017, 8,180 Class A Shares are issued and outstanding, and no Class T Shares, Class I Shares or shares of preferred stock are issued and outstanding. Our board of directors may classify or reclassify any unissued shares of our stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share and we will not issue more than 40,000,000 Class I Shares in this offering.

Common Stock

Subject to the restrictions on transfer and ownership of shares of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common stock can elect our entire board of directors. Except as our charter may provide with respect to any class or series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have any appraisal rights unless our board of directors, upon such terms and conditions as may be specified by the board of directors, determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of shares of our common stock would otherwise be entitled to exercise appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: Rodin Global Property Trust, Inc., PO Box 219206, Kansas City, MO 64121-9206.

•	Overnight mail: Rodin Global Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, STE 219206, Kansas City, MO 64105.

•	Telephone: 855-9-CANTOR.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class A Shares

Each Class A Share will be subject to a selling commission of 6.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class A Shares, subject to a reimbursement under certain circumstances. See “Management Compensation —Reimbursement of Certain Offering Expenses to Our Sponsor” for additional information regarding the reimbursement. Certain purchasers of Class A Shares may be eligible for volume or other discounts. See “Plan of Distribution” for additional information. Class A Shares are available for purchase to the general public.

There are no distribution fees payable with respect to the Class A Shares.

Class T Shares

Each Class T Share will be subject to a selling commission of 3.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Our sponsor has agreed to pay a portion of the underwriting compensation in an amount up to 4.0% of the gross offering proceeds, consisting of a portion of the selling commissions in the amount of 1.0%, and all of the dealer manager fees in the amount of 3.0%, of the gross offering proceeds in the primary offering for Class T Shares subject to a reimbursement under certain circumstances. See “Management Compensation —Reimbursement of Certain Offering Expenses to Our Sponsor” for additional information regarding the reimbursement. Certain purchasers of Class T Shares may be eligible for volume or other discounts. See “Plan of Distribution for additional information. Class T Shares are available for purchase to the general public.

In addition, we will pay our dealer manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share, or (ii) if we are no longer offering shares in a public offering, the most recently published per share NAV of Class T Shares. The ongoing distribution fees with respect to Class T Shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions.

We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our distribution reinvestment plan, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions (including sponsor support of 1.0% of selling commissions and all of the dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions (including sponsor support of 4.0% of selling commissions and dealer manager fees), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that the 10% limit on a particular Class T Share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $25.51, the maximum distribution fee that may be paid on that Class T Share, depending on other underwriting expenses, will be equal to approximately $1.02 per share, assuming a constant per share offering price or NAV per share, as applicable, of $25.51 per Class T Share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account.

The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distribution amounts paid with respect to all Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering.

In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A Shares, Class T Shares and Class I Shares in proportion to the respective NAV per share for each class until the NAV per share for each class has been paid. We will calculate the NAV per share as a whole for all Class A Shares, Class T Shares and Class I Shares and then will determine any differences attributable to each class. Class T Shares may have a different NAV per share than Class A Shares and Class I Shares because Class T Shares are subject to the distribution fee. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Class I Shares

Each Class I Share will be subject to a dealer manager fee of 1.5% of the price per share. Our sponsor has agreed to pay all of the dealer manager fees in the amount of 1.5% of the gross offering proceeds in the primary offering for Class I Shares subject to a reimbursement under certain circumstances. There are no selling commissions or distribution fees payable with respect to the Class I Shares.

Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in the section titled “Plan of Distribution” or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer and our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within ten days after receipt of such request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the two requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock unless exempted (prospectively or retroactively) by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence, including certain representations and undertakings required by our charter, that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock.

Any attempted transfer of our stock which, if effective, would result in violation of the ownership limit discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer our shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Distributions

We intend to accrue and pay cash distributions monthly beginning no later than the first calendar quarter after the quarter in which we make our first investment. Our charter also permits us to pay distributions using shares of our common stock in the sole discretion of our board of directors. We expect to authorize and declare distributions based on daily record dates that will be aggregated and paid on a monthly basis in order for investors to generally begin receiving distributions immediately upon our acceptance of their subscription.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A, Class T and Class I Shares will likely differ because of the different class-specific expenses. Specifically, the distribution fees payable with respect to Class T Shares are likely to cause the amount of funds available for distributions with respect to Class T Shares to be lower than the amount of funds available for distributions with respect to Class A and Class I Shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

In addition to cash distributions, our board of directors may authorize special stock dividends or special distributions of other securities. We are not prohibited from distributing such other securities in lieu of making cash distributions to stockholders provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. Our distributions, particularly during the period before we have substantially invested the net proceeds from this offering, will likely exceed our earnings, which may represent a return of capital for tax purposes.

Under the terms of our distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, our sponsor will purchase Class I Shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed our MFFO for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by our sponsor or its affiliates, not from cash flow from our operations. Class I Shares purchased by our sponsor pursuant to the distribution support agreement will be eligible to receive all distributions payable by us with respect to Class I Shares.

We define MFFO in accordance with the definition established by the IPA. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO is calculated using FFO. We expect to compute FFO in accordance with the standards established by NAREIT, as net income or loss (computed in accordance with U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. Our computation of FFO may not be comparable to other REITs that do not calculate FFO in accordance with the current NAREIT definition. MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•	straight-line rent and amortization of above or below intangible lease assets and liabilities;

•	amortization of discounts, premiums and fees on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•	realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•	unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

FFO and MFFO should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) as an indication of performance. In addition, FFO and MFFO do not represent cash generated from operating activities determined in accordance with U.S. GAAP and are not a measure of liquidity. FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements.

The purchase of shares will increase our sponsor’s and/or certain of its affiliates’ ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. A copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of their rights under federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

In addition, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Requests to inspect and/or copy our corporate records must be made in writing to our address as set forth in the section of this prospectus titled “Additional Information.” It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors provided that the business combination is first approved by our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and give us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would also require any person initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons who attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, no stockholder may transfer any shares held by such stockholder to the noncomplying offeror without first offering the shares to us at the tender offer price offered in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions attributable to the class of shares you own automatically reinvested in additional shares of the same class. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and the likely result of the reinvestment of distributions under the distribution reinvestment plan.

Until we establish NAV per share of each class of shares, distributions will be reinvested in additional shares at $25.00 per Class A Share, Class T Share and Class I Share. Once NAV is established, distributions will be reinvested in additional shares at the then current NAV per share for such class of shares. We reserve the right to reallocate the shares we are offering among our classes of common stock and between the primary offering and our distribution reinvestment plan. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. We may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 business days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition or origination of assets;

•	the repayment of debt; and

•	expenses relating to our investments, including acquisition of properties, making capital and tenant improvements or paying leasing costs and commissions related to real property, purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, or making protective advances to preserve collateral securing a loan.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least four business days prior to the last business day prior to the payment date for the distribution. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment, Suspension or Termination of Plan

We may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 business days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. However, our share repurchase program includes numerous restrictions that limit our stockholders’ ability to have their shares repurchased.

There are several limitations on our ability to repurchase shares under the program:

•	Unless the shares are being repurchased in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence,” we may not repurchase shares unless the stockholder has held the shares for one year.

•	Unless our board of directors determines otherwise, the funds available for repurchases in each month will be limited to the funds received from the distribution reinvestment plan in the prior quarter. Our board of directors has complete discretion to determine whether all of such funds from the prior quarter’s distribution reinvestment plan will be applied to repurchases in the following quarter, whether such funds are needed for other purposes or whether additional funds from other sources may be used for repurchases.

•	During any calendar year, we may repurchase no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will repurchase shares at a price equal to, or at a discount from, NAV per share of the share class being repurchased as follows:

Holding Period	Repurchase Price as a Percentage of NAV

Less than 1 year	No Repurchase Allowed

1 year	96%

2 years	97%

3 years	98%

4 years	99%

5 years and longer	100%

We will repurchase shares on the last business day of each quarter. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that quarter. If we cannot repurchase all shares presented for repurchase in any quarter, we will honor repurchase requests on a pro rata basis. In the event that you present all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at the repurchase date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchase. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us at least five business days before the date for repurchases.

The terms of our share repurchase program are more generous with respect to repurchases sought upon a stockholder’s death, qualifying disability or determination of incompetence:

•	There is no one-year holding requirement; and

•	Except as noted below, shares that are repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price paid to acquire such shares from us; provided, that, the redemption price cannot exceed the then-current offering price and the repurchase price will be reduced as may be necessary to equal the then-current offering price of such class of shares.

In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

In its sole discretion, our board of directors may amend, suspend or terminate the program without stockholder approval upon 10 business days’ written notice. We may provide notice by including such information (a) in a

Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase program only provides stockholders a limited ability for shares to be repurchased for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to present their shares for repurchase would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: Rodin Global Property Trust, Inc., PO Box 219206, Kansas City, MO 64121-9206.

•	Overnight mail: Rodin Global Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, STE 219206, Kansas City, MO 64105.

Repurchase request forms are available by contacting your financial advisor or by calling 855-9-CANTOR.

Registrar and Transfer Agent

We have engaged DST Systems Inc., to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Rodin Global Property Trust Operating Partnership, LP which we refer to as the operating partnership, is a newly formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the operating partnership. We are the sole general partner of the operating partnership and a limited partner of our operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the operating partnership.

At such time as we have made our first investment in real estate, as we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we will be considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

Our operating partnership has classes of common units that correspond to our classes of common stock: Class A common units, Class T common units and Class I common units. Such common units will have economic terms that vary based upon the class of shares issued. In connection with any and all issuances of our Class A Shares, Class T Shares and Class I Shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom in exchange for common units of the same class as the applicable shares with respect to which offering proceeds have been received, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.

We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.

The holder of the special units will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We are the sole general partner of the operating partnership. As sole general partner, we generally have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under the partnership agreement, we have the authority to:

•	acquire, purchase, own, manage and dispose of loans, securities, real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the operating partnership with another entity.

Under the partnership agreement, the operating partnership pays all of the administrative and operating costs and expenses it incurs in acquiring or originating and operating and managing investments. The operating partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

Our partnership agreement provides for exchange rights. The limited partners of the operating partnership have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted prospectively or retroactively by our board of directors);

•	result in our shares being beneficially owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We are generally not able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (i) the holders of a majority of partnership units (including those we held) approved the transaction; (ii) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (iii) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (iv) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners are not able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.

LTIP Units

As of the date of our offering, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units are a class of partnership units in our operating partnership that allow the holder to receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any valuation required to be provided to our investors.

Amendment of Limited Partnership Agreement

Amendments to the partnership agreement require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, are required to approve any amendment. Certain amendments have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $1,000,000,000 in shares of our common stock, in any combination of Class A Shares, Class T Shares and Class I Shares, on a “best efforts” basis through Cantor Fitzgerald & Co., our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. Commencing with the first quarter during which the minimum offering requirement is satisfied, our board of directors will determine our NAV for each class of our shares. We expect such determination will ordinarily be made within 45 days after each such completed fiscal quarter. Until we commence quarterly valuations of our assets, we will sell our shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support. We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. If the new offering price per share for any of the classes of our shares being offered by this prospectus represents more than a 20% change in the per share offering price of our shares from the most recent offering price per share, we will file an amendment to the registration statement with the SEC. We will attempt to file the amendment on or before such time in order to avoid interruptions in the continuous offering; however, there can be no assurance that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. Our investors who have not received notification of acceptance of their subscription agreements before the 45th day following each completed fiscal quarter should check whether their purchase requests have been accepted by us by contacting the transfer agent, their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. Investors whose subscription agreements have not been accepted by us prior to our publication of the new offering prices may withdraw their purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, through their financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by each investor will be equal to the price that is in effect on the date that his or her completed subscription agreement has been accepted by us.

We are offering up to $250,000,000 in shares pursuant to our distribution reinvestment plan at an initial purchase price equal to $25.00 per Class A Share, Class T Share and Class I Share and the then current NAV per share of such class of shares once we commence valuations. Our board of directors arbitrarily determined the initial selling prices of the shares of common stock, consistent with certain other comparable real estate investment programs in the market, and such prices bear no relationship to our book or asset values, or to any other established criteria for valuing the shares of common stock to be issued. We reserve the right to reallocate the shares we are offering among our share classes and the primary offering and our distribution reinvestment plan. See “Description of Shares.” This offering will commence as of the effective date of the registration statement of which this prospectus forms a part. If we do not sell at least $2,000,000 in shares of our common stock before one year from the date of this prospectus, this offering will terminate and your funds will be promptly returned with interest and without deduction. Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares are available for purchase to the general public. Class I Shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I Shares, (5) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers, (6) by our sponsor, our advisor, our executive officers and directors, as well as officers and employees of our sponsor and our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members and (7) by any other categories of purchasers described in “—Compensation of Dealer Manager and Participating Broker-Dealers” below or that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A Shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

We currently expect to offer shares of common stock in our primary offering until two years from the date of this prospectus, unless extended by our board of directors; however, if we have not sold all primary shares registered in this offering by March 23, 2019, we may continue the primary offering an additional one year beyond if our board of directors determines it is in the best interests of our stockholders to continue raising additional capital. We may continue to offer shares under our distribution reinvestment plan after the primary offering terminates until we have sold $250,000,000 in shares through the reinvestment of distributions. We may terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, our dealer manager will receive selling commissions of 6.0% of the gross offering proceeds for Class A Shares sold in our primary offering and 3.0% of the gross offering proceeds for Class T Shares sold in our primary offering. The dealer manager will receive 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and 1.5% of the gross offering proceeds for Class I Shares as compensation for acting as the dealer manager. With respect to the selling commissions payable to our dealer manager for the Class A Shares and the Class T Shares sold in the primary offering, our sponsor will pay an amount equal to 1.0% of the gross offering proceeds to the dealer manager and the balance of the selling commissions will be funded with offering proceeds. Our sponsor will pay all of the dealer manager fees to the dealer manager in the amount of 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and in the amount of 1.5% of the gross offering proceeds for Class I Shares. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering. Our sponsor and its affiliates have agreed that under no circumstances may proceeds from this offering be used to pay the sponsor support reimbursement, which will be paid to the sponsor under certain circumstances. See “Management Compensation.” We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan. We will also reimburse the dealer manager for invoiced due diligence expenses and may reimburse the dealer manager for its underwriting expenses, as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager, in its sole discretion, will reallow all or a portion of its selling commissions attributable to a participating broker-dealer.

If an investor purchases Class I Shares in our primary offering through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

The dealer manager, in its sole discretion, may reallow a portion of the dealer manager fees for Class A Shares and Class T Shares to any participating broker-dealer, based upon consideration of projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating-broker dealer in the past and the level of marketing support to be provided in this offering.

Distribution Fees (Class T Shares Only)

With respect to Class T Shares only, we will pay our dealer manager a distribution fee as additional compensation for selling shares in the offering, all or a portion of which may be reallowed to participating broker-dealers in the dealer manager’s sole discretion. We will pay a distribution fee on all Class T Shares issued pursuant to our primary offering. The distribution fee will accrue daily and be paid monthly. We will pay a distribution fee of 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T Shares, if any has been disclosed. In the event the offering price or the estimated value per share changes, the distribution fee will change immediately with respect to all outstanding Class T Shares, and will be calculated based on the new gross offering price or estimated per share value, without regard to the actual price at which a particular Class T Share was issued. We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our distribution reinvestment plan, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), sales commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the transfer agent determines that 10% limit on a particular Class T Share account was reached. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent number of Class A Shares based on the respective net asset value per share for each class. In the case of a Class T Share purchased in the primary offering at a price equal to $25.51, the maximum distribution fee that may be paid on that Class T Share, depending on other underwriting expenses, will be equal to approximately $1.02 per share, assuming a constant per share offering price or NAV per share, as applicable, of $25.51 per Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 4 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $25.51 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account. Whether a stockholder elects to purchase additional primary shares in the same account or in separate accounts will not change the aggregate amount of distribution fees paid with respect to a stockholder’s shares, but will affect the timing of such payments. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share, Class T Share and Class I Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share.

Other Compensation

Our dealer manager will incur expenses in connection with the distribution of the offering, including reimbursement of certain of the expenses incurred by participating broker-dealers. The expenses incurred by our dealer manager may include without limitation, reasonable travel and lodging expenses related to wholesaling activities, legal expenses and salaries and bonuses of certain employees of the Dealer Manager while participating in this offering. Our dealer manager also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to its registered representatives and to participating broker-dealers, such as: an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; costs and expenses of attending training and education meetings and participating broker-dealer sponsored conferences; and gifts that do not exceed on aggregate of $100 per person and are not conditioned on achievement of a sales target. The value of such items of non-cash compensation will be considered underwriting compensation. We will directly pay or reimburse our dealer manager for certain reasonable costs and expenses incident to the offering if, when added to all of the other underwriting compensation being paid in connection with this offering, such expenses would not cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. To the extent we do not pay or reimburse our dealer manager for these expenses, they will be paid from the portion of the dealer manager fees and selling commissions retained by our dealer manager from the sale of shares in this offering.

To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

	Total Compensation(1)(4)		% of Primary Offering Gross Proceeds
Class A Shares
Selling Commissions (maximum)	$24,000,000	(2)	6.0%
Paid from offering proceeds	$20,000,000		5.0%
Paid from sponsor support	$4,000,000		1.0%
Dealer Manager Fees (maximum)	$12,000,000	(2)	3.0%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$12,000,000		3.0%
Class T Shares
Selling Commissions (maximum)	$15,000,000	(2)	3.0%
Paid from offering proceeds	$10,000,000		2.0%
Paid from sponsor support	$5,000,000		1.0%
Dealer Manager Fees (maximum)	$15,000,000	(2)	3.0%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$15,000,000		3.0%
Distribution Fee	$20,000,000	(3)	1.0	%(3)

Class I Shares
Selling Commissions (maximum)	—		0.0%
Dealer Manager Fees (maximum)	$1,500,000	(2)	1.5%
Paid from offering proceeds	—		0.0%
Paid from sponsor support	$1,500,000		1.5%

(1)	The total compensation assumes that 40%, 50% and 10% of the shares sold in the primary offering are Class A Shares, Class T Shares and Class I Shares, respectively.
(2)	With respect to the selling commissions payable to our dealer manager with respect to the Class A Shares and the Class T Shares sold in the primary offering, our sponsor will pay an amount equal to 1.0% of the gross offering proceeds to the dealer manager and the balance of the selling commissions will be funded with offering proceeds. Our sponsor will pay all of the dealer manager fees to the dealer manager in the amount of 3.0% of the gross offering proceeds for Class A Shares and Class T Shares and in the amount of 1.5% of the gross offering proceeds for Class I Shares. This will result in a reduction in the total selling commissions and dealer manager fees that we will pay in connection with the primary offering.
(3)

The distribution fees are ongoing fees that are not paid at the time of purchase. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees (including the sponsor support of 3.0% of dealer manager fees), selling commissions (including the sponsor support of 1.0% of selling commissions), and distribution fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an amount of Class A Shares based on the respective net asset value per share for each class. If $1.0 billion in shares (consisting of $400 million in Class A Shares, at $26.32 per share, $500 million in Class T Shares, at $25.51 per share and $100 million in Class I Shares, at $25.00 per share) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $20 million, before the 10% underwriting compensation limit is reached.
(4)	As described above under “Other Compensation,” we will directly pay or reimburse our dealer manager for certain additional underwriting expenses incident to this offering if, when added to all of the other underwriting compensation being paid in connection with this offering, such expenses are permitted to be reimbursed pursuant to the rules of FINRA.

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide invoiced due diligence expenses or, in certain circumstances, pay bona fide invoiced due diligence expenses directly.

Under the rules of FINRA, total underwriting compensation in this offering from any source, including selling commissions, the dealer manager fee, distribution fees and the underwriting expenses reimbursable by us (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will reimburse our dealer manager for all items of underwriting compensation discussed in this prospectus for our primary initial public offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us, provided that within 30 days after the end of the month in which this primary initial public offering terminates, our dealer manager will reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary initial public offering to exceed 10% of the gross offering proceeds from this primary initial public offering.

We reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. However, we expect the total organization and offering expenses of our primary offering to be approximately 1.0% of the gross offering proceeds from the primary offering, and the total organization and offering expenses of our distribution reinvestment plan to be approximately 1.0% of the gross offering proceeds from the distribution reinvestment plan, assuming we raise the maximum offering amount and no shares are reallocated from our distribution reinvestment plan to our primary offering. Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through the first anniversary of the date on which the minimum offering requirement is satisfied. We will reimburse our advisor for such costs ratably over the 36 months following the first anniversary of the date on which we satisfy the minimum offering requirement; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Our dealer manager has agreed to sell up to 5% of the Class I Shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family”

program to sell Class I Shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations at the then current offering price per Class I Share net of dealer manager fees. The dealer manager fees will be waived in connection with such sales. The net proceeds to us from such sales made net of dealer manager fees will be substantially the same as the net proceeds we receive from other sales of Class I Shares.

Our executive officers and directors, as well as officers and employees of our sponsor, our advisor and our sponsor’s and advisor’s affiliates and their respective immediate family members, at their option, also may purchase Class I Shares offered hereby in our primary offering at the then current offering price per Class I Share net of dealer manager fees, in which case they have advised us that they will hold such shares as stockholders for investment and not for distribution. The dealer manager fees will be waived in connection with such sales. There is no limit on the amount of shares that may be sold to such purchasers and such sales may be used to satisfy the minimum offering amount. In addition, the dealer manager fees may be waived if we sell Class I Shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives. For purposes of these discounts, we consider an immediate family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in- law or brother- or sister-in-law. The net proceeds to us from such sales made net of dealer manager fees will be the same as the net proceeds we receive from other sales of Class I Shares.

Volume Discounts

We are offering volume discounts to investors who purchase in a single transaction more than (i) $500,000 of Class A Shares or (ii) $1.0 million of Class T Shares in our primary offering. The selling commissions we will pay in respect of purchases in excess of $500,000 for Class A Shares and $1.0 million for Class T Shares will be reduced with respect to the dollar volume of the purchase in excess of that amount within the applicable volume discount range or ranges. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we pay will be reduced. Because the dealer manager may, in its sole discretion, reallow all or a portion of its selling commissions to participating broker-dealers, the amount of selling commissions participating broker-dealers receive for such sales may be reduced.

The following table shows the discounted price per Class A Share and the reduced selling commissions payable for volume sales of our shares.

Dollar Volume Shares Purchased			Selling Commissions	Price Per Share to Investor
$0	to	$500,000	6%	$26.32
$500,001	to	$1,000,000	5%	$26.04
$1,000,001	to	$3,000,000	4%	$25.77

$3,000,001	to	$5,000,000	3%	$25.51

We will apply the reduced selling price on a marginal basis. For example, a purchase of 100,000 Class A Shares in a single transaction would result in a purchase price of $2,592,783 ($25.93 per share), after giving effect to the applicable discounts to the amount of the purchase in excess of $500,000 and $1,000,000, rather than a purchase price of $2,631,580, which would be the price if a volume discount had not been applied to the sale.

The following table shows the discounted price per Class T Share and the reduced selling commissions payable for volume sales of our shares.

Dollar Volume Shares Purchased			Selling Commissions	Price Per Share to Investor
$0	to	$1,000,000	3%	$25.51
$1,000,001	to	$2,500,000	2%	$25.25
$2,500,001	to	$5,000,000	1%	$25.00

We will apply the reduced selling price on a marginal basis. For example, a purchase of 100,000 Class T Shares in a single transaction would result in a purchase price of $2,535,000 ($25.35 per share), after giving effect to the applicable discounts to the amount of the purchase in excess of $1,000,000 and $2,500,000, rather than a purchase price of $2,551,020, which would be the price if a volume discount had not been applied to the sale.

In addition, in order to encourage purchases of shares of our common stock in excess of $5,000,000, the dealer manager may, in its sole discretion, agree with an investor to reduce (i) the sales commission with respect to all Class A Shares purchased by the investor to as low as $0.53 per share (2% of the primary offering price) and (ii) the sales commission with respect to all Class T Shares purchased by the investor to as low as $0.26 per Class T Share (1% of the primary offering price). Assuming a primary offering price of $26.32 per Class A Share and $25.51 per Class T Share, if an investor acquired in excess of $5,000,000 of Class A Shares or Class T Shares, the investor could pay as little as $25.25 per Class A Share or $25.00 per Class T Share purchased in excess of $5,000,000. The net proceeds to us would not be affected by such commission and fee reductions.

Only Class A Shares and Class T Shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify an investor for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. Initially, you should make your check payable to “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Rodin Global Property Trust, Inc.” or “Rodin Global Property Trust.” Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments are deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we return all funds to the rejected subscribers within 10 business days. If accepted, the funds are transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis. Pursuant to the requirements of the Pennsylvania Department of Banking and Securities, subscriptions from residents of the Commonwealth of Pennsylvania will be placed in escrow and will not be accepted until subscriptions for shares totaling at least $50,000,000 have been received from all sources.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Until we commence quarterly valuations of our assets, we will sell our shares on a continuous basis at a price of $26.32 per Class A Share, $25.51 per Class T Share and $25.00 per Class I Share. Thereafter, our board of directors will adjust the offering prices of each class of shares such that the purchase price per share for each class will equal the NAV per share as of the most recent valuation date, as determined on a quarterly basis, plus applicable upfront selling commissions and dealer manager fees, less applicable sponsor support.

We expect that we will publish any adjustment to the NAV and the corresponding adjustments to the offering prices of our shares on the 45th day following each completed fiscal quarter, unless such day is a Saturday, Sunday or banking holiday, in which case publication will be on the next business day. Promptly following any adjustment to the offering prices per share, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices and the effective date of such adjusted offering prices. We also will post the updated information on our website at www.rodinglobalpropertytrust.com. The new offering price for each share class will become effective five business days after such share price is disclosed by us. We will not accept any subscription agreements during the five business day period following publication of the new offering prices. If you have not received notification of acceptance of your purchase request before the 45th day following each completed fiscal quarter you should check whether your purchase request has been accepted by us by contacting the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. If your subscription agreement has not been accepted by us prior to our publication of the new offering prices, you may withdraw your purchase request during the five business day period immediately prior to the effectiveness of the new purchase price by notifying the transfer agent, your financial intermediary or directly on our toll-free, automated telephone line, 855-9-CANTOR. The purchase price per share to be paid by you will be equal to the price that is in effect on the date that your completed subscription agreement has been accepted by us. We generally expect that all subscription agreements received by us in “good order” with all required supporting documentation will be processed and accepted by us promptly. There may be a delay between your purchase decision and the acceptance caused by time necessary for you and your participating broker dealer to put a subscription agreement in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your purchase request is executed may be different than the price per share on the date you submitted your subscription agreement.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to have your shares repurchased.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include information relating to our offering, brochures, articles and publications concerning real estate.

In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be been passed upon for us by Venable LLP. Greenberg Traurig, LLP will review the statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of Rodin Global Property Trust, Inc. as of December 31, 2016, appearing in this Prospectus and Registration Statement, has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Unless otherwise indicated, market data included in this prospectus in the section titled “Market Opportunity” is derived from a market study prepared for us by Rosen Consulting Group, a nationally recognized real estate consulting firm, and is included in this prospectus in reliance on Rosen Consulting Group’s authority as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Rodin Global Property Trust, Inc.

We have audited the accompanying consolidated balance sheet of Rodin Global Property Trust, Inc. as of December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rodin Global Property Trust, Inc. at December 31, 2016 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

New York, New York

January 23, 2017

Rodin Global Property Trust, Inc.

Consolidated Balance Sheet

Assets	December 31, 2016
Cash	$201,001

Total assets	$201,001

Equity
Rodin Global Property Trust, Inc. Stockholder’s Equity Common stock, $0.01 par value; 300,000 shares authorized; 8,180 shares issued	82
Additional paid-in-capital	199,919

Total Rodin Global Property Trust, Inc. Stockholder’s Equity	200,001
Non-controlling interests	1,000

Total equity	$201,001

See notes to the consolidated balance sheet.

Rodin Global Property Trust, Inc.

Notes to Consolidated Balance Sheet

1. Organization

Rodin Global Property Trust, Inc. (the “Company”) formerly known as Rodin Global Access Property Trust, Inc. was formed on February 2, 2016 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). The Company is 100% owned by Cantor Fitzgerald Investors, LLC (the “Sponsor”). The Company’s consolidated balance sheet includes Rodin Global Property Trust Operating Partnership, L.P. (the “Operating Partnership”). Substantially all of the Company’s business is expected to be conducted through the Operating Partnership, a Delaware partnership formed on February 11, 2016. The Company is the sole general and limited partner of the Operating Partnership. A wholly owned subsidiary of the Sponsor, Rodin Global Property Trust Op Holdings, LLC (the “OP”), has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units, which is recorded as non-controlling interests on the consolidated balance sheet as of December 31, 2016.

The Company intends to invest primarily in direct equity, joint venture equity, preferred equity, and mezzanine loans related to properties located primarily in the United States, U.K. and Europe that are net leased to single tenant occupants on a long term basis (generally longer than ten years remaining on the lease). The Company may also invest in assets related to properties that are partially leased, multi-tenanted, or subject to short-term net leases, among others. The Company may also invest in equity and debt securities issued by companies that are engaged in real estate-related businesses including REITs.

The Company will be externally managed by Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly-owned subsidiary of the Sponsor. The Sponsor is a wholly owned subsidiary of CFIM Holdings, LLC. CFIM Holdings, LLC is a wholly owned subsidiary of Cantor Fitzgerald, L.P. (“CFLP”). As of December 31, 2016, the Company had not commenced operations. The Company has selected December 31st as its fiscal year end.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated balance sheet includes the accounts of the Company and its subsidiary in which the Company has a controlling interest.

Use of Estimates

Management makes estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Management believes that the estimates utilized in preparing the consolidated balance sheet are reasonable. Estimates, by their nature, are based on judgment and available information. As such, actual results could differ materially from the estimates included in the consolidated balance sheet.

Cash

The Company considers cash held at depository institutions to be cash. Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution.

Organization and Offering Costs

As of December 31, 2016, the Advisor has incurred costs of $1,376,618 related to, both, the organization of the Company and preparation of the registration statement pertaining to the public offering of the Company’s stock. Currently, it is not the legal obligation of the Company to reimburse the Advisor for the costs incurred. The

Company intends to enter into an agreement with the Advisor commensurate with the S-11 Registration Statement becoming effective whereby the Advisor will be entitled to receive reimbursement for such costs. As of December 31, 2016, no such Advisor agreement has been executed. Therefore, as of December 31, 2016, no liability has been recorded on the consolidated balance sheet of the Company related to the costs incurred to date by the Advisor.

3. Income Taxes

The Company intends to elect to be taxed as a REIT and to comply with the related provisions under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31 of the year in which the Company satisfies the minimum offering requirement. Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must annually distribute at least 90.0% of its REIT taxable income to its stockholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, local and franchise taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders.

4. Related Party Transactions

Subject to certain restrictions and limitations, the Advisor will be responsible for managing the Company’s affairs on a day-to-day basis and for identifying, originating, acquiring and managing investments on behalf of the Company. For such services, to the extent permitted by law and regulations, the Advisor will receive fees and reimbursements from the Company. As of December 31, 2016, the Advisory Agreement between the Company and the Advisor has not been finalized or executed.

5. Equity

Stockholder’s Equity

The Company is authorized to issue 300,000 shares of common stock with a par value of $0.01 per share. As of December 31, 2016, there were 8,180 shares of common stock issued at a price of $24.45, which provided additional paid in capital of $199,919.

Non-controlling interests

The OP has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units, which is recorded as non-controlling interests on the consolidated balance sheet as of December 31, 2016.

Below is a summary of the Stockholder’s Equity:

	Controlling Interest	Noncontrolling Interest in Subsidiaries	Stockholder’s Equity
Balance at February 12, 2016	$200,001	$1,000	$201,001
Net Income	—	—	—
Balance at December 31, 2016	$200,001	$1,000	$201,001

6. Subsequent Events

The Company has evaluated subsequent events through the date the consolidated balance sheet was issued. There have been no other material subsequent events that would require recognition in this consolidated balance sheet or disclosure in the notes to the consolidated balance sheet.

APPENDIX A

RODIN GLOBAL PROPERTY TRUST SUBSCRIPTION AGREEMENT Rodin Global Property Trust, Inc. 1. YOUR INVESTMENT Initial Investment Additional Investment “ $2,500 minimum investment “ $100 minimum investment Amount of Subscription: $ State of Sale: Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash CANNOT be accepted By Wire Transfer By Mail (checks payable to: “Rodin Global Property Trust, Inc.” ) UMB Bank Rodin Global Property Trust, Inc. Account Name: Rodin Global Property Trust, Inc. c/o DST Systems, Inc. Routing Number: 101000695 Account Number: 9872232992 Regular Mail Overnight Delivery For Further Credit to: (Investor’s Name) P.O. Box 219206 430 W. 7th Street Kansas City, MO 64101 Kansas City, MO 64105 2. SHARE CLASS SELECTION Required: Please consult with your financial representative and check the appropriate box to indicate the share class you intend to purchase. Share Class A Share Class T Share Class I 3. OWNERSHIP TYPE A) Non-Qualified Registration Individual (If applicable, attach TOD Form) S-Corporation2 KEOGH Plan2 Joint Tenant1 (If applicable, attach TOD Form) C-Corporation2 UGMA: State of Tenants in Common1 Partnership2 UTMA: State of Community Property1 Pension Plan2 Other2 Trust2,3 Profit Sharing Plan2 If non-qualified account is custodial held, please check box and complete custodial information below (1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. B) Qualified Registration Traditional (Individual) IRA SEP IRA Simple IRA ROTH IRA 401K Beneficial IRA as Beneficiary for: (Name of Deceased Owner) C) Custodian/Third Party Administrator Information Custodian/Administrator Name Custodian/Administrator Address Custodian/Administrator City State Zip Custodian/Administrator Tax ID Custodian/Administrator Phone Investor’s account number with Custodian/Administrator 1Rodin Global Property Trust, Inc. | Subscription Agreement V1

4. INVESTOR INFORMATION Account Registration: Trust or Entity Name (If Applicable) SSN/Tax ID Date of Formation / / Required: Name of Investor/Trustee 1 SSN/Tax ID Date of Birth / / Name of Investor/Trustee 2 SSN/Tax ID Date of Birth / / Physical Address (No P.O. Boxes) City State Zip Phone Number (Day) Phone Number (Evening) Mailing Address (If different from physical address) City State Zip U.S. Citizen* U.S. Citizen residing outside Foreign Citizen** the U.S.* Country Check here if you are subject to backup withholding. (Please attach a copy of the withholding notice.) * A U.S. Social Security number or Taxpayer Identification Number is required for all entities and authorized signers to open an account. ** Nonresident Aliens must supply a completed and signed original IRS Form W-8BEN. 5. ELECTRONIC DELIVERY Sign here if you would like to receive investor communications electronically. Electronic delivery of investor communications is optional. I consent to electronic delivery. Email By checking this box, Rodin Global Property Trust, Inc. will make certain investor communications available on its website at www.rodinglobalpropertytrust.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have provided a valid e-mail address in this Section; (ii) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. Rodin Global Property Trust, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by changing your delivery preference online at www.rodinglobalpropertytrust.com, and logging into the website using the “Investor Login” option, or by contacting Rodin Global Property Trust, Inc. at (855) 9-CANTOR, option 2. Signature (Required) Date 2 Rodin Global Property Trust, Inc. | Subscription Agreement V1

6. DISTRIBUTION INFORMATION (Choose ONLY one of the following options) If a box is not checked below, 100% of your distributions will be sent to the address of record or custodian, if applicable. I choose to have distributions sent to the mailing address in section 4 I elect to participate in the Distribution Reinvestment Plan (DRIP) described in the Prospectus If you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, promptly notify Rodin Global Property Trust, Inc. in writing of that fact. % DRIP % Cash (must equal 100%) If custodial held, cash will be sent to the custodian. Otherwise cash will be sent to the mailing address in section 4, or sent via direct deposit (only if bank information is provided). I choose to have distributions sent to the address below Direct Deposit (Attach Voided Check) NOT APPLICABLE FOR CUSTODIAL HELD ACCOUNTS I authorize Rodin Global Property Trust, Inc., or its agent (collectively, “Rodin”) to deposit my distributions in the checking or savings (not available for brokerage accounts) account identified below. This authority will remain in force until I notify Rodin in writing to cancel it. In the event that Rodin deposits funds erroneously into my account, Rodin is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit (not available without custodial approval, if applicable). Checking (must enclose voided check) Savings (must provide copy of bank statement or verification from bank) NAME ADDRESS CITY, STATE ZIP 0123 01-234/6789 DATE PAY TO THE ORDER OF $ DOLLARS BANK NAME ADDRESS CITY, STATE ZIP FOR 012345678 01234567890123 0123 9 Digit Routing Number Account Number Name of Bank, Brokerage Firm or Individual Address City State Zip ABA/Routing Number Account Number 3 Rodin Global Property Trust, Inc. | Subscription Agreement V1

7. SUBSCRIBER SIGNATURES Please separately initial each of the representations below, if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. For the purposes of this Section 7, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Liquid net worth is defined as that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable investments. In order to induce Rodin Global Property Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows: Owner Initials Owner Joint Initials (if applicable) a) I have received the final Prospectus of Rodin Global Property Trust, Inc., as amended and supplemented as of the date hereof, at least five business days before signing this Subscription Agreement. b) I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under “Suitability Standards” in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. c) I acknowledge that this is a long term investment and there is no public market for the shares purchased. Thus, my investment in these shares is not liquid. d) I am purchasing the shares for the account referenced in this Subscription Agreement. e) I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to: reviewing this Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. f) I understand that the purchase price per share will change on a quarterly basis and that the purchase price per share at which my investment will be executed will be made available on the 45th day following each completed quarter at www.rodinglobalpropertytrust.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission, available at www.sec.gov. I understand that Rodin Global Property Trust, Inc. will not accept any subscription agreements during the five business day period immediately prior to the effectiveness of the new purchase price and, if my purchase request has not been accepted, I may withdraw my purchase request during such period by notifying the transfer agent, my financial advisor or directly through a toll-free, automated telephone line, 855-9-CANTOR. IMPORTANT: Please review and initial any state suitability applicable to you g) If I am an Alabama resident, I acknowledge that I have a liquid net worth of at least ten times my investment in Rodin Global Property Trust, Inc. and its affiliates. h) If I am a California resident, I acknowledge I have (i) either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of $150,000, and (ii) my total investment in Rodin Global Property Trust, Inc.’s offering may not exceed 10% of my net worth. i) If I am an Idaho resident, I acknowledge that I have either: (i) a liquid net worth of $85,000 and annual income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, I acknowledge that my total investment in Rodin Global Property Trust, Inc. shall not exceed 10% of my liquid net worth. “Liquid net worth” is defined for purposes of this investment as that portion of net worth consisting of cash, cash equivalents and readily marketable securities. j) If I am an Iowa resident, I acknowledge that I have (i) either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings) or (b) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings), and (ii) my total investment in shares of Rodin Global Property Trust, Inc. or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. If I am an accredited investor within the meaning of the federal securities laws, I am not subject to the foregoing investment concentration limit. k) If I am a Kansas resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. l) If I am a Kentucky resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth. m) If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. n) If I am a Massachusetts resident, I acknowledge I may not invest more than 10% of my liquid net worth in this Program and in other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. o) If I am a Missouri resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc.’s offering may not exceed 10% of my liquid net worth. 4 Rodin Global Property Trust, Inc. | Subscription Agreement V1

Rodin Global Property Trust, Inc. | Subscription Agreement V1 7. Subscriber Signatures (continued) Owner Initials Joint Owner Initials (if applicable) p) If I am a Nebraska resident, I acknowledge that I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000; and (ii) will limit my investment in Rodin Global Property Trust, Inc. and in the securities of other non-publicly traded REITs to 10% of my net worth (exclusive of home, home furnishings, and automobiles). If I am an accredited investor within the meaning of the federal securities laws, I am not subject to the foregoing investment concentration limit. q) If I am a Nevada resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc. must not exceed 10% of my net worth (exclusive of home, furnishings and automobiles). r) If I am a New Jersey resident, I acknowledge that I have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in Rodin Global Property Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. s) If I am a New Mexico resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc.’s offering, the offerings of its affiliates and the offerings of other non-traded REITs may not exceed 10% of my liquid net worth. t) If I am a North Dakota resident, I acknowledge that I have a net worth of at least ten times my investment in Rodin Global Property Trust, Inc. u) If I am an Ohio resident, I acknowledge that my aggregate investment in shares of Rodin Global Property Trust, Inc., Affiliates of Rodin Global Property Trust, Inc., and in other non-traded real estate investment programs may not exceed ten percent (10%) of my liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. v) If I am an Oregon resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc. may not exceed 10% of my liquid net worth. w) If I am a Pennsylvania resident, I acknowledge that my aggregate investment in Rodin Global Property Trust, Inc.’s offering may not exceed 10% of my net worth. x) If I am a Tennessee resident, I acknowledge that my investment must not exceed ten percent (10%) of my liquid net worth (excluding the value of an investor’s home, furnishings and automobiles). y) If I am a Vermont resident, I acknowledge that if I am a non-accredited investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investors’ total assets (not including home, home furnishings, or automobiles) minus total liabilities. SUBSTITUTE W-9: TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 4. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If custodial held account, Administrator or Custodian must sign. By signing the Subscription Agreement, you agree to provide the information in Section 8 and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to open your account. Signature of Investor (Required) Date (Required) Signature of Joint Investor (if applicable) Date Signature of Custodian or Administrator (if applicable) Medallion Signature Guarantee Stamp Here Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

8. BROKER DEALER OR RIA AND REGISTERED REPRESENTATIVE INFORMATION SELLING AGREEMENT MUST BE EXECUTED WITH CANTOR FITZGERALD TO BE LISTED AS AGENT/FIRM OF RECORD RIA (Registered Investment Advisor) Shares are being purchased net of commissions REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer. ALL FIELDS REQUIRED: Broker Dealer or RIA Name Broker Dealer or RIA Address City State Zip Phone Fax Email Financial Representative’s Name Financial Representative’s #/Branch ID Financial Representative’s Company Name Financial Representative’s Address City State Zip Phone Fax Email The investor’s financial advisor must sign below to complete the order. The financial advisor hereby warrants that he is duly licensed and may lawfully offer and sell the shares of common stock in the state where the sale was made and in the state designated as the investor’s legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified in this Subscription Agreement are true, correct and complete in all respects; (ii) discussed such investor’s prospective purchase of shares with such investor; (iii) advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on the transfer of the shares and the risk that the investor could lose his or her entire investment in the shares; (iv) delivered to such investor the Prospectus required to be delivered in connection with this subscription; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Rodin Global Property Trust, Inc. Signature of Financial Representative (Required) Date Broker Dealer Signature (Required) Date 9. INVESTMENT INSTRUCTIONS (for Custodial Accounts, Forward Subscription Agreement to the Custodian) By Wire Transfer By Mail (checks payable to: “Rodin Global Property Trust, Inc.” ) UMB Bank Rodin Global Property Trust, Inc. Account Name: Rodin Global Property Trust, Inc. c/o DST Systems, Inc. Routing Number: 101000695 Account Number: 9872232992 Regular Mail Overnight Delivery For Further Credit to: (Investor’s Name) P.O. Box 219206 430 W. 7th Street Kansas City, MO 64101 Kansas City, MO 64105 PLEASE NOTE: Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for Rodin Global Property Trust, Inc.” Once we have raised $2,000,000 in the offering, including investments from persons who are affiliated with us, our sponsors or our advisor you should make your check payable to “Rodin Global Property Trust, Inc.” For questions please contact our Call Center at (855) 9-CANTOR, option 2 6 Rodin Global Property Trust, Inc. | Subscription Agreement V1 02/17 CFRGPTSA1015-A

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Rodin Global Property Trust, Inc., a Maryland corporation (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Participants. “Participants” are holders of the Shares who elect to participate in the DRP.

2. Distribution Reinvestment. Exclusive of dividends and other distributions that the Company’s board of directors designates as ineligible for reinvestment through this DRP, the Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock (the “Shares”) to the purchase of additional Shares for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP. The Shares purchased pursuant to the DRP shall be of the same share class as the shares with respect to which the Participant is receiving cash distributions to be reinvested in the DRP.

3. Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s Subscription Agreement, enrollment form or other Company-approved authorization form. Shares will be purchased under the DRP on the date that the Company makes a Distribution.

4. Purchase of Shares. Until the Company establishes an estimated value per share of each class of Shares, Participants will acquire Shares at $25.00 Per Share. Once the Company establishes an estimated value per share of each class of Shares, Participants will acquire Shares at a price per share equal to the then-current NAV per Share for such class of Shares. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

5. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

6. Share Certificates. The Shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

7. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all Shares acquired by the Participant through the DRP.

8. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a

B-1

participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least four business days prior to the last business day prior to the payment of such Distribution. Notwithstanding the preceding sentence, if the Company announces a new estimated value per Share, then a Participant shall have no less than two business days after the date of such announcement to notify the Company in writing of Participant’s termination of participation in the DRP and Participant’s termination will be effective for the next date shares are purchased under the DRP. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

10. Amendment, Suspension or Termination of DRP by the Company. The Company may amend, suspend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission or (b) in a separate mailing to the participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

Rodin Global Property Trust, Inc.

Maximum Offering of

$1,250,000,000 in Shares of

Class A, Class T and Class I

Common Stock

PROSPECTUS

Cantor Fitzgerald & Co.

Until June 21, 2017, all dealers that effect transactions in these securities, whether or not participating in our offering, may be required to deliver a prospectus. This is in addition to the obligation of the dealers to deliver a prospectus when acting as participating broker-dealers.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

March 23, 2017

03/17	CFRGPTPRO1016 – A

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Rodin Global Property Trust, Inc. (the “Company”) in connection with the distribution of the securities being registered, other than selling commissions, the dealer manager fee and distribution fees. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$144,875
FINRA filing fee	188,000
Legal fees and expenses	3,000,000
Blue sky fees and expenses	350,000
Accounting fees and expenses	1,250,000
Sales and advertising expenses	1,750,000
Printing	2,731,000
Transfer agent and escrow agent fees and expenses	1,886,125
Due diligence expenses	1,200,000
Total	$12,500,000

Item 32. Sales to Special Parties

The Company’s directors and officers and, to the extent consistent with applicable laws and regulations, the employees of Rodin Global Property Advisors, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, will be allowed to purchase Class I Shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be the then current offering price per Class I Share net of dealer manager fees. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33. Recent Sales of Unregistered Securities

Sale to Cantor Fitzgerald Investors, LLC

In connection with the Company’s organization, in February 2016, it issued 8,180 Class A Shares to Cantor Fitzgerald Investors, LLC at a purchase price of $24.45 per share for an aggregate purchase price of $200,001. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”).

Item 34. Indemnification of Directors and Officers

Subject to the limitations set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. Under Maryland law, such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the limitations set forth below, the charter also provides that the Company shall indemnify and advance expenses to a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, in addition to the above limitations of the Maryland General Corporation Law, the Company’s charter provides that, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it hold an Indemnitee harmless for any liability or loss suffered by the Company, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written agreement to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the terms of these indemnification agreements, the Company will indemnify and advance expenses and costs incurred by its directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, the Company’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in its charter. The Company has also purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements. See Index to Consolidated Balance Sheet.

(b)	Exhibits. See the Exhibit Index on the page immediately preceding the signature page to this registration statement for a list of exhibits filed as part of this registration statement of Form S-11.

Item 37. Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and our offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	that for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of our offering;

(5)	that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6)	that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to our offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to our offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to our offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in our offering made by the registrant to the purchaser;

(7)	to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8)	to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9)	to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period;

(10)	to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the existing stockholders at least once each quarter after the distribution period of the offering has ended; and

(11)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Dealer Manager Agreement among Rodin Global Property Trust, Inc., Cantor Fitzgerald Investors, LLC and Cantor Fitzgerald & Co. dated March 23, 2017 (incorporated by reference to Exhibit 1.1 to the Company’s Form 10-Q filed on May 12, 2017)

1.2	Form of Selected Dealer Agreement (incorporated by reference to Exhibit 1.2 to the Company’s Form S-11 (File No. 333-214130), filed on October 17, 2016)

3.1	Second Articles of Amendment and Restatement of Rodin Global Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 12, 2017)

3.2	Second Amended and Restated Bylaws of Rodin Global Property Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on May 12, 2017)

4.1	Form of Subscription Agreement, included as Appendix A to the prospectus

4.2	Form of Distribution Reinvestment Plan, included as Appendix B to the prospectus

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

8.1	Opinion of Greenberg Traurig, LLP regarding certain federal income tax considerations (incorporated by reference to Exhibit 8.1 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

10.1	Escrow Agreement among Rodin Global Property Trust, Inc., UMB Bank, N.A., and Cantor Fitzgerald & Co. dated March 23, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on May 12, 2017)

10.2	Advisory Agreement by and among Rodin Global Property Trust, Inc., Rodin Global Property Trust Operating Partnership, L.P. and Rodin Global Property Advisors, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on May 12, 2017)

10.3	Agreement of Limited Partnership of Rodin Global Property Trust Operating Partnership, L.P. dated March 23, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on May 12, 2017)

10.4	Distribution Support Agreement between Cantor Fitzgerald Investors, LLC and Rodin Global Property Trust, Inc. dated March 23, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed on May 12, 2017)

10.5	Rodin Global Property Trust, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q filed on May 12, 2017)

10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

10.7	Reimbursement Agreement among Rodin Global Property Trust, Inc., Cantor Fitzgerald Investors, LLC and Rodin Global Property Trust OP Holdings, LLC dated March 23, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on May 12, 2017)

21.1	Subsidiaries of the Company

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1)

23.3	Consent of Ernst & Young LLP

23.4	Consent of Rosen Consulting Group (incorporated by reference to Exhibit 1.2 to the Company’s Form S-11 (File No. 333-214130), filed on October 17, 2016)

23.5	Consent of Robert A. Stanger & Co., Inc. (incorporated by reference to Exhibit 23.5 to the Company’s Post-Effective Amendment No. 1 to Form S-11 (File No. 333-214130), filed on August 14, 2017)

24.1	Power of Attorney (included on signature page to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-214130), filed on March 21, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 2017.

RODIN GLOBAL PROPERTY TRUST, INC.

By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on October 10, 2017.

Name	Title

/s/ Howard W. Lutnick Howard W. Lutnick	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Steve Bisgay Steve Bisgay	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Arthur F. Backal	Independent Director

* John M. Matteson	Independent Director

* Dean Palin	Independent Director

*By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Attorney-in-fact